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                                                          CONFORMED COPY

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                               PLAN OF MERGER AND

                               EXCHANGE AGREEMENT

                                  by and among

                                MCM GROUP, INC.,

                           GLOBAL DECISIONS GROUP LLC,

                             GDG MERGER CORPORATION,

                        CERTAIN STOCKHOLDERS NAMED HEREIN

                                       and

                          THE GOLDMAN SACHS GROUP, L.P.

                      ------------------------------------

                           Dated as of August 1, 1997

                      ------------------------------------

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                               TABLE OF CONTENTS

                                                                          Page

                                  ARTICLE I

                               THE TRANSACTIONS

1.1  Merger and Exchanges....................................................4
        1.1.1.  Consummation of the Transactions.............................4
        1.1.2.  Closing......................................................5
1.2  The Merger..............................................................7
        1.2.1.  Effect of the Merger.........................................7
        1.2.2.  Organizational Documents, Directors and
          Officers of the Surviving Corporation..............................7
        1.2.3.  Further Assurances...........................................8
        1.2.4.  Conversion of Common Stock and Options.......................8
        1.2.5.  Dissenting Shares...........................................10
        1.2.6.  MGI Certificates............................................10
1.3  Exchange of CERA Common Stock..........................................12
1.4  Exchange of GS LP Interest.............................................13
1.5  Grant of LLC Units and Contingent LLC Units to CERA
        Management Members..................................................14
1.6  Calculation of CERA CAGR...............................................16
1.7  No Fractional LLC Units................................................18
1.8  Adjustments to Per Share MGI Allocated LLC Units,
        etc.................................................................18
1.9     Treatment of the Transactions for Income Tax
        Purposes............................................................19

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

2.1  Representations and Warranties of the Stockholders
        and GS LP...........................................................20
        2.1.1.  Existence and Good Standing; No Violations;
          Consents and Approvals............................................21
        2.1.2.  Capitalization; Ownership...................................22
        2.1.3.  Financial Statements........................................24
        2.1.4.  Absence of Undisclosed Liabilities..........................24
        2.1.5.  Absence of Changes..........................................25
        2.1.6.  Taxes.......................................................26
        2.1.7.  Properties and Assets.......................................29
        2.1.8.  Contracts...................................................31
        2.1.9.  Intellectual Property.......................................32
        2.1.10.  Insurance..................................................34


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        2.1.11.  Litigation.................................................35
        2.1.12.  Compliance with Laws and Other Instruments.................36
        2.1.13.  Affiliate Relationships....................................36
        2.1.14.  Information in Registration Statement and
          Offer Documents...................................................36
        2.1.15.  Employees, Labor Matters, etc..............................37
        2.1.16.  ERISA......................................................37
        2.1.17.  Brokers....................................................40
        2.1.18.  Clients....................................................40
2.2  Representations and Warranties of the Stockholders.....................40
        2.2.1.  Authorization...............................................40
        2.2.2.  No Violations; Consents and Approvals.......................41
        2.2.3.  Ownership...................................................41
2.3  Additional Representations and Warranties of GS LP.....................42
        2.3.1.  Existence and Good Standing; Power and
          Authority.........................................................42
        2.3.2.  No Violations; Consents and Approvals.......................43
        2.3.3.  Ownership...................................................43
2.4  Representations and Warranties of MGI..................................44
        2.4.1.  Authorization...............................................44
        2.4.2.  No Violations; Consents and Approvals.......................45
        2.4.3.  Ownership...................................................45
        2.4.4.  Existence and Good Standing.................................46
        2.4.5.  Capitalization; Ownership...................................47
        2.4.6.  Financial Statements........................................48
        2.4.7.  Absence of Undisclosed Liabilities..........................49
        2.4.8.  Absence of Changes..........................................49
        2.4.9.  Taxes.......................................................51
        2.4.10.  Properties and Assets......................................53
        2.4.11.  Contracts..................................................55
        2.4.12.  Intellectual Property......................................56
        2.4.13.  Insurance..................................................58
        2.4.14.  Litigation.................................................59
        2.4.15.  Compliance with Laws and Other Instruments.................59
        2.4.16.  Affiliate Relationships....................................59
        2.4.17.  Information in Registration Statement and
          Offer Documents...................................................60
        2.4.18.  Employees, Labor Matters, etc..............................60
        2.4.19.  ERISA......................................................61
        2.4.20.  Brokers....................................................63
        2.4.21.  Vendor Distribution Firms and Customers....................63
2.5  Representations and Warranties of MGI, the Parent and
        Merger Sub..........................................................63
        2.5.1.  Limited Liability Company Status and
          Authority of the Parent...........................................64
        2.5.2.  Ownership and Status of Parent..............................64
        2.5.3.  Corporate Status, Ownership and Authority of
          Merger Sub........................................................65
        2.5.4.  No Violations; Consents and Approvals.......................66


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        2.5.5.  Information in Registration Statement and
          Offer Documents...................................................66
        2.5.6.  Brokers.....................................................67

                                   ARTICLE III

                                    COVENANTS

3.1  Covenants of the Stockholders..........................................67
        3.1.1.  Conduct of Business.........................................67
        3.1.2.  CERA Cash Distribution......................................71
        3.1.3.  Access and Information......................................72
        3.1.4.  Financial Information.......................................72
        3.1.5.  No Solicitation.............................................72
        3.1.6.  FIRPTA Affidavits...........................................73
3.2  Covenants of MGI.......................................................73
        3.2.1.  Conduct of Business.........................................73
        3.2.2.  CERA Distribution Loan......................................76
        3.2.3.  Financing...................................................76
        3.2.4.  Access and Information......................................76
        3.2.5.  Financial Information.......................................77
        3.2.6.  FIRPTA Certification........................................77
        3.2.7.  No Solicitation.............................................77
3.3  Covenants of GS LP.....................................................78
        3.3.1.  No Solicitation.............................................78
        3.3.2.  FIRPTA Affidavit............................................78
        3.3.3.  Consent and Waiver..........................................78
3.4  Additional Agreements..................................................79
        3.4.1.  Confidentiality.............................................79
        3.4.2.  Registration Statement......................................81
        3.4.3.  Public Announcements........................................82
        3.4.4.  Further Actions.............................................83
        3.4.5.  Tax Affairs.................................................84

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

4.1  Conditions to Obligations of Each Party................................85
        4.1.1.  HSR Act Notification........................................85
        4.1.2.  Other Governmental Approvals................................85
        4.1.3.  No Injunction, etc..........................................85
        4.1.4.  Registration Statement......................................86
        4.1.5.  Certain Distributions.......................................86
        4.1.6.  LLC Agreement...............................................86
4.2  Conditions to Obligations of MGI, the Parent and
        Merger Sub..........................................................86
        4.2.1.  Representations, Performance, etc...........................87
        4.2.2.  Material Adverse Effect.....................................88


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        4.2.3.  Employment Agreements.......................................88
        4.2.4.  Consulting and Indemnification Agreements...................88
        4.2.5.  Opinions of Counsel.........................................88
        4.2.6.  FIRPTA Affidavit............................................88
        4.2.7.  Consents and Approvals......................................88
        4.2.8.  Financing...................................................89
        4.2.9.  CERA Board of Directors.....................................89
        4.2.10.  CERA and GS LP Holder Information Forms....................89
        4.2.11.  Copyrights.................................................89
        4.2.12.  CERA Organizational Documents..............................89
        4.2.13.  Termination of Line of Credit..............................90
        4.2.14.  Proceedings................................................90
4.3  Conditions to Obligations of the Stockholders and GS
        LP..................................................................90
        4.3.1.  Representations; Performance................................90
        4.3.2.  Material Adverse Effect.....................................91
        4.3.3.  Opinion of Counsel..........................................91
        4.3.4.  Consents and Approvals......................................92
        4.3.5.  MGI Board of Directors......................................92
        4.3.6.  MGI Organizational Documents................................92
        4.3.7.  Proceedings.................................................92

                                    ARTICLE V

                                OTHER AGREEMENTS

5.1  Noncompetition.........................................................93
5.2  Enforceability of Covenants............................................94
5.3  Further Actions and Events.............................................95
        5.3.1.  Termination or Adoption of Certain
          Arrangements......................................................95
5.4  Certain Payments to CERA Management Members............................97
5.5  Grants of Options to Purchase LLC Units................................97

                                   ARTICLE VI

                                   TERMINATION

6.1  Termination............................................................98
6.2  Effect of Termination..................................................99


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                                   ARTICLE VII

                                 INDEMNIFICATION

7.1  Indemnification by the Stockholders and GS LP.........................100
7.2  Indemnification by MGI................................................101
7.3  Further Indemnification by GS LP......................................102
7.4  Payment Adjustments, etc..............................................102
7.5  Indemnification Procedures; Limitations...............................103
7.6  Survival of Representations and Warranties, etc.......................105

                                  ARTICLE VIII

                           DEFINITIONS; MISCELLANEOUS

8.1  Definition of Certain Terms...........................................106
8.2  Expenses..............................................................124
8.3  Severability..........................................................124
8.4  Notices...............................................................124
8.5  Miscellaneous.........................................................127
        8.5.1.  Headings...................................................127
        8.5.2.  Entire Agreement...........................................127
        8.5.3.  Counterparts...............................................127
        8.5.4.  Governing Law..............................................127
        8.5.5.  Binding Effect.............................................128
        8.5.6.  Assignment.................................................128
        8.5.7.  No Third Party Beneficiaries...............................128
        8.5.8.  Waiver of Jury Trial.......................................128
        8.5.9.  Amendment; Waivers.........................................129


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EXHIBITS

Exhibit A         --       CERA Management Members
Exhibit B         --       Form of Cambridge Energy Research
                           Associates, Inc. LLC Unit Grant Plan
Exhibit C         --       Initial CERA Option Grantees
Exhibit D         --       CERA Holder Information Form
Exhibit E         --       GS LP Holder Information Form
Exhibit F         --       Form of Contingent Option Agreement
Exhibit G         --       Form of Amended Certificate of
                           Incorporation of MGI
Exhibit H         --       MGI Holder Information Form
Exhibit I         --       Form of Amended and Restated Limited
                           Liability Company Agreement
Exhibit J         --       Form of Employment Agreement
Exhibit K         --       Form of MCM Group, Inc. Management LLC
                           Unit Option Plan
Exhibit L         --       Form of Cambridge Energy Research
                           Associates, Inc. Management LLC Unit
                           Option Plan
Exhibit M         --       CERA CAGR Formula
Exhibit N         --       Notice Addresses


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                  PLAN OF MERGER AND EXCHANGE AGREEMENT

            PLAN OF MERGER AND EXCHANGE AGREEMENT, dated as of August 1, 1997, by and among MCM Group, Inc., a Delaware corporation ("MGI"), Global Decisions Group LLC, a Delaware limited liability company (the "Parent"), GDG Merger Corporation, a Delaware corporation and a wholly owned subsidiary of the Parent ("Merger Sub"), the individuals and entities listed on the signature pages hereto under the heading "Stockholders" (the "Stockholders") and The Goldman Sachs Group, L.P., a Delaware limited partnership ("GS LP").


                          W I T N E S S E T H:

            WHEREAS, the Parent has been formed for the purpose of acquiring (i) all of the outstanding shares of capital stock of MGI through a merger of Merger Sub with and into MGI (the "Merger") and (ii) all of the outstanding shares of capital stock of Cambridge Energy Research Associates, Inc., a Massachusetts corporation ("CERA Inc."), and certain of the limited partnership interests of Cambridge Energy Research Associates Limited Partnership, a Delaware limited partnership ("CERA LP"), the general partner of which is CERA Inc., pursuant to the terms and conditions set forth in this Agreement (capitalized terms used herein without definition having the meanings specified therefor in Section 8.1);

            WHEREAS, on the date hereof, the Stockholders own, beneficially and of record, all of the outstanding shares (the "CERA Stockholders Common Stock") of Common Stock, par value $.01 per share ("CERA Voting Common Stock"), and NonVoting Common Stock, par value $.01 per share ("CERA NonVoting Common Stock" and, together with the CERA Voting Common Stock, "CERA Common Stock"), of CERA Inc., and GS LP owns, beneficially and of record, all of the outstanding limited partnership interests in CERA LP other than such partnership interests that are owned by CERA Inc. (the "GS Partnership Interest");

            WHEREAS, on the day immediately preceding the Closing Date, McCarthy, Crisanti & Maffei, Inc., a New York corporation and a wholly owned subsidiary of MGI ("MCM"), intends to lend up to $25,000,000 to CERA Inc. (the "CERA Distribution Loan"), and CERA Inc. will apply a portion of such funds, together with CERA Inc.'s available cash, to the extent necessary, to make a distribution to the Stockholders
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in an aggregate amount equal to $21,510,000 and will apply the remainder of such funds and available cash to purchase a portion of the GS Partnership Interest from GS LP for a purchase price of $2,390,000 (such applications of such funds and available cash, the "CERA Cash Distribution");

            WHEREAS, pursuant to the terms and conditions set forth in this Agreement, each of the Stockholders wishes to contribute to the Parent all of the shares of CERA Common Stock owned by such Stockholder in exchange (the "CERA Stock Exchange") for (i) units of capital of the Parent ("LLC Units") representing limited liability company interests in the Parent, (ii) CERA Contingent Options and (iii) the right to receive, under certain circumstances, Contingent LLC Units;

            WHEREAS, pursuant to the terms and conditions set forth in this Agreement, GS LP wishes to contribute to the Parent all of the GS Partnership Interest owned by it following the CERA Cash Distribution in exchange (the "GS Partnership Interest Exchange" and, together with the Merger and the CERA Stock Exchange, the "Transactions") for (i) LLC Units, (ii) GS Contingent Options and
(iii) the right to receive, under certain circumstances, Contingent LLC Units, whereupon the Parent will immediately transfer or cause to be transferred to CERA Inc. such GS Partnership Interest;

            WHEREAS, upon such transfer to CERA Inc. of such GS Partnership Interest, CERA Inc. will become the sole partner of CERA LP, and CERA LP will be dissolved by operation of law (the "CERA Roll-up");

            WHEREAS, pursuant to the terms and conditions set forth in this Agreement, Parent, Merger Sub and MGI wish to cause Merger Sub to be merged with and into MGI, and to cause the then outstanding shares of MGI Common Stock to be converted into LLC Units;

            WHEREAS, in connection with the Closing, the parties hereto agree to cause certain agreements and arrangements relating to (i) the ownership and operations of CERA Inc. and CERA LP and (ii) the relationship among CERA Inc., CERA LP and GS LP to be amended, terminated and/or replaced, in each case as further set forth herein;

            WHEREAS, promptly after the Closing Date, (i) the Parent will issue to CERA Inc., and CERA Inc. will transfer to the management employees of and consultants to CERA Inc. listed on Exhibit A hereto (the "CERA Management Members"),


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an aggregate of 106,875 LLC Units, and (ii) the Parent will enter into an agreement with CERA Inc., granting CERA Inc. the right to purchase, under certain circumstances, an aggregate of 7.125% of the Contingent LLC Units, and CERA Inc. will grant to the CERA Management Members a right to receive their respective pro rata portions of such Contingent LLC Units, in each case pursuant to the Cambridge Energy Research Associates, Inc. LLC Unit Grant Plan, substantially in the form of Exhibit B attached hereto, to be adopted by CERA Inc. simultaneously with the Closing (the "CERA LLC Unit Grant Plan") and CERA LLC Unit Grant Agreements to be entered into with each CERA Management Member;

            WHEREAS, promptly after the Closing Date, CERA Inc. will grant to the employees of and consultants to CERA Inc. listed on Exhibit C hereto (the "Initial CERA Option Grantees"), pursuant to the CERA Option Plan, options to purchase an aggregate of 231,500 LLC Units, at an exercise price of $18.31 per LLC Unit; and

            WHEREAS, MGI, the Parent, Merger Sub, the Stockholders and GS LP desire to make certain representations, warranties and agreements in connection with the Transactions and also to prescribe various conditions to the Transactions;

            NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived therefrom, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                THE TRANSACTIONS

            1.1  Merger and Exchanges.

            1.1.1. Consummation of the Transactions. Subject to the terms and conditions of this Agreement, on the Closing Date, (a) the Stockholders shall contribute to the Parent all of the shares of CERA Common Stock owned by each of them, and the Parent, in exchange therefor, shall issue to each of them the respective numbers of CERA Allocated LLC Units, shall grant to each of them the respective numbers of CERA Contingent Options and shall grant to each of them the right to receive the respective numbers of Contingent LLC Units, in each case as determined pursuant to Section 1.3,


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(b) GS LP shall contribute to the Parent all of the GS Partnership Interest owned by it following the CERA Cash Distribution, and the Parent, in exchange therefor, shall issue to GS LP the GS Allocated LLC Units, shall grant to GS LP the GS Contingent Options and shall grant to GS LP the right to receive 10% of the Contingent LLC Units, and (c) Merger Sub shall be merged with and into MGI, and the outstanding shares of MGI Common Stock shall be converted into the right to receive the number of LLC Units determined pursuant to Section 1.2.4(a).

            1.1.2. Closing. Subject to the satisfaction or waiver of all of the conditions to closing contained in Article IV, the closing of the Transactions (the "Closing") shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, as soon as the office of the Secretary of State of the State of Delaware shall be open for the filing of the Certificate of Merger, on the fifth Business Day after the satisfaction or waiver of the conditions to Closing contained in Sections 4.1.1, 4.1.2 and 4.1.4, or at such other time or on such other date as the parties may agree to in writing or to which the Closing shall be extended as a result of the proviso to Section 4.2.1(a)(i) or the proviso to Section 4.3.1(a)(i) (the date the Closing occurs is referred to herein as the "Closing Date").

            At the Closing:

            (a) the Stockholders shall deliver, or cause to be delivered, to the Parent, free and clear of any Liens, stock certificates representing all of the then outstanding shares of CERA Common Stock, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and bearing or accompanied by all requisite stock transfer stamps, and a completed and duly executed CERA Holder Information Form for each Stockholder, substantially in the form attached hereto as Exhibit D;

            (b) GS LP shall deliver, or cause to be delivered, to the Parent a duly executed and acknowledged instrument of assignment and assumption, assigning to the Parent all of the GS Partnership Interest then owned by GS LP, together with the certificates or instruments, if any, representing such GS Partnership Interest, and a completed and duly executed GS LP Holder Information Form, substantially in the form attached hereto as Exhibit E, and the Parent shall


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      deliver, or cause to be delivered, to CERA Inc. a duly executed and acknowledged instrument of assignment and assumption, assigning to CERA Inc. all of such GS Partnership Interest, together with the certificates or instruments, if any, representing such GS Partnership Interest, it being agreed that the Parent may direct GS LP to deliver such certificates or instruments directly to CERA Inc.;

            (c) the Parent shall deliver, or cause to be delivered, to each Stockholder and GS LP certificates representing the respective LLC Units to be issued to them on the Closing Date in exchange for their shares of CERA Common Stock or the GS Partnership Interest, as the case may be, and a Contingent Option Agreement, substantially in the form of Exhibit F hereto (each, a "Contingent Option Agreement"), evidencing the grant of Contingent Options to such Stockholder or GS LP, and shall grant to each of them the right to receive, under the circumstances described in Sections 1.3 and 1.4, their respective Contingent LLC Units;

            (d) MGI shall execute and file a Certificate of Merger (together with any other documents required by Applicable Law to effectuate the Merger) with the Secretary of State of the State of Delaware in accordance with Sections 251 and 103 of the DGCL (the "Certificate of Merger"). The Merger shall become effective simultaneously with the filing of the Certificate of Merger. The time when the Merger shall become effective is referred to in this Agreement as the "Effective Time";

            (e) the Parent shall deliver, or cause to be delivered, to the Exchange Agent certificates representing the respective LLC Units to be issued to each of the holders of shares of MGI Common Stock in exchange for such shares pursuant to Section 1.2.6;

            (f) each party hereto shall deliver, or cause to be delivered, to the other parties hereto the certificates and other documents required to be delivered pursuant to Article IV; and

            (g) the parties hereto shall cause the occurrence of the events and transactions set forth in Section 5.3.1, subject to the terms and conditions of, and as more fully described in, such Section.


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            1.2  The Merger.

            1.2.1. Effect of the Merger. In accordance with and subject to the terms and provisions of this Agreement and the DGCL, at the Effective Time: (i) the separate existence of Merger Sub shall cease and MGI shall be the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware; (ii) all rights, privileges, immunities, powers, purposes, franchises, properties and assets of MGI and Merger Sub shall vest in the Surviving Corporation; and (iii) all debts, liabilities, obligations, restrictions, disabilities and duties of MGI and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

            1.2.2. Organizational Documents, Directors and Officers of the Surviving Corporation. (a) Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of MGI shall be amended to read in its entirety as set forth in Exhibit G hereto, and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter amended, altered or repealed as provided therein or by Applicable Law.

            (b) By-Laws. From and after the Effective Time, the by-laws of Merger Sub in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter amended, altered or repealed as provided therein.

            (c) Directors and Officers. From and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of MGI immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation until his or her successor is elected or appointed, as the case may be, and qualified or until his or her earlier death, resignation, disqualification or removal.

            1.2.3. Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title


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

or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of MGI or Merger Sub, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to solicit in the name of MGI or Merger Sub any third party consents or other documents required to be delivered by any third party, to execute and deliver, in the name and on behalf of MGI or Merger Sub, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of MGI or Merger Sub, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of MGI or Merger Sub and otherwise to carry out the purposes of this Agreement.

            1.2.4. Conversion of Common Stock and Options. (a) Common Stock in General. Each share of MGI Common Stock outstanding at the Effective Time (except for (x) any shares of MGI Common Stock then held in the treasury of MGI and (y) Dissenting Shares) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive
9.55555 LLC Units, as such number may be adjusted pursuant to Section 1.8 (as so adjusted, the "Per Share MGI Allocated LLC Units").

            (b) Shares Held by MGI. Each share of MGI Common Stock that at the Effective Time is held in the treasury of MGI shall, by virtue of the Merger and without any action on the part of MGI, be cancelled and retired and cease to exist, without any conversion thereof.

            (c) No Rights as Stockholders. The holders of certificates representing shares of MGI Common Stock shall as of the Effective Time cease to have any rights as stockholders of MGI, except such rights, if any, as holders of Dissenting Shares may have pursuant to the DGCL, and, except as aforesaid, their sole right shall be the right to receive the number of LLC Units into which their respective shares of MGI Common Stock shall have been converted, as determined and issued in the manner set forth in this Agreement.

            (d) Employee Options. At the Effective Time, (i) each then outstanding option to purchase shares of MGI Common Stock (each such option, an "MGI Special Option") granted under the MCM Group, Inc. Special Stock Option Plan (such plan, the "MGI Special Options Plan") and (ii) each then outstanding option to purchase shares of MGI Common


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Stock (each such option, an "MGI Employee Option" and, together with the MGI
Special Options, the "Existing MGI Options") granted under the MCM Group, Inc. Stock Option Plan (such plan, the "MGI Management Option Plan" and, together with the MGI Special Options Plan, the "MGI Option Plans"), shall automatically be converted, without any action on the part of MGI or the holder of such Existing MGI Option, into an equivalent option to purchase from MGI a number of LLC Units equal to the product of (x) the Per Share MGI Allocated LLC Units and
(y) the number of shares of MGI Common Stock subject to such Existing MGI Option immediately prior to the Effective Time, for an exercise price per LLC Unit equal to the quotient obtained by dividing (i) the exercise price per share of MGI Common Stock of such Existing MGI Option by (ii) the Per Share MGI Allocated LLC Units. All other terms and conditions of the Existing MGI Options, including such terms relating to the vesting, exercisability and termination of such Existing MGI Options, shall remain in full force and effect following the Effective Time, as the same may be amended from time to time in accordance with the management stock option agreement entered into by and between MGI and each holder of Existing MGI Options.

            (e) Common Stock of Merger Sub. At the Effective Time, each share of common stock of Merger Sub then issued and outstanding shall, by virtue of the Merger and without any action on the part of Merger Sub, be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

            1.2.5. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of MGI Common Stock which are held by stockholders who shall have effectively dissented from the Merger and perfected their appraisal rights in accordance with the provisions of Section 262 of the DGCL (the "Dissenting Shares"), shall not be converted into or be exchangeable for the right to receive LLC Units, but the holders thereof shall be entitled to payment from the Surviving Corporation of the appraised value of such shares in accordance with the provisions of Section 262 of the DGCL.

            1.2.6. MGI Certificates. (a) Surrender of Certificates, etc. After the Effective Time, each holder of an outstanding certificate or certificates which immediately prior thereto represented shares of MGI Common Stock (the "MGI Certificates") shall, upon surrender to the Exchange

Agent of such MGI Certificate or Certificates and delivery to the Exchange Agent of a completed and duly executed MGI Holder Information Form, substantially in the form attached hereto as Exhibit H, be entitled to receive a certificate or certificates representing the aggregate number of LLC Units (each, an "LLC Certificate") into which the aggregate number of shares of MGI Common Stock previously represented by such MGI Certificate or Certificates surrendered shall have been converted pursuant to this Agreement. The Exchange Agent shall deliver all LLC Certificates which each holder of MGI Common Stock is entitled to receive pursuant to this Section 1.2.6(a) within ten Business Days following such holder's surrender of such holder's MGI Certificates. With respect to any MGI Certificate alleged to have been lost, stolen or destroyed, the owner or owners of such MGI Certificate shall be entitled to receive LLC Certificates in respect of such MGI Certificate upon delivery to the Exchange Agent of an affidavit of such owner or owners setting forth such allegation and a bond sufficient to indemnify the Parent and the Surviving Corporation against any claim that may be made against either of them on account of the alleged loss, theft or destruction of any such MGI Certificate or the delivery of such LLC Certificates.

            (b) Endorsement of MGI Certificates; Transfer Taxes. If an LLC Certificate is to be delivered to a Person other than the Person in whose name the MGI Certificate surrendered in exchange therefor is registered, it shall be a condition to delivery of such LLC Certificate that the MGI Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer, and that the Person requesting such LLC Certificate shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the MGI Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable.

            (c) Status of Certificates. Until surrendered in accordance with the provisions of this Section 1.2.6, from and after the Effective Time, each MGI Certificate (other than (i) MGI Certificates representing shares of MGI Common Stock held in the treasury of the Surviving Corporation and (ii) Dissenting Shares in respect of which appraisal rights are perfected) shall represent for all purposes only the right to receive such number of LLC Units as determined in the manner set forth in this Agreement and shall not itself represent an equity interest in the Parent, which shall be represented only by LLC Units.

            (d) No Further Transfers. After the Effective Time there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of MGI Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, MGI Certificates are presented to the Surviving Corporation, they shall be surrendered to the Exchange Agent and cancelled and exchanged for LLC Certificates only as provided in Section 1.2.6(a).

            1.3 Exchange of CERA Common Stock. At the Closing, each share of CERA Common Stock owned by a Stockholder immediately prior to the Closing shall be exchanged for (a) a number of LLC Units equal to (x) 1,243,125 as such number may be adjusted pursuant to Section 1.8 (as so adjusted, the "CERA Allocated LLC Units"), divided by (y) the aggregate number of shares of CERA Common Stock outstanding immediately prior to the Closing, (b) the grant by the Parent to each such Stockholder, pursuant to separate Contingent Option Agreements to be entered into at the Closing by and between the Parent and each such Stockholder, of an option (each such option, a "CERA Contingent Option") to purchase at a per LLC Unit price equal to $34.53 in the event that the CERA CAGR shall be equal to or greater than 20%, a number of LLC Units equal to the product of (x) (A) 88,870, as such number may be adjusted pursuant to Section 1.8 (as so adjusted, the "CERA Contingent Option LLC Units"), divided by (B) the aggregate number of shares of CERA Common Stock outstanding immediately prior to the Closing and (y) the number of shares of CERA Common Stock exchanged by such Stockholder in the CERA Stock Exchange, and (c) in the event that the CERA CAGR shall be equal to or greater than 16% (which event the parties hereto hereby agree shall indicate that the CERA Common Stock had a value as of the Closing Date in excess of the value initially agreed upon by the parties hereto), a right to receive additional LLC Units (which right shall be transferable only (1) by will or the laws of descent or distribution upon the death of a Stockholder who is a natural person, (2) in the case of a Stockholder who is a natural person, to a trust the only actual beneficiaries under which are such Stockholder and/or one or more of such Stockholder's brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants and (3) in the case of a Stockholder that is a trust, to the beneficiaries of such trust) as follows: each Stockholder who participated in the CERA Stock Exchange (or a permitted transferee of such right) shall be entitled to receive, as of June 30, 2000 or, in the event of the first to occur, prior to June 30, 2000, of a Sale of the Parent or CERA Inc., a Spin-Off of CERA Inc. or a Public Offering, as of the closing date of such Sale, Spin-Off or Public Offering, as the case may be, a number of Contingent LLC Units equal to the product of (x) (A) 82.875% of the Contingent LLC Units divided by (B) the aggregate number of shares of CERA Common Stock outstanding immediately prior to the Closing and (y) the number of shares of CERA Common Stock exchanged by such Stockholder in the CERA Stock Exchange.

            1.4 Exchange of GS LP Interest. At the Closing, the portion of the GS Partnership Interest owned by GS LP immediately prior to the Closing shall be exchanged for (a) 150,000 LLC Units, as such number may be adjusted pursuant to
Section 1.8 (as so adjusted, the "GS Allocated LLC Units"), (b) the grant by the Parent to GS LP, pursuant to a Contingent Option Agreement to be entered into at the Closing by and between the Parent and GS LP, of an option (such option, the "GS Contingent Option" and, together with the CERA Contingent Options, the "Contingent Options") to purchase at a per LLC Unit price equal to $34.53 in the event that the CERA CAGR shall be equal to or greater than 20%, 9,874 LLC Units, as such number may adjusted pursuant to Section 1.8 (as so adjusted, the "GS Contingent Option LLC Units"), and (c) in the event that the CERA CAGR shall be equal to or greater than 16% (which event the parties hereto hereby agree shall indicate that such portion of the GS Partnership Interest had a value as of the Closing Date in excess of the value initially agreed upon by the parties hereto), a right to receive additional LLC Units (which right shall not be transferable) as follows: GS LP shall be entitled to receive, as of June 30, 2000 or, in the event of the first to occur, prior to June 30, 2000, of a Sale of the Parent or CERA Inc., a Spin-Off of CERA Inc. or a Public Offering, as of the closing date of such Sale, Spin-Off or Public Offering, as the case may be, 10% of the Contingent LLC Units.

            1.5 Grant of LLC Units and Contingent LLC Units to CERA Management Members. Promptly after the Closing Date, (i) (A) the Parent shall issue to CERA Inc., for a purchase price per LLC Unit equal to the value per LLC Unit as of the Closing Date set forth in (or agreed upon pursuant to the provisions of)
Section 1.8, which purchase price shall be payable in cash or, at CERA Inc.'s option, by delivery of an interest-bearing promissory note (which interest will be payable in cash no less frequently than semi-annually) for such amount that will be payable at any time upon demand by the Parent, and (B) CERA Inc., pursuant to the CERA LLC Unit Grant Plan, shall grant to each CERA Management
Member who shall have entered into a CERA LLC Unit Grant Agreement with CERA Inc., such number of LLC Units (not to exceed an aggregate of 106,875 LLC Units) as is set forth opposite such CERA Management Member's name on Exhibit A hereto, and (ii) the Parent shall issue to CERA Inc. the right to purchase additional LLC Units, for a purchase price per LLC Unit equal to its fair market value (as determined in good faith by the Board of the Parent) at the time such Contingent LLC Units shall be deemed to have been issued pursuant to Section 1.6(b), and CERA Inc. shall grant to each such CERA Management Member, pursuant to a CERA LLC Unit Grant Agreement, a right to receive such additional LLC Units, as follows: in the event that the CERA CAGR shall be equal to or greater than 16%, CERA Inc. shall be entitled to purchase up to 7.125% of the Contingent LLC Units, and each such CERA Management Member shall be entitled to receive, as of June 30, 2000 or, in the event of the first to occur, prior to June 30, 2000, of a Sale of the Parent or CERA Inc., a Spin-Off of CERA Inc. or a Public Offering, as of the closing date of such Sale, Spin-Off or Public Offering, as the case may be, a number of Contingent LLC Units equal to the product of (x) (A) 7.125% of the Contingent LLC Units divided by (B) the aggregate number of LLC Units granted to the CERA Management Members pursuant to clause (i) of this Section
1.5 and (y) the number of LLC Units so granted to such CERA Management Member. If the employment of such CERA Management Member with (or, if such CERA Management Member is a consultant to rather than an employee of CERA Inc. or any of its Subsidiaries, the provision of services by such CERA Management Member
to) CERA Inc. or any of its Subsidiaries is terminated prior to June 30, 2000 or, in the event that, prior to June 30, 2000, a Sale of the Parent or CERA Inc., a Spin-Off of CERA Inc. or a Public Offering occurs, prior to the closing date of such Sale, Spin-Off or Public Offering, and (i) such employment or provision of services was terminated voluntarily by such CERA Management Member or by CERA Inc. or such Subsidiary for Cause (as defined in the CERA Option
Plan), then, immediately upon such termination of employment or provision of services, the right of such CERA Management Member to receive Contingent LLC Units shall terminate, and such CERA Management Member shall not be entitled to any payment in respect thereof, or (ii) such employment or provision of services was terminated for any other reason, then the right of such CERA Management Member to receive Contingent LLC Units shall terminate and, in lieu thereof, CERA Inc. shall pay to such CERA Management Member (or his or her permitted transferees as provided below), promptly after such termination of employment or provision of services, an amount in cash equal to the fair market value (as determined in good faith by the Board of the Parent), as of the date of such termination of employment or provision of services, of the number, if any, of Contingent LLC Units that would have been issuable to such CERA Management Member, based on the CERA CAGR as of such date (as determined in good faith by CERA Inc.), if the closing of a Nonqualifying Sale had occurred on such date. The right of each CERA Management Member to receive Contingent LLC Units pursuant to this Section 1.5 shall be transferable only (1) by will or the laws of descent or distribution upon the death of such CERA Management Member or (2) to a trust the only actual beneficiaries under which are such CERA Management Member and/or one or more of such CERA Management Member's brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants, provided that the Parent shall only be required to treat any such transferee as a permitted transferee for purposes of this Article I if it shall have received notice of such transfer.

            1.6 Calculation of CERA CAGR. (a) Not later than (x) 15 days after the audited financial statements of CERA Inc. for the fiscal year ended June 30, 2000 shall have been completed and delivered to the Parent or (y) if a Sale of the Parent or CERA Inc., a Spin-Off of CERA Inc. or a Public Offering shall be contemplated, five days prior to the scheduled closing date of such Sale, Spin-Off or Public Offering, the Board of the Parent shall determine, reasonably and in good faith, the CERA CAGR, and the Parent shall send a written notice to each Stockholder who participated in the CERA Stock Exchange, to GS LP and to each CERA Management Member who, as of the date of such notice, shall still have a right to receive Contingent LLC Units pursuant to Section 1.5 (or any permitted transferees of any of the foregoing), setting forth (i) the revenues of CERA Inc. for such fiscal year or, in the case of such Sale, Spin-Off or Public Offering, for the applicable period prior to such scheduled closing date, in each case as determined for purposes of calculating the CERA CAGR, (ii) the CERA CAGR and (iii) the number of Contingent LLC Units, if any, which each Stockholder, GS LP and each such CERA Management Member who shall still have a right to receive Contingent LLC Units pursuant to Section 1.5 (or any permitted transferees of any of the foregoing) have become entitled to receive (subject, in the case of such CERA Management Members, to the payment by CERA Inc. of the purchase price for the Contingent LLC Units to be issued to such CERA Management Members) pursuant to Sections 1.3, 1.4 and 1.5.

The determination by the Parent, as set forth in such notice, of the CERA CAGR and the number of Contingent LLC Units to be issued shall, in the absence of fraud, be final, conclusive and binding on the Stockholders, GS LP and the CERA Management Members.

            (b) In the case of clause (x) of Section 1.6(a), effective immediately upon the transmittal of the notice referred to in Section 1.6(a), or, in the case of clause (y) of Section 1.6(a), effective immediately prior to the closing of the Sale, Spin-Off or Public Offering referred to in such Section 1.6(a), each such Stockholder (or any permitted transferees of any of the foregoing) and GS LP shall be deemed, without any further action on the part of the Parent or any such Stockholder (or any permitted transferees of any of the foregoing) or GS LP, to be the owner, as of June 30, 2000 or immediately prior to the closing of such Sale, Spin-Off or Public Offering, as the case may be, of the respective number of Contingent LLC Units set forth in such notice. In the case of clause (x) of Section 1.6(a), effective immediately upon the later of
(i) the transmittal of the notice referred to in Section 1.6(a) and (ii) the payment by CERA Inc. of the purchase price for the Contingent LLC Units to be issued to CERA Management Members, or, in the case of clause (y) of Section 1.6(a), effective immediately prior to the closing of the Sale, Spin-off or Public Offering referred to in such Section 1.6(a) (provided that CERA Inc. shall have paid the purchase price for such Contingent LLC Units), each CERA Management Member who shall still have a right to receive Contingent LLC Units pursuant to Section 1.5 (or each of his or her permitted transferees) shall be deemed, without any further action on the part of the Parent, CERA Inc. or such CERA Management Member or permitted transferee, to be the owner, as of June 30, 2000 or immediately prior to the closing of such Sale, Spin-Off or Public Offering, as the case may be, of the respective number of Contingent LLC Units set forth in such notice. The Parent shall send to each such Stockholder, GS LP, each such CERA Management Member and each such permitted transferee a certificate or certificates representing such Contingent LLC Units promptly after delivery of the notice referred to in Section 1.6(a).

            (c) The Parent recognizes and understands that a significant portion of the consideration to be received by the Stockholders and GS LP in the CERA Stock Exchange and the GS Partnership Interest Exchange, respectively, is contingent and based upon the level of growth in revenues achieved by CERA Inc. during the three-year period between

June 30, 1997 and June 30, 2000. Accordingly, the Parent agrees to cooperate with CERA Inc. in CERA Inc.'s efforts to achieve the requisite level of revenue growth, principally by providing CERA Inc.'s management with the authority to manage and operate CERA Inc.'s business, subject to the reasonable oversight of CERA Inc.'s Board of Directors.

            1.7 No Fractional LLC Units. No certificates for fractions of LLC Units shall be issued pursuant to Section 1.2, 1.3, 1.4, 1.5 or 1.6. If the conversion of a Person's aggregate holdings of MGI Common Stock, or the aggregate number of LLC Units issuable to a Person at any time pursuant to the CERA Stock Exchange, the GS Partnership Interest Exchange or a Contingent Option or in connection with the Contingent LLC Units, results in a fractional LLC Unit, the aggregate number of LLC Units that such Person shall be entitled to receive shall be rounded to the nearest whole LLC Unit and, in the event that such aggregate number of LLC Units shall be rounded down, such Person shall not be entitled to any payment in respect of such fractional LLC Unit.

            1.8 Adjustments to Per Share MGI Allocated LLC Units, etc. The number of Per Share MGI Allocated LLC Units, CERA Allocated LLC Units, CERA Contingent Option LLC Units, Contingent LLC Units, GS Allocated LLC Units and GS Contingent Option LLC Units set forth in this Agreement represents the respective numbers of LLC Units initially agreed upon by the parties hereto. Prior to the Closing, MGI, the Founding Stockholders and GS LP may agree upon revised numbers of such LLC Units, such that the agreed-upon value per LLC Unit at the time of the Closing shall be equal to $10.00. In such case, the respective numbers of Per Share MGI Allocated LLC Units, CERA Allocated LLC Units, CERA Contingent Option LLC Units, Contingent LLC Units, GS Allocated LLC Units and GS Contingent Option LLC Units shall be adjusted by multiplying each such number by the quotient obtained by dividing (i) the value per LLC Unit at the time of the Closing that would result if the initial numbers of LLC Units referred to above were not to be so revised by (ii) $10.00. In the event that the numbers of such LLC Units are not so revised prior to the Closing pursuant to this Section 1.8, the value per LLC Unit at the time of the Closing shall be deemed to be equal to (A) the fair market value of the partnership interests in CERA LP as of the Closing Date (as determined by Houlihan Valuation Associates in the valuation report with respect to CERA LP to be prepared and delivered by it at or prior to the Closing) minus the amount of the CERA Cash Distribution divided by (B) 1,500,000.

            1.9 Treatment of the Transactions for Income Tax Purposes. The parties hereto agree that:

            (a) For Income Tax purposes, the conversion of MGI Common Stock into LLC Units, and the conversion of common stock of Merger Sub into common stock of the Surviving Corporation, in each case pursuant to the Merger, shall be treated as a contribution of such MGI Common Stock to the Parent in exchange for such LLC Units pursuant to section 721(a) of the Code.

            (b) For Income Tax purposes, the exchange of CERA Common Stock for LLC Units, Contingent LLC Units and CERA Contingent Options pursuant to the CERA Stock Exchange shall be treated as a contribution of such CERA Common Stock to the Parent in exchange for such LLC Units, such Contingent LLC Units and the right to acquire LLC Units upon exercise of the CERA Contingent Options pursuant to section 721(a) of the Code.

            (c) For Income Tax purposes, the exchange of the GS Partnership Interest owned by GS LP following the CERA Cash Distribution for LLC Units, Contingent LLC Units and GS Contingent Options pursuant to the GS Partnership Interest Exchange shall be treated as a contribution of such GS Partnership Interest to the Parent in exchange for such LLC Units, such Contingent LLC Units and the right to acquire LLC Units upon exercise of the GS Contingent Options pursuant to section 721(a) of the Code.

            (d) For Income Tax purposes, the fair market value of such MGI Common Stock, CERA Common Stock and GS Partnership Interest at the time of the contribution thereof for Income Tax purposes set forth in paragraphs
      (a), (b) and (c), respectively, of this Section 1.8 shall be equal to the values set forth therefor on Schedule B to the Amended and Restated Limited Liability Company Agreement of the Parent, to be dated as of the Closing Date (the "LLC Agreement").

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

            2.1 Representations and Warranties of the Stockholders and GS LP. The Stockholders and GS LP hereby jointly represent and warrant to MGI, the Parent and Merger Sub on the date hereof that the representations and warranties contained in this Section 2.1 are true and correct as of the date hereof, except to the extent that any such representation and warranty is expressly stated herein to be as of a date other than the date hereof, in which case such representation and warranty is true and correct as of such date, and in each case except as set forth in the section of the disclosure letter delivered by the Stockholders and GS LP to MGI on or before the date of this Agreement (the "CERA Disclosure Letter") that corresponds to the subsection of this Agreement in respect of which such exception is being made.

            2.1.1. Existence and Good Standing; No Violations; Consents and Approvals. (a) CERA Inc. is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. CERA LP is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. There is no bankruptcy, reorganization or similar proceeding pending against CERA Inc., CERA LP or any of the partners of CERA LP. Each of CERA Inc. and CERA LP has all necessary corporate or partnership power and authority, as the case may be, to own, lease or license the property owned or used by it, and to conduct its business as and in the places where its business is now being conducted. Section 2.1.1(a) of the CERA Disclosure Letter sets forth a description (including the name of each party thereto and of each written agreement relating thereto or, if no such written agreement exists, a description of the material terms thereof) of each joint venture or partnership (other than CERA LP), or similar agreement or arrangement involving a sharing of profits or expenses during the 10-month period ended April 30, 1997 in excess of $10,000 in the case of any such agreement or arrangement or $25,000 in the aggregate in the case of all such agreements or arrangements, to which either CERA Inc. or CERA LP is a party or by which either of them may be bound. Except as set forth in Section 2.1.1(a) of the CERA Disclosure Letter, each of CERA Inc. and CERA LP is duly qualified or licensed to do business and is in good standing in each of the jurisdictions in which the nature of its business or the properties owned or leased by it makes such qualification or licensing necessary, but any failure to so qualify or be licensed in any such jurisdiction does not have and would not reasonably be expected to have a CERA Material Adverse Effect.

            (b) Except as set forth in Section 2.1.1(b) of the CERA Disclosure Letter, the execution, delivery and performance by each of the Stockholders and GS LP of this Agreement and the other agreements and instruments to be entered into by it in connection herewith, and the consummation of the transactions contemplated hereby and thereby to be consummated by it, do not and will not, with or without the giving of notice or the lapse of time or both: (i) violate, conflict with or result in a breach or default under any provision of the Organizational Documents of CERA Inc. or CERA LP, including the Existing Partnership Agreement; (ii) violate any statute, ordinance, rule, regulation or Order of any court or of any Governmental Authority applicable to CERA Inc. or CERA LP, or by which any of CERA Inc.'s or CERA LP's respective properties or assets may be bound; (iii) require CERA Inc. or CERA LP to obtain the Consent of any Governmental Authority or any other Person, except, in the case of the CERA Roll-up only, for failures to obtain such Consents that, individually or in the aggregate, would not reasonably be expected to have a CERA Material Adverse Effect; or (iv) result in a violation or breach of, conflict with, constitute a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of CERA Inc.'s or CERA LP's properties or assets under, any of the terms of any note, agreement, contract, license, lease or other instrument or obligation to which CERA Inc. or CERA LP is a party or by which CERA Inc., CERA LP or their respective properties or assets may be bound, except, with respect to clause
(iv) of this Section 2.1.1(b), in the case of the CERA Roll-up only, for violations, breaches, conflicts, defaults, terminations, cancellations, payments, accelerations and Liens that, individually or in the aggregate, would not reasonably be expected to have a CERA Material Adverse Effect.

            2.1.2. Capitalization; Ownership. (a) The authorized capital stock of CERA Inc. consists of 200,000 shares of CERA Voting Common Stock, of which 188,000 shares are issued and outstanding as of the date hereof, and 200,000 shares of CERA Non-Voting Common Stock, of which 52,006 shares are issued and outstanding as of the date hereof. All of the outstanding shares of CERA Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

            (b) The general and limited partners of CERA LP are set forth in
Section 2.1.2(b) of the CERA Disclosure Letter and own such number of units representing partnership interests in CERA LP as are set forth in Section 2.1.2(b) of the CERA Disclosure Letter. CERA LP has no Subsidiaries. Neither CERA Inc. nor CERA LP holds, beneficially or of record, any capital stock or other equity interests of any Person other than, in the case of CERA Inc., of CERA LP, except for publicly traded equity securities not exceeding 10% of the outstanding equity securities of such Person or in connection with short-term investments or cash management. The partnership interests in CERA LP that are owned, beneficially and of record, by CERA Inc. are described in Section 2.1.2(b) of the CERA Disclosure Letter, are owned by CERA Inc. free and clear of any Liens, and will be so owned as of the Closing Date.

            (c) Except as set forth in the CERA Stockholders Agreement, the Existing Partnership Agreement or the GS Purchase Agreement, there are no preemptive or similar rights with respect to the CERA Common Stock or partnership interests in CERA LP. Except for this Agreement, the Existing Partnership Agreement, the CERA Stockholders Agreement and the GS Purchase Agreement and as set forth in Section 2.1.2(c)(i) of the CERA Disclosure Letter, no (i) subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating any Stockholder, GS LP, CERA Inc. or CERA LP to issue or sell any shares of capital stock of CERA Inc. or any other equity interests therein, or to issue or transfer any partnership interests in CERA LP or (ii) securities convertible into or exchangeable for any such shares or interests are outstanding, and no authorization therefor has been given. Except as set forth in the GS Purchase Agreement and the stock restriction agreements and documents listed in Section 2.1.2(c) of the CERA Disclosure Letter, there are no outstanding contractual obligations of CERA Inc. or CERA LP to repurchase, redeem or otherwise acquire any CERA Common Stock or any of its partnership interests, respectively.

            2.1.3. Financial Statements. (a) CERA Inc. has delivered to MGI and the Parent complete and correct copies of the audited financial statements of CERA LP as at and for the fiscal years ended June 30, 1996, 1995 and 1994, together with the respective opinions thereon of KPMG Peat

Marwick LLP, the independent public accountants of CERA LP, for each such fiscal year, and the unaudited financial statements of CERA LP as at and for the nine-month period ended March 31, 1997, including in each case a balance sheet, a statement of income, a statement of equity and a statement of cash flows, and, in the case of such audited financial statements, accompanying notes (the "CERA Financial Statements").

            (b) The CERA Financial Statements present fairly in all material respects the financial position of CERA LP as at the respective dates or for the respective periods thereof, and have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods presented in the CERA Financial Statements subject, in the case of interim unaudited CERA Financial Statements, only to normal recurring year-end adjustments and the absence of notes. The books and records of CERA Inc. and CERA LP have been maintained in the ordinary course of business.

            2.1.4. Absence of Undisclosed Liabilities. Neither CERA LP nor CERA Inc. has any liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (a) as set forth in Section 2.1.4 of the CERA Disclosure Letter, (b) as and to the extent disclosed or reserved against in the unaudited balance sheet of CERA LP, dated March 31, 1997, that has been delivered to MGI, or specifically disclosed in the notes thereto, (c) for liabilities and obligations that are incurred in the ordinary course of business after the date of such balance sheet, are consistent with past practices and are not prohibited by this Agreement, (d) for liabilities and obligations that are expressly contemplated by this Agreement and (e) for liabilities and obligations that, individually or in the aggregate, are not and would not reasonably be expected to have a CERA Material Adverse Effect.

            2.1.5. Absence of Changes. Since March 31, 1997, except as set forth in Section 2.1.5 of the CERA Disclosure Letter or except as expressly contemplated by this Agreement, the business of CERA Inc. and CERA LP has been conducted in the ordinary course consistent with past practices and neither CERA Inc. nor CERA LP has: (a) suffered any CERA Material Adverse Effect, (b) modified or amended any material term of any material agreement, contract or commitment attached as an Exhibit to this Agreement or listed in Section 2.1.8 of the CERA Disclosure Letter, or (c) entered into any material transaction other than in the ordinary course of business consistent with past practices. Since March 31, 1997, except as set forth in Section 2.1.5 of the CERA Disclosure Letter, except as expressly contemplated by this Agreement or, as of the Closing Date with respect to matters occurring on or after the date hereof, except in compliance with the provisions of Sections 3.1.1 and 3.1.2, neither CERA LP nor CERA Inc. has (i) authorized, declared or paid or made any dividend or other distribution in respect of its capital stock or partnership interests, as the case may be, or purchased, redeemed, issued or transferred or agreed to purchase, redeem, issue or transfer, directly or indirectly, any shares of its capital stock or partnership interests, warrants, options or other rights to acquire any such shares or partnership interests or securities convertible into or exchangeable for any such shares or partnership interests, (ii) incurred any indebtedness for borrowed money, guaranteed any such indebtedness, issued or sold any debt securities or guaranteed any debt securities of others, (iii) (x) entered into or amended any employment, retention, severance, change in control or similar agreement or arrangement of the type described in Section 2.1.8(c) (taking into account the dollar thresholds set forth in such subsection) with, (y) established or amended any material employee compensation or benefit plan or practice maintained for the benefit of, or (z) paid or accrued any bonus or deferred compensation for or in respect of, any current or former director, officer, stockholder, partner or employee of CERA Inc. or CERA LP, in the case of clause (x) or (y), other than in the ordinary course of business consistent with past practices, (iv) entered into any agreement, contract or commitment (other than this Agreement) for the sale of CERA Inc., CERA LP, the assets of CERA Inc. and/or CERA LP or any equity interests in CERA Inc. or partnership interests in CERA LP, or (v) taken any action or omitted to take any action (or committed to take any action or omit to take any action) that would result in the occurrence of any of the foregoing.

            2.1.6. Taxes. (a) Filing of Returns and Payment of Taxes. Except as set forth in Section 2.1.6(a) of the CERA Disclosure Letter, all material Returns required to be filed by or on behalf of CERA LP or CERA Inc. ("CERA Returns") on or before the Closing Date have (or by the Closing Date will have) been duly and timely filed, and neither CERA LP nor CERA Inc. is currently the beneficiary of any extension of time within which to file any CERA Return. Except for Taxes set forth in Section 2.1.6(a) of the CERA Disclosure Letter, which are being contested in good faith and by appropriate proceedings or which can be paid without interest or penalties, the following Taxes (collectively, "CERA Taxes") have (or by the Closing Date will have) been duly and timely paid: (i) all Taxes shown to be due on the CERA Returns and (ii) all material Taxes due and payable on or before the Closing Date that are or may become payable by CERA LP or CERA Inc. or chargeable as a Lien upon the assets thereof (whether or not shown on any CERA Return). Except as set forth in Section 2.1.6(a) of the CERA Disclosure Letter, all material Employment and Withholding Taxes required to be paid or withheld by or on behalf of CERA LP or CERA Inc. or for which CERA LP or CERA Inc., as the case may be, is or may become liable ("CERA Employment and Withholding Taxes") have been either duly and timely paid to the proper Governmental Authority or properly set aside in accounts for such purpose.

            (b) Extensions, etc. Except as set forth in Section 2.1.6(b) of the CERA Disclosure Letter, no written agreement or other document extending, or having the effect of extending, the period of assessment or collection of any CERA Taxes or CERA Employment and Withholding Taxes, and no power of attorney with respect to any such Taxes, has been executed or filed with the IRS or any other taxing authority.

            (c) Tax Filing Groups; Income Tax Jurisdictions. Neither CERA LP nor CERA Inc. is or has been a member of any affiliated, consolidated, combined or unitary group for purposes of filing Returns or paying Taxes. Set forth in
Section 2.1.6(c) of the CERA Disclosure Letter are all countries, states, provinces, cities or other jurisdictions in which CERA LP or CERA Inc. currently files or has filed an Income Tax Return within the last three years.

            (d) Copies of Returns; Audits, etc. The Founding Stockholders and GS LP have (or by the Closing Date will have) delivered to MGI and the Parent complete and accurate copies of all CERA Returns with respect to all periods beginning on or after July 1, 1993 that have been filed or will be required to be filed (after giving effect to all valid extensions of time for filing) by CERA LP or CERA Inc. on or before the Closing Date. Except as set forth in
Section 2.1.6(d) of the CERA Disclosure Letter, (i) no CERA Taxes or CERA Employment and Withholding Taxes have been asserted by any Governmental Authority since January 1, 1994 to be due, (ii) no revenue agent's report or written assessment for Taxes has been issued by any Governmental Authority in the course of any audit that has been completed since

July 1, 1993 with respect to CERA Taxes or CERA Employment and Withholding Taxes and (iii) no issue has been raised by any Governmental Authority in the course of any audit that has not been completed with respect to CERA Taxes or CERA Employment and Withholding Taxes, which issue has been raised in a writing that has been received by any of the Stockholders, GS LP, CERA LP or CERA Inc. Except as set forth in Section 2.1.6(d) of the CERA Disclosure Letter, no CERA Return is currently under audit by any other taxing authority, and no CERA Employment and Withholding Taxes are currently under audit by any taxing authority. Except as set forth in Section 2.1.6(d) of the CERA Disclosure Letter, neither the IRS nor any other taxing authority is now asserting in writing against CERA LP or CERA Inc. any adjustment or any deficiency or claim for additional Taxes or Employment and Withholding Taxes.

            (e) Section 1445(a) of the Code. No amount will be required to be deducted or withheld pursuant to section 1445(a) of the Code in connection with the CERA Cash Distribution, the CERA Stock Exchange or the GS Partnership Interest Exchange.

            (f) Tax Sharing Agreements. Neither CERA LP nor CERA Inc. is a party to or bound by or has any obligation under any Tax sharing agreement or arrangement.

            (g) Tax Status of CERA LP and CERA Inc. CERA LP is not and has never been at any time treated as an association taxable as a corporation for federal Income Tax purposes. CERA LP is and has been since its inception treated as a partnership for federal and all relevant state or local Income Tax purposes. CERA Inc. is and has been duly qualified as an "S corporation" within the meaning of section 1361(a) of the Code for federal Income Tax purposes, pursuant to an election filed by CERA Inc. on December 5, 1986 and effective as of July 1, 1987. Section 2.1.6(g) of the CERA Disclosure Letter sets forth a list of each Tax jurisdiction in which a valid S corporation election for CERA Inc. is in effect, or CERA Inc. is otherwise treated as an S corporation for state or local Income Tax purposes, and the date beginning with which such election or treatment has been continuously in effect.

            (h) Section 754 of the Code. An election under Section 754 of the Code is not in effect with respect to CERA LP.

            (i) Disclosure. Each subsection of Section 2.1.6 of the CERA Disclosure Letter sets forth, for each relevant item set forth in such subsection thereof, the name of the entity, the taxing jurisdiction, the type of Tax and the taxable period or periods involved.

            2.1.7. Properties and Assets. (a) Except insofar as would not have, or reasonably be expected to have, a CERA Material Adverse Effect, each of CERA LP and CERA Inc. has good and valid title to, or otherwise has sufficient and legally enforceable right to use, all of the properties and assets (real, personal or mixed, tangible or intangible, including Intellectual Property), used or held for use in connection with, necessary for the conduct of, or otherwise material to, the businesses conducted by it (the "CERA Assets"). Except as set forth in Section 2.1.7(a) of the CERA Disclosure Letter, the CERA Assets that are owned by CERA Inc. or CERA LP are owned free and clear of any Liens other than (i) liens for Taxes not yet due and payable or that are being contested in good faith and by appropriate proceedings, (ii) statutory liens incurred in the ordinary course of business that, individually and in the aggregate, have not had and would not reasonably be expected to have a CERA Material Adverse Effect, and (iii) encumbrances and easements that do not materially detract from the value or materially interfere with the use of the properties affected thereby (the exceptions described in the foregoing clauses
(i), (ii) and (iii) being referred to as "Permitted CERA Liens").

            (b) Neither CERA Inc. nor CERA LP owns any real property. Section 2.1.7(b) of the CERA Disclosure Letter contains a complete and correct list of all real property leases, subleases and occupancy agreements to which either CERA LP or CERA Inc. is a party (each, a "CERA Lease") setting forth the address, landlord and tenant for each CERA Lease. CERA Inc. and CERA LP have delivered to MGI and the Parent correct and complete copies of the CERA Leases. Except insofar as would not have, or reasonably be expected to have, a CERA Material Adverse Effect, (i) each CERA Lease, other than the CERA Lease with respect to CERA LP's principal offices in Cambridge, Massachusetts, is legal, valid, binding, in full force and effect and enforceable against CERA Inc. or CERA LP, as the case may be, and, to the knowledge of any Stockholder, GS LP, CERA Inc. or CERA LP, against the other parties thereto, (ii) neither CERA LP nor CERA Inc. is in default, violation or breach under any such CERA Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach under any such CERA Lease and (iii) each such CERA Lease grants the tenant under such CERA Lease the right to use and occupy the premises and rights demised and intended to be demised thereunder, which right is sufficient for the purposes for which such premises and rights are or are contemplated to be used or occupied by such tenant. The CERA Lease with respect to CERA LP's principal offices in Cambridge, Massachusetts (the "CERA Headquarters Lease") is legal, valid, binding, in full force and effect and enforceable against CERA Inc. or CERA LP, as the case may be, and, to the knowledge of any Stockholder, GS LP, CERA Inc. or CERA LP, the other parties thereto. Neither CERA LP nor CERA Inc. is in default, violation or breach in any material respect under the CERA Headquarters Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach under the CERA Headquarters Lease that would reasonably be expected to have a CERA Material Adverse Effect. The CERA Headquarters Lease grants the tenant thereunder the right to use and occupy the premises and rights demised and intended to be demised thereunder, which right is sufficient for the purposes for which such premises and rights are or are contemplated to be used or occupied by such tenant.

            2.1.8. Contracts. Section 2.1.8 of the CERA Disclosure Letter sets forth a correct and complete list, as of the date hereof, of all agreements, contracts and commitments (including the names of each party thereto), or, in the case of clause (a) below, of all clients party to all agreements, contracts and commitments, of the following types (taking into account any specified dollar thresholds) to which either CERA LP or CERA Inc. or, if the subject matter of such agreement, contract or commitment constitutes part of the business conducted by CERA Inc. or CERA LP, any Founding Stockholder is a party or by or pursuant to which either CERA LP or CERA Inc. is bound or is receiving (or will receive) payments or other benefits even if not a party to such agreement: (a) each client party to any contract or group of contracts, including any oral arrangements relating thereto or extensions thereof, with respect to which client CERA LP or CERA Inc. accrued (for financial reporting purposes), for the 10-month period ended April 30, 1997, revenues in excess of $200,000 in the aggregate, (b) loan agreements and other agreements relating to indebtedness for borrowed money, promissory notes, bonds, guaranties, letters of credit, credit facilities, mortgages, security agreements, pledge agreements, deferred purchase price agree-ments, sale and leaseback agreements or similar agreements, (c) (i) employment, consulting and agency agreements or arrangements involving, during the 10-month period ended April 30, 1997, accruals (for financial reporting purposes) by CERA Inc. or CERA LP in excess of $25,000 with respect to any particular such agreement or arrangement, other than any employment or consulting agreement or arrangement involving accruals during such period of less than $90,000 that is terminable at will or subject to such limitations on termination as may be imposed by Applicable Law, by the applicable employer or entity being provided with consulting services, without the payment of any amount in excess of such amount as may be required by Applicable Law, or (ii) severance, retention, bonus, change in control and other similar agreements or arrangements involving, during the 10-month period ended April 30, 1997 (or reasonably expected as of the date hereof to involve in any fiscal year of CERA Inc. commencing after June 30, 1997), accruals (for financial reporting purposes) by CERA Inc. or CERA LP in excess of $25,000 with respect to any particular such agreement or arrangement or in excess of $100,000 with respect to all such agreements and arrangements in the aggregate, (d) any contracts or other documents that on or after the Closing Date substantially limit or will limit the freedom of CERA LP or CERA Inc. to compete in any line of business and (e) any other contract or commitment that is material to CERA LP, CERA Inc. or their respective businesses or not made in the ordinary course of business. Neither CERA LP, CERA Inc., any Stockholder, GS LP nor, to the knowledge of any Stockholder, GS LP, CERA LP or CERA Inc., any other party, is in breach or default in any material respect under any of the agreements, contracts or commitments set forth in Section 2.1.8 of the CERA Disclosure Letter and, except as set forth in Section 2.1.8 of the CERA Disclosure Letter, there exists no event or condition (including the Transactions) which has resulted or would result in a material breach or default thereunder upon the giving of notice, the passage of time or both. All the agreements, contracts and commitments set forth in Section 2.1.8 of the CERA Disclosure Letter are legal, valid, binding, in full force and effect and enforceable against CERA LP, CERA Inc. or the applicable Founding Stockholder, as the case may be, except for such agreements, contracts and commitments as would not reasonably be expected to result in a CERA Material Adverse Effect.

            2.1.9. Intellectual Property. (a) Schedule of Intellectual Property.
Section 2.1.9(a) of the CERA Disclosure Letter sets forth a correct and complete list of all of the material trade or service marks, registered copyrights and all other material Intellectual Property (other than unregistered copyrights) used or held for use in connection with, necessary for the conduct of, or otherwise material to the business and operations of CERA Inc. and CERA LP (the "CERA Intellectual Property") and sets forth the owner and nature of the interest of CERA LP or CERA Inc. therein. All of the material copyrights used or held for use in connection with, necessary for the conduct of, or otherwise material to the business and operations of CERA Inc. and CERA LP have been duly registered. Section 2.1.9(a) of the CERA Disclosure Letter sets forth a correct and complete list of all material licenses, sublicenses or other similar material agreements (including any amendments thereto) to which CERA Inc. or CERA LP is a party, by which either of them is bound or under which either of them receives any benefits, relating to any CERA Intellectual Property (the "CERA Licenses"). Each CERA License is legal, valid, binding, in full force and effect and enforceable against CERA LP or CERA Inc., as applicable, and neither CERA Inc., CERA LP nor, to the knowledge of any Stockholder, GS LP, CERA LP or CERA Inc., any other party thereto is in breach or default in any material respect under any CERA License and there exists no event or condition (including the Transactions) which has resulted or would result in a material breach or default thereunder upon the giving of notice, the passage of time or both. Except as set forth in Section 2.1.9(a) of the CERA Disclosure Letter, CERA LP or CERA Inc. has and immediately after the Closing will have the legal right to use the CERA Intellectual Property in connection with the business as currently conducted or contemplated to be conducted by CERA Inc. and CERA LP.

            (b) No Infringement, etc. Except as disclosed in Section 2.1.9(b) of the CERA Disclosure Letter, the business and operations of CERA Inc. and CERA LP as currently conducted do not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property, and neither CERA Inc., CERA LP nor any of their Affiliates has received notice or has actual knowledge of any such infringement or conflict, except such infringements and conflicts as, individually and in the aggregate, have not had and would not reasonably be expected to have a CERA Material Adverse Effect. To the knowledge of any of the Stockholders, GS LP, CERA Inc. or CERA LP, none of the CERA Intellectual Property owned by CERA Inc. or CERA LP is being materially infringed or, other than pursuant to license agreements in the ordinary course of business, otherwise materially used or available for use by any Person other than CERA Inc. or CERA LP. No CERA Intellectual Property owned by CERA Inc. or CERA LP is subject to any outstanding Order or agreement restricting the use thereof by CERA Inc. or CERA LP with respect to its business or restricting the licensing thereof by CERA Inc. or CERA LP to any Person. Each trademark, trade dress or service mark and any registration or application therefor, mask work, copyright registration or application therefor included in any CERA Intellectual Property owned by CERA Inc. or CERA LP is in proper form and has been properly maintained in all material respects and has otherwise been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, the United States Copyright Office or such other applicable filing offices, domestic or foreign, and CERA Inc. or CERA LP has taken reasonable actions to ensure protection under any applicable laws, and such registrations, filings, issuances and other actions remain in full force and effect. Except as set forth in Section 2.1.9(b) of the CERA Disclosure Letter, neither CERA Inc. nor CERA LP has entered into any agreement to indemnify any other Person against any charge of infringement, dilution or violation of Intellectual Property rights, other than pursuant to any such agreements entered into in connection with the use of commercially available information systems applications or entered into in the ordinary course of business in connection with the provision to clients of reports by CERA Inc. or CERA LP.

            2.1.10. Insurance. Set forth in Section 2.1.10 of the CERA Disclosure Letter is a complete and correct list of all of the insurance policies, including, without limitation, key man insurance policies, which are maintained for the benefit of CERA LP or CERA Inc. or with respect to the businesses conducted by CERA Inc. or CERA LP, the CERA Assets or both, together with a description with respect to each policy of the amount and types of coverage, limits and deductibles, inception and expiration dates and insurance carrier. CERA Inc. and CERA LP have made available to MGI complete and correct copies of all such policies together with all riders and amendments thereto. Such policies are in full force and effect and all premiums due thereon have been paid. Such policies, with respect to their amounts and types of coverage and limitations as to deductibles and self-insured retentions, are, to the knowledge of any of the Stockholders, GS LP, CERA Inc. or CERA LP, adequate and customary to insure against risks to which CERA Inc., CERA LP or the CERA Assets are normally exposed in the operation of the businesses conducted by CERA Inc. and CERA LP.

            2.1.11. Litigation. Except as set forth in Section 2.1.11 of the CERA Disclosure Letter, there is no claim, action, suit, litigation or proceeding at law or in equity, or investigation, arbitration, administrative or other proceeding (each, "Litigation") by or before any governmental or other instrumentality or agency, pending (in the case of pending investigations only, to the knowledge of any Stockholder, GS LP, CERA LP or CERA Inc., and in the case of all other pending Litigation, without regard to knowledge), or, to the knowledge of any Stockholder, GS LP, CERA LP or CERA Inc., threatened, (i) against or affecting CERA LP, CERA Inc., the CERA Common Stock, the partnership interests in CERA LP, the CERA Assets or the businesses conducted by CERA Inc. and CERA LP, that would reasonably be expected to result in liability on the part of CERA Inc. or CERA LP in an amount in excess of $100,000 in the aggregate or (ii) seeking to prevent or challenging the transactions contemplated by this Agreement. There are no outstanding orders, judgments, injunctions, awards, decrees or writs (each, an "Order") issued by any federal, state or local governmental authority, agency, board, commission, judicial, regulatory or administrative body, to which either CERA LP or CERA Inc. is a party or against either CERA LP or CERA Inc., or that, to the knowledge of any of the Stockholders, GS LP, CERA Inc. or CERA LP, have or would reasonably be expected to have a CERA Material Adverse Effect.

            2.1.12. Compliance with Laws and Other Instruments. Each of CERA LP and CERA Inc. and, to the extent that any action taken is or has been on behalf of or for the benefit of the businesses conducted by CERA Inc. or CERA LP (and excluding any actions solely in a Stockholder's personal capacity), each Stockholder is operating, and has at all times operated such business, in compliance with all laws, ordinances, rules and regulations (including all Environmental Laws and the respective Organizational Documents of each of CERA LP and CERA Inc.) and Orders applicable to CERA LP, CERA Inc., such business, any of the CERA Assets or the use, ownership and operation thereof, except to the extent that failures to be in such compliance would not, individually or in the aggregate, reasonably be expected to result in a CERA Material Adverse Effect.

            2.1.13. Affiliate Relationships. Except as set forth in Section
2.1.13 of the CERA Disclosure Letter and other than (i) agreements listed in
Section 2.1.8(c) of the CERA Disclosure Letter regarding compensation payable to officers and employees who are also Stockholders and (ii) the GS Advisory Agreement, neither CERA LP nor CERA

Inc. has entered into any agreement, arrangement or other commitment or transaction with any Stockholder, GS LP or any of their Affiliates which involved, during the ten-month period ended April 30, 1997 (or is reasonably expected, during CERA Inc.'s fiscal year ending on June 30, 1998, to involve), payments or receipts in excess of $25,000 in any individual case or, in the aggregate, $100,000.

            2.1.14. Information in Registration Statement and Offer Documents. None of the information supplied by any of the Stockholders, GS LP, CERA LP or CERA Inc. regarding any of them for inclusion or incorporation by reference in the Registration Statement or Offer Documents will, in the case of the Registration Statement, at the date of the effectiveness of the Registration Statement, and, in the case of the Offer Documents, at the date such materials are mailed to the holders of MGI Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            2.1.15. Employees, Labor Matters, etc. Neither CERA Inc. nor CERA LP is a party to or bound by any collective bargaining or other labor agreement, and there are no labor unions or similar organizations representing, or, to the knowledge of any of the Stockholders, GS LP, CERA Inc. or CERA LP, purporting to represent or attempting to represent any employees employed by CERA Inc. or CERA LP. Since June 30, 1994, there has not occurred or, to the knowledge of any of the Stockholders, GS LP, CERA LP or CERA Inc., been threatened any slowdown, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of CERA Inc. or CERA LP, in any such case, that has had or would reasonably be expected to have or result in a CERA Material Adverse Effect or a material change in CERA Inc. or CERA LP's relations with employees. There are no material labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or, to the knowledge of any of the Stockholders, GS LP, CERA LP or CERA Inc., threatened with respect to any employee of CERA Inc. or CERA LP. Each of CERA Inc. and CERA LP has complied with all applicable laws pertaining to the employment or termination of employment of their respective employees except for any failure so to comply that, individually and in the aggregate, have not had and would not reasonably be expected to have or result in a CERA Material Adverse Effect.

            2.1.16. ERISA. (a) Section 2.1.16(a) of the CERA Disclosure Letter sets forth a complete and correct list of each "employee benefit plan," as such term is defined in section 3(3) of ERISA, and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, maintained, sponsored or contributed to by CERA Inc. or with respect to which CERA Inc. is obligated to contribute or is a party (collectively, the "CERA Plans"). CERA LP does not maintain, sponsor, contribute to or have an obligation to contribute to, and is not a party to, any such employee benefit plan or employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding. With respect to each CERA Plan, CERA Inc. or CERA LP have provided MGI complete and correct copies of
(i) such CERA Plan, if written, or a description of such CERA Plan if not written, and (ii) to the extent applicable to such CERA Plan, all trust agreements, insurance contracts or other funding agreements or arrangements, the most recent actuarial and trust report, the most recent Form 5500 required to have been filed with the IRS and all schedules thereto, the most recent IRS determination letter, all current summary plan descriptions and any and all amendments to any such document. No other trade or business, whether or not incorporated, is currently or, within the preceding six years, has been required to be treated as a "single employer" together with CERA LP or CERA Inc. pursuant to clause (b), (c) or (m) of section 414 of the Code.

            (b) Each CERA Plan intended to be qualified under section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under section 501(a) of the Code, and nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect such qualification or tax-exempt status.

            (c) No CERA Plan is (i) subject to section 412 of the Code or section 302 or Title IV of ERISA, (ii) a "multiemployer plan" within the meaning of section 4001(a) of ERISA or (iii) a "multiple employer plan" within the meaning of section 4064 of ERISA.

            (d) Neither CERA Inc. nor CERA LP has incurred (either directly or indirectly, including as a result of an indemnification obligation) any material liability under or pursuant to Title I or IV of ERISA or the penalty, excise Tax or joint and several liability provisions of the Code relating to employee benefit plans and, to the knowledge of any of the Stockholders, GS LP, CERA Inc. or CERA LP, no event, transaction or condition has occurred or exists that could result in any such liability to CERA Inc. or CERA LP or, following the Closing, the Parent or any of its Affiliates. All contributions and premiums required to have been paid by CERA Inc. to any CERA Plan under the terms of any such CERA Plan or its related trust, insurance contract or other funding arrangement, or pursuant to any applicable law (including ERISA and the Code) or collective bargaining agreement have been paid when due and, and to the extent not yet due, have been properly and adequately reflected on the CERA Financial Statements.

            (e) Each of the CERA Plans has been operated and administered in all respects in compliance with its terms and all applicable laws except for any failure so to comply that, individually and in the aggregate, has not had and would not reasonably be expected to have or result in a CERA Material Adverse Effect. There are no material pending or, to the knowledge of any of the Stockholders, GS LP, CERA LP or CERA Inc., threatened claims by or on behalf of any of the CERA Plans, by any current or former director, officer or employee of CERA Inc. or CERA LP or otherwise involving any such CERA Plan or the assets of any CERA Plan (other than routine claims for benefits, all of which have been fully reserved for on the CERA Financial Statements).

            (f) The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of or accrued on behalf of any current or former director, officer or employee of CERA Inc. or CERA LP or entitle any such director, officer or employee to any severance or similar compensation or benefits.

            2.1.17. Brokers. There is no agreement that obligates any party to pay any broker's or finder's fee or commission or similar compensation to any Person acting on behalf of the Stockholders, GS LP, CERA Inc. or CERA LP with respect to any sale of CERA Inc., of CERA LP, the assets of CERA Inc. and/or CERA LP or any equity interest or part-nership interest in either of them, other than to Wm. Sword & Co. and Mr. Edward Jordan, whose fees shall be paid in accordance with Sections 8.2 and 5.5(i)(b), respectively.

            2.1.18. Clients. Except as set forth in Section 2.1.18 of the CERA Disclosure Letter, no client of the business conducted by CERA Inc. and CERA LP and required to be listed in Section 2.1.8(a) of the CERA Disclosure Letter has given notice to CERA LP, CERA Inc. or any Founding Stockholder to cancel or otherwise terminate or reduce, or, to the knowledge of any of the Stockholders, GS LP, CERA LP or CERA Inc., threatened to cancel, terminate or reduce, a material portion of its agreements or relationships with CERA LP or CERA Inc., or, to the extent it relates to such business, any Founding Stockholder, and none of the Stockholders, GS LP, CERA LP or CERA Inc. has any knowledge of any intention of any such client to do so.

            2.2 Representations and Warranties of the Stockholders. Each of the Stockholders hereby represents and warrants, severally but not jointly, to MGI, the Parent and Merger Sub on the date hereof that the representations and warranties contained in this Section 2.2 are true and correct as of the date hereof, except as set forth in the section of the CERA Disclosure Letter that corresponds to the subsection of this Agreement in respect of which such exception is being made.

            2.2.1. Authorization. Such Stockholder has the capacity to execute and deliver this Agreement and the other agreements and instruments to be entered into in connection herewith to which such Stockholder is or will be a party, to perform such Stockholder's obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby to be consummated by it. This Agreement has been duly executed and delivered by such Stockholder and this Agreement constitutes and, when executed, such other agreements and instruments to which such Stockholder is or will be a party will constitute, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their respective terms. All Consents required to authorize such Stockholder's execution of this Agreement and such other agreements and instruments have been obtained.

            2.2.2. No Violations; Consents and Approvals. Except as set forth in
Section 2.2.2 of the CERA Disclosure Letter, the execution, delivery and performance by such Stockholder of this Agreement and the other agreements and instruments to be entered into by such Stockholder in connection herewith, and the consummation of the transactions contemplated hereby and thereby to be consummated by such Stockholder, do not and will not, with or without the giving of notice or the lapse of time or both: (a) violate any statute, ordinance, rule, regulation or Order of any court or of any Governmental Authority applicable to such Stockholder, or by which such Stockholder's properties or assets may be bound; (b) require such Stockholder to obtain the consent of any Governmental Authority or any other Person or (c) result in a violation or breach of, conflict with, or constitute a default (or give rise to any right of termination, cancellation, payment or acceleration) under, any of the terms of any note, agreement, contract, license, lease or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or its properties or assets may be bound.

            2.2.3. Ownership. As of the date hereof, such Stockholder owns, beneficially and of record, all of the outstanding shares of CERA Common Stock listed in Section 2.2.3 of the CERA Disclosure Letter as being owned by such Stockholder (it being understood that, in the case of a Stockholder that is a trust, such Stockholder shall not be required to list in such Section 2.2.3 the grantor or the beneficiaries of such trust), free and clear of any Liens, and as of the Closing Date, all of such shares of CERA Common Stock will be owned, beneficially and of record, by such Stockholder, free and clear of any Liens. Upon the CERA Stock Exchange, the Parent will acquire good and valid title to all of the shares of CERA Common Stock exchanged by such Stockholder, free and clear of any Liens.

            2.3 Additional Representations and Warranties of GS LP. GS LP hereby represents and warrants to MGI, the Parent and Merger Sub and each of the Stockholders on the date hereof that the representations and warranties contained in this Section 2.3 are true and correct as of the date hereof.

            2.3.1. Existence and Good Standing; Power and Authority. GS LP is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. There is no bankruptcy, reorganization or similar proceeding pending against GS LP or any of its partners. GS LP has all necessary partnership power and authority to execute and deliver this Agreement and the other agreements and instruments to be entered into in connection herewith to which GS LP is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby to be consummated by it. The execution, delivery and performance by GS LP of this Agreement and the other agreements and instruments to be entered into in connection herewith to which GS LP is or will be a party, and the consummation of the transactions contemplated hereby and thereby to be consummated by it, have been duly authorized and approved by all necessary partnership action of GS LP. This Agreement has been duly executed and delivered by GS LP, and this Agreement constitutes and, when executed, such other agreements and instruments to which GS LP is or will be a party will constitute, valid and binding obligations of GS LP, enforceable against it in accordance with their respective terms. All Consents required to authorize GS LP's execution of this Agreement and such other agreements and instruments have been obtained.

            2.3.2. No Violations; Consents and Approvals. The execution, delivery and performance by GS LP of this Agreement and the other agreements and instruments to be entered into in connection herewith to which GS LP is or will be a party and the consummation of the transactions contemplated hereby and thereby to be consummated by it do not and will not, with or without the giving of notice or the lapse of time or both: (a) violate, conflict with, or result in a breach or default under any provision of the limited partnership agreement or other Organizational Documents of GS LP; (b) violate any statute, ordinance, rule, regulation or Order of any court or of any Governmental Authority applicable to GS LP or by which any of its properties or assets may be bound;
(c) require GS LP to obtain any Governmental Authority or any other Person; or
(d) result in a violation or breach of, conflict with, or constitute a default (or give rise to any right of termination, cancellation, payment or acceleration) under, any of the terms of any note, agreement, contract, license, lease or other instrument or obligation to which GS LP is a party or by which it or any of its properties or assets may be bound.

            2.3.3. Ownership. As of the date hereof, GS LP owns, beneficially and of record, the GS Partnership Interests, and as of the Closing Date, GS LP will own, beneficially and of record, the portion of the GS Partnership Interests not purchased by CERA Inc. as part of the CERA Cash Distribution, in each case free and clear of any Liens. Upon the CERA Cash Distribution, CERA Inc. will acquire good and valid title and all right and interest in and to the portion of the GS Partnership Interest to be transferred to CERA Inc.
in the CERA Cash Distribution, free and clear of any Liens, and upon the GS Partnership Interest Exchange, the Parent will acquire good and valid title and all right and interest in and to the portion of the GS Partnership Interest being transferred by GS LP in the GS Partnership Interest Exchange, free and clear of any Liens.

            2.4 Representations and Warranties of MGI. MGI hereby represents and warrants to the Stockholders and GS LP on the date hereof that the representations and warranties contained in this Section 2.4 are true and correct as of the date hereof, except to the extent that any such representation and warranty is expressly stated herein to be as of a date other than the date hereof, in which case such representation and warranty is true and correct as of such date, and in each case except as set forth in the section of the disclosure letter delivered by MGI to CERA Inc. and GS LP on or before the date of this Agreement (the "MGI Disclosure Letter") that corresponds to the subsection of this Agreement in respect of which such exception is being made.

            2.4.1. Authorization. MGI and each other MCM Company has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements and instruments to be entered into by it in connection herewith, as applicable, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby to be consummated by it. The execution, delivery and performance by MGI or any other MCM Company of this Agreement and the other agreements and instruments to be executed or delivered by it in connection herewith to which MGI or such other MCM Company is or will be a party, and the consummation of the transactions contemplated hereby and thereby to be consummated by MGI or such other MCM Company, other than any financing that may be necessary or appropriate in connection with such consummation, have been duly authorized and approved by all necessary corporate action of MGI or such other MCM Company, as the case may be. This Agreement has been duly executed and delivered by MGI and this Agreement constitutes and, when executed, such other agreements and instruments to be executed or delivered by it or the applicable MCM Company in connection herewith to which MGI or any other MCM Company is or will be a party will constitute, valid and binding obligations of MGI or such other MCM Company, as the case may be, enforceable against MGI and such other MCM Company, as applicable, in accordance with their respective terms. All Consents required to authorize execution by MGI and each such other MCM Company, as applicable, of this Agreement and such other agreements and instruments to which MGI or any other MCM Company is or will be a party, as applicable, have been obtained.

            2.4.2. No Violations; Consents and Approvals. Except as set forth in
Section 2.4.2 of the MGI Disclosure Letter, the execution, delivery and performance by MGI of this Agreement and the execution, delivery and performance by MGI or any other MCM Company, as the case may be, of the other agreements and instruments to be entered into by MGI or such other MCM Company, as applicable, in connection herewith, and the consummation of the transactions contemplated hereby and thereby to be consummated by it, do not and will not, with or without the giving of notice or the lapse of time or both: (a) violate, conflict with or result in a breach or default under any provision of the Organizational Documents of any MCM Company; (b) violate any statute, ordinance, rule, regulation or Order of any court or of any Governmental Authority applicable to any MCM Company, or by which any of its properties or assets may be bound; (c) require any MCM Company to obtain the Consent of any Governmental Authority or any other Person; or (d) result in a violation or breach of, conflict with, constitute a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of any MCM Company under, any of the terms of any note, agreement, contract, license, lease or other instrument or obligation to which any MCM Company is a party, or by which any MCM Company or its properties or assets may be bound.

            2.4.3. Ownership. As of the date hereof, (i) The Clayton & Dubilier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership ("Fund IV"), owns, beneficially and of record, all of the outstanding shares of MGI Common Stock listed in Section 2.4.3 of the MGI Disclosure Letter as being owned by Fund IV, free and clear of any Liens, and as of the Closing Date, all of such shares of MGI Common Stock will be owned, beneficially and of record, by Fund IV, free and clear of any Liens, and (ii) each stockholder of MGI owns of record all of the outstanding shares of MGI Common Stock listed in Section 2.4.3 of the MGI Disclosure Letter as being owned by such MGI stockholder.

            2.4.4. Existence and Good Standing. MGI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. There is no bankruptcy, reorganization or similar proceeding pending against any of the MCM Companies. MCM is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Each of the MCM Companies is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization (as the case may be), has all necessary corporate power and authority to own, lease or license the property owned or used by it, and to conduct its business as and in the places where its business is now being conducted. Section 2.4.4(ii) of the MGI Disclosure Letter sets forth a description (including the name of each party thereto and of each written agreement relating thereto or, if no such written agreement exists, a description of the material terms thereof) of each joint venture or partnership, or similar agreement or arrangement involving a sharing of profits or expenses during the year ended December 31, 1996 in excess of $10,000 in the case of any such agreement or arrangement or $25,000 in the aggregate in the case of all such agreements or arrangements, to which any MCM Company is a party or by which any of them may be bound. Each MCM Company is duly qualified or licensed to do business and is in good standing in each of the jurisdictions in which the nature of its business or the properties owned or leased by it makes such qualification or licensing necessary, except for such jurisdictions where the failure to so qualify or be licensed does not have and would not reasonably be expected to have an MGI Material Adverse Effect.

            2.4.5. Capitalization; Ownership. (a) The authorized capital stock of MGI consists of (i) 500,000 shares of MGI Class A Common Stock, of which 330,000 shares are issued and outstanding as of the date hereof, (ii) 60,000 shares of MGI Class B Common Stock, of which no shares are issued and outstanding as of the date hereof and (iii) 80,000 shares of MGI Class C Common Stock, of which 17,400 shares are issued and outstanding as of the date hereof. All of the outstanding shares of MGI Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

            (b) Section 2.4.5(b) of the MGI Disclosure Letter sets forth a complete and correct (i) list of all members of the MCM Group other than MGI and
(ii) description of the authorized stock or other equity interests of each member of the MCM Group (other than MGI) and the amount of such stock or other equity interests that are issued and outstanding as of the date hereof. All of such outstanding shares of stock or other equity interests of each member of the MCM Group (other than MGI) have been duly authorized and validly issued and are fully paid and nonassessable. All of such outstanding shares of capital stock or other equity interests of each member of the MCM Group (other than MGI) are owned, beneficially and of record, by the Person listed in Section 2.4.5(b) of the MGI Disclosure Letter as being the owner of such shares or other equity interests. None of the MCM Companies holds, beneficially or of record, any capital stock or other equity interests of any Person that is not an MCM Company, except for publicly traded equity securities not exceeding 10% of the outstanding equity securities of such Person or in connection with short-term instruments or cash management.

            (c) Other than as set forth in the Registration and Participation Agreement and as set forth in Section 2.4.5(c) of the MGI Disclosure Letter, there are no preemptive or similar rights with respect to the MGI Common Stock or any other equity securities of any MCM Company. Except for this Agreement and the Existing MGI Options, no (i) subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating any MCM Company to issue or sell any shares of capital stock of any MCM Company or any other equity interests therein or (ii) securities convertible into or exchangeable for any such shares or interests are outstanding, and no authorization therefor has been given. Section 2.4.3 of the MGI Disclosure Letter sets forth, as of the date hereof, a correct and complete list of all holders of Existing MGI Options, setting forth with respect to each such holder (x) the number and class of shares of MGI Common Stock subject to the Existing MGI Options held by such holder and (y) the exercise price of the Existing MGI Options held by such holder. Except for the MGI Management Stock Subscription Agreements, there are no outstanding contractual obligations of any MCM Company to repurchase, redeem or otherwise acquire any MGI Common Stock or any other equity securities of any MCM Company.

            2.4.6. Financial Statements. MGI has delivered to the Founding Stockholders and GS LP complete and correct copies of the audited consolidated financial statements of the MCM Group as at and for the fiscal years ended December 31, 1996, 1995 and 1994, together with the respective opinions thereon of KPMG Peat Marwick LLP, the independent public accountants of the MCM Group for 1995 and 1994, respectively, and of Coopers & Lybrand LLP, the independent public accountants of the MCM Group for 1996, and the unaudited consolidated financial statements of the MCM Group as at and for the three-month period ended March 31, 1997, including in each case a balance sheet, a statement of income, a statement of stockholders' equity and a statement of cash flows, and, in the case of such audited consolidated financial statements, accompanying notes (the "MGI Financial Statements").

            The MGI Financial Statements present fairly in all material respects the financial position of the MCM Group as at the respective dates or for the respective periods thereof, and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented in the MGI Financial Statements subject, in the case of interim unaudited MGI Financial Statements, only to normal recurring year-end adjustments and the absence of notes. The books and records of the MCM Companies have been maintained in the ordinary course of business.

            2.4.7. Absence of Undisclosed Liabilities. The MCM Companies have no liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (a) as set forth in Section 2.4.7 of the MGI Disclosure Letter, (b) as and to the extent disclosed or reserved against in the unaudited balance sheet of the MCM Companies, dated March 31, 1997, that has been delivered to the Parent, the Founding Stockholders and GS LP, or specifically disclosed in the notes thereto,
(c) for liabilities and obligations that are incurred in the ordinary course of business after the date of such balance sheet, are consistent with past practices and are not prohibited by this Agreement, (d) for liabilities and obligations that are expressly contemplated by this Agreement and (e) for liabilities and obligations that, individually or in the aggregate, are not and would not reasonably be expected to have an MGI Material Adverse Effect.

            2.4.8. Absence of Changes. Since March 31, 1997, except as set forth in Section 2.4.8 of the MGI Disclosure Letter or except as expressly contemplated by this Agreement, the businesses of the MCM Companies have been conducted in the ordinary course consistent with past practices and the MCM Companies have not: (a) suffered any MGI Material Adverse Effect, (b) modified or amended any material term of any material agreement, contract or commitment attached as an Exhibit to this Agreement or listed in Section 2.4.11 of the MGI Disclosure Letter or (c) entered into any transaction other than in the ordinary course of business consistent with past practices. Since March 31, 1997, except as set forth in Section 2.4.8 of the MGI Disclosure Letter, except as expressly contemplated by this Agreement or, as of the Closing Date with respect to matters occurring on or after the date hereof, except in compliance with the provisions of Section 3.2.1 or 3.2.2, (i) neither MGI, MCM nor MCM Asia Pacific Co., Ltd. has authorized, declared or paid or made any dividend or other distribution in respect of its capital stock or purchased, redeemed, issued or transferred or agreed to purchase, redeem, issue or transfer, directly or indirectly, any shares of its capital stock, warrants, options or other rights to acquire any such shares or securities convertible into or exchangeable for any such shares, (ii) no MCM Company has (x) incurred any indebtedness for borrowed money, guaranteed any such indebtedness, issued or sold any debt securities or guaranteed any debt securities of others or (y) entered into or amended any employment, retention, severance, change in control or similar agreement or arrangement of the type described in Section 2.4.11(d) (taking into account the dollar thresholds set forth in such subsection) with any current or former director, officer, stockholder or employee of any MCM Company, other that in the ordinary course of business consistent with past practices, (iii) neither MGI nor any other MCM Company has (A) established or amended any material employee compensation or benefit plan or practice maintained for the benefit of, or (B) paid or accrued any bonus or deferred compensation for or in respect of, any current or former director, officer, stockholder or employee of MGI or any other MCM Company, in the case of clause (A), other than in the ordinary course of business consistent with past practices, (iv) no MCM Company has entered into any agreement, contract or commitment (other than this Agreement) for the sale of MGI, MCM, the assets of MGI or MCM or any equity interests in MGI or MCM, or the sale of any other MCM Company that is material to the MCM Companies taken as a whole, the assets of any such MCM Company or any equity interests in any such MCM Company, and (v) none of the applicable MCM Companies has taken any action or omitted to take any action (or committed to take any action or omit to take any action) that would result in the occurrence of any of the foregoing.

            2.4.9. Taxes. (a) Filing of Returns and Payment of Taxes. Except as set forth in Section 2.4.9(a) of the MGI Disclosure Letter, all material Returns required to be filed by or on behalf of any MCM Company ("MCM Returns") on or before the Closing Date have (or by the Closing Date will have) been duly and timely filed, and none of the MCM Com-panies is currently the beneficiary of any extension of time within which to file any MCM Return. Except for Taxes set forth in Section 2.4.9(a) of the MGI Disclosure Letter, which are being contested in good faith and by appropriate proceedings or which can be paid without interest or penalties, the following Taxes (collectively, "MCM Taxes") have (or by the Closing Date will have) been duly and timely paid: (i) all Taxes shown to be due on the MCM Returns and (ii) all material Taxes due and payable on or before the Closing Date that are or may become payable by any MCM Company or chargeable as a Lien upon the assets thereof (whether or not shown on any Return). Except as set forth in Section 2.4.9(a) of the MGI Disclosure Letter, all material Employment and Withholding Taxes required to be paid or withheld by or on behalf of any MCM Company or for which any MCM Company is or may become liable ("MCM Employment and Withholding Taxes") have been either duly and timely paid to the proper Governmental Authority or properly set aside in accounts for such purpose.

            (b) Extensions, etc. Except as set forth in Section 2.4.9(b) of the MGI Disclosure Letter, no written agreement or other document extending, or having the effect of extending, the period of assessment or collection of any MCM Taxes or MCM Employment and Withholding Taxes, and no power of attorney with respect to any such Taxes, has been executed or filed with the IRS or any other taxing authority.

            (c) Tax Filing Groups; Income Tax Jurisdictions. Except as set forth in Section 2.4.9(c) of the MGI Disclosure Letter, none of the MCM Companies is or has been a member of any affiliated, consolidated, combined or unitary group for purposes of filing Returns or paying Taxes at any time since July 1, 1993. Set forth in Section 2.4.9(c) of the MGI Disclosure Letter are all countries, states, provinces, cities or other jurisdictions in which any MCM Company currently files or has filed an Income Tax Return within the last three years.

            (d) Copies of Returns; Audits, etc. MGI has (or by the Closing Date will have) delivered to the Founding Stockholders and GS LP complete and accurate copies of all MCM Returns with respect to federal consolidated Income Taxes and separate state Income Taxes for all periods beginning on or after July 1, 1993 that have been filed or will be required to be filed (after giving effect to all valid extensions of time for filing) on or before the Closing Date. Except as set forth in Section 2.4.9(d) of the MGI Disclosure Letter, (i) no MCM Taxes or MCM Employment and Withholding Taxes have been asserted by any Governmental Authority since January 1, 1994 to be due, (ii) no revenue agent's report or written assessment for Taxes has been issued by any Governmental Authority in the course of any audit that has been completed since July 1, 1993 with respect to MCM Taxes or MCM Employment and Withholding Taxes and (iii) no issue has been raised by any Governmental Authority in the course of any audit that has not been completed with respect to MCM Taxes or MCM Employment and Withholding Taxes, which issue has been raised in a writing that has been received by any of the MCM Companies. Except as set forth in Section 2.4.9(d) of the MGI Disclosure Letter, no Return is currently under audit by any other taxing authority, and no Employment and Withholding Taxes are currently under audit by any taxing authority. Except as set forth in
Section 2.4.9(d) of the MGI Disclosure Letter, neither the IRS nor any other taxing authority is now asserting in writing against any of the MCM Companies any deficiency or claim for additional Taxes or Employment and Withholding Taxes or any adjustment of Taxes or Employment and Withholding Taxes.

            (e) Section 1445(a) of the Code. No amount will be required to be deducted or withheld pursuant to section 1445(a) of the Code in connection with the Merger.

            (f) Tax Sharing Agreements. Except as set forth in Section 2.4.9(f) of the MGI Disclosure Letter, none of the MCM Companies is a party to or bound by or has any obligation under any Tax sharing agreement or arrangement.

            (g) Disclosure. Each subsection of Section 2.4.9 of the MGI Disclosure Letter sets forth, for each relevant item set forth in such subsection thereof, the name of the MCM Company, the taxing jurisdiction, the type of Tax and the taxable period or periods involved.

            2.4.10. Properties and Assets. (a) Except insofar as would not have, or reasonably be expected to have, an MGI Material Adverse Effect, each MCM Company has good and valid title to, or otherwise has sufficient and legally enforceable right to use, all of the properties and assets (real, personal or mixed, tangible or intangible, including Intellectual Property), used or held for use in connection with, necessary for the conduct of, or otherwise material to, the businesses conducted by it (the "MGI Assets"). The MGI Assets that are owned by any MCM Company are owned free and clear of any Liens other than (i) liens for Taxes not yet due and payable or that are being contested in good faith and by appropriate proceedings, (ii) statutory liens incurred in the ordinary course of business that, individually and in the aggregate, have not had and would not reasonably be expected to have an MGI Material Adverse Effect, and (iii) encumbrances and easements that do not materially detract from the value or materially interfere with the use of the properties affected thereby (the exceptions described in the foregoing clauses (i), (ii) and (iii) being referred to as "Permitted MCM Liens").

            (b) None of the MCM Companies owns any real property. Section 2.4.10(b) of the MGI Disclosure Letter contains a complete and correct list of all real property leases, subleases and occupancy agreements to which any MCM Company is a party (each, an "MGI Lease") setting forth the address, landlord and tenant for each MGI Lease. MGI has delivered to the Founding Stockholders and GS LP correct and complete copies of the MGI Leases. Except insofar as would not have, or reasonably be expected to have, an MGI Material Adverse Effect, (i) each MGI Lease, other than the MGI Lease with respect to MCM's principal offices in New York, New York, is legal, valid, binding, in full force and effect and enforceable against the applicable MCM Company and, to the knowledge of MGI, against the other parties thereto, (ii) the applicable MCM Company is not in default, violation or breach under any such MGI Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach under any such MGI Lease, and (iii) each such MGI Lease grants the tenant under such MGI Lease the right to use and occupy the premises and rights demised and intended to be demised thereunder, which right is sufficient for the purposes for which such premises and rights are or are contemplated to be used or occupied by such tenant. The MGI Lease with respect to MCM's principal offices in New York, New York (the "MCM Headquarters Lease") is legal, valid, binding, in full force and effect and enforceable against MCM and, to the knowledge of MGI, the other parties thereto. MCM is not in default, violation or breach in any material respect under the MCM Headquarters Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach under the MCM Headquarters Lease that would reasonably be expected to have an MGI Material Adverse Effect. The MCM Headquarters Lease grants the tenant thereunder the right to use and occupy the premises and rights demised and intended to be demised thereunder, which right is sufficient for the purposes for which such premises and rights are or are contemplated to be used or occupied by such tenant.

            2.4.11. Contracts. Section 2.4.11 of the MGI Disclosure Letter sets forth a correct and complete list, as of the date hereof, of all agreements, contracts and commitments (including the names of each party thereto), or, in the case of clause (b) below, of all customers party to all agreements, contracts and commitments, of the following types (taking into account any specified dollar thresholds) to which any MCM Company is a party or by or pursuant to which any MCM Company is bound or is receiving (or will receive) payments or other benefits even if not a party to such agreement: (a) all contracts with vendor distribution firms, including any oral arrangements relating thereto or extensions thereof, (b) each customer party to any contract or group of contracts, including any oral arrangements relating thereto or extensions thereof, with respect to which customer any MCM Company expects, as of the date hereof, to receive, during the year ending December 31, 1997, revenues in excess of $200,000 in the aggregate, (c) loan agreements and other agreements relating to indebtedness for borrowed money, promissory notes, bonds, guaranties, letters of credit, credit facilities, mortgages, security agreements, pledge agreements, deferred purchase price agreements, sale and leaseback agreements or similar agreements, (d) (i) employment, consulting and agency agreements or arrangements involving, during the twelve-month period ended March 31, 1997, accruals (for financial reporting purposes) by any MCM Company in excess of $25,000 with respect to any particular such agreement or arrangement, other than any employment or consulting agreement or arrangement involving accruals during such period of less than $90,000 that is terminable at will or subject to such limitations on termination as may be imposed by Applicable Law, by the applicable employer or entity being provided with consulting services, without the payment of any amount in excess of such amount as may be required by Applicable Law, or (ii) severance, retention, bonus, change in control and other similar agreements or arrangements involving, during the twelve-month period ended March 31, 1997 (or reasonably expected as of the date hereof to involve in any calendar year commencing on or after January 1,
1997), accruals (for financial reporting purposes) by any MCM Company in excess of $25,000 with respect to any particular such agreement or arrangement or in excess of $100,000 with respect to all such agreements and arrangements in the aggregate, (e) any contracts or other documents that on or after the Closing Date substantially limit or will limit the freedom of any MCM Company to compete in any line of business and (f) any other contract or commitment that is material to any MCM Company or its business or not made in the ordinary course of business. Neither the applicable MCM Company nor, to the knowledge of MGI, any other party, is in breach or default in any material respect under any of the agreements, contracts or commitments set forth in Section 2.4.11 of the MGI Disclosure Letter and, except as set forth in
Section 2.4.11 of the MGI Disclosure Letter, there exists no event or condition (including the Transactions) which has resulted or would result in a material breach or default thereunder upon the giving of notice, the passage of time or both. All the agreements, contracts and commitments set forth in Section 2.4.11 of the MGI Disclosure Letter are legal, valid, binding, in full force and effect and enforceable against the applicable MCM Company, except for such agreements, contracts and commitments as would not reasonably be expected to result in an MGI Material Adverse Effect.

            2.4.12. Intellectual Property. (a) Schedule of Intellectual Property. Section 2.4.12(a) of the MGI Disclosure Letter sets forth a correct and complete list of all of the material trade or service marks, registered copyrights and all other material Intellectual Property (other than unregistered copyrights) used or held for use in connection with, necessary for the conduct of, or otherwise material to the business and operations of the MCM Companies (the "MGI Intellectual Property") and sets forth the owner and nature of the interest of the applicable MCM Company therein. All of the material copyrights used or held for use in connection with, necessary for the conduct of, or otherwise material to the business and operations of the MCM Companies have been duly registered. Section 2.4.12(a) of the MGI Disclosure Letter sets forth a correct and complete list of all material licenses, sublicenses or other similar material agreements (including any amendments thereto) to which any MCM Company is a party by which it is bound or under which it receives any benefits, relating to any MGI Intellectual Property (the "MCM Licenses"). Each MCM License is legal, valid, binding, in full force and effect and enforceable against the MCM Company party thereto, and neither such MCM Company nor, to the knowledge of MGI, any other party thereto is in breach or default in any material respect under any MCM License and there exists no event or condition (including the Transactions) which has resulted or would result in a material breach or default thereunder upon the giving of notice, the passage of time or both. Except as set forth in Section 2.4.12(a) of the MGI Disclosure

Letter, the applicable MCM Company has and immediately after the Closing will have the legal right to use the MGI Intellectual Property in connection with the business as currently conducted or contemplated to be conducted by the MCM Companies.

            (b) No Infringement, etc. Except as disclosed in Section 2.4.12(b) of the MGI Disclosure Letter, the business and operations of the MCM Companies as currently conducted do not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property, and none of the MCM Companies has received notice or has actual knowledge of any such infringement or conflict, except such infringements and conflicts as, individually and in the aggregate, have not had and would not reasonably be expected to have an MGI Material Adverse Effect. To the knowledge of MGI, none of the MGI Intellectual Property owned by any MCM Company is being materially infringed or, other than pursuant to license agreements in the ordinary course of business, otherwise materially used or available for use by any Person other than the MCM Companies. No MGI Intellectual Property owned by any MCM Company is subject to any outstanding Order or agreement restricting the use thereof by any MCM Company with respect to its business or restricting the licensing thereof by the MCM Companies to any Person. Each trademark, trade dress or service mark and any registration or application therefor, mask work, copyright registration or application therefor included in any MGI Intellectual Property owned by any MCM Company is in proper form and has been properly maintained in all material respects and has otherwise been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, the United States Copyright Office or such other applicable filing offices, domestic or foreign, and the applicable MCM Company has taken reasonable actions to ensure protection under any applicable laws, and such registrations, filings, issuances and other actions remain in full force and effect. Except as set forth in
Section 2.4.12(b) of the MGI Disclosure Letter, none of the MCM Companies has entered into any agreement to indemnify any other Person against any charge of infringement, dilution or violation of Intellectual Property rights, other than pursuant to any such agreements entered into in connection with the use of commercially available information systems applications.

            2.4.13. Insurance. Set forth in Section 2.4.13 of the MGI Disclosure Letter is a complete and correct list of all of the insurance policies, including, without limi-tation, key man insurance policies, which are maintained for the benefit of any MCM Company or with respect to the businesses conducted by the MCM Companies, the MGI Assets or both, together with a description with respect to each policy of the amount and types of coverage, limits and deductibles, inception and expiration dates and insurance carrier. MGI has made available to the Founding Stockholders and GS LP complete and correct copies of all such policies together with all riders and amendments thereto. Such policies are in full force and effect and all premiums due thereon have been paid. Such policies, with respect to their amounts and types of coverage and limitations as to deductibles and self-insured retentions, are, to the knowledge of MGI, adequate and customary to insure against risks to which the MCM Companies or the MGI Assets are normally exposed in the operation of the businesses conducted by the MCM Companies.

            2.4.14. Litigation. Except as set forth in Section 2.4.14 of the MGI Disclosure Letter, there is no Litigation by or before any governmental or other instrumentality or agency, pending (in the case of pending investigations only, to the knowledge of MGI, and in the case of all other pending Litigation, without regard to knowledge), or, to the knowledge of MGI, threatened, (i) against or affecting the MCM Companies, the MGI Common Stock, the MGI Assets or the businesses conducted by the MCM Companies, that would reasonably be expected to result in liability on the part of the MCM Companies in an amount in excess of $100,000 in the aggregate or (ii) seeking to prevent or challenging the transactions contemplated by this Agreement. There are no outstanding Orders issued by any federal, state or local governmental authority, agency, board, commission, judicial, regulatory or administrative body, to which any MCM Company is a party or against any MCM Company, or that, to the knowledge of MGI, have or would reasonably be expected to have an MGI Material Adverse Effect.

            2.4.15. Compliance with Laws and Other Instruments. The MCM Companies have at all times operated their respective businesses in compliance with all laws, ordinances, rules and regulations (including all Environmental Laws and the respective Organizational Documents of each of the MCM Companies) and Orders applicable to any MCM Company, such business, any of the MGI Assets or the use, ownership and operation thereof, except to the extent that failures to be in such compliance would not, individually or in the aggregate, reasonably be expected to result in an MGI Material Adverse Effect.

            2.4.16. Affiliate Relationships. Except as set forth in Section
2.4.16 of the MGI Disclosure Letter and other than the Fund IV Indemnification Agreement, the CD&R Consulting Agreement and agreements listed in Section 2.4.11(d) of the MGI Disclosure Letter, none of the MCM Companies has entered into any agreement, arrangement or other commitment or transaction with any Affiliate (other than another MCM Company) which involved, during the twelve-month period ended March 31, 1997 (or is reasonably expected, during the calendar year ending December 31, 1998, to involve) payments or receipts in excess of $25,000 in any individual case or, in the aggregate, $100,000.

            2.4.17. Information in Registration Statement and Offer Documents. None of the information supplied by any MCM Company regarding any MCM Company for inclusion or incorporation by reference in the Registration Statement or Offer Documents will, in the case of the Registration Statement, at the date of the effectiveness of the Registration Statement, and, in the case of the Offer Documents, at the date such materials are mailed to the holders of MGI Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            2.4.18. Employees, Labor Matters, etc. None of the MCM Companies is a party to or bound by any collective bargaining or other labor agreement, and there are no labor unions or similar organizations representing, or, to the knowledge of MGI, purporting to represent or attempting to represent any employees employed by any MCM Companies. Since June 30, 1994, there has not occurred or, to the knowledge of MGI, been threatened any slowdown, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of any MCM Company, in any such case, that has had or would reasonably be expected to have or result in an MGI Material Adverse Effect, or a material change in their relations with employees. There are no material labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or, to the knowledge of MGI, threatened with respect to any employee of any MCM Company. The MCM Companies have complied with all applicable laws pertaining to the employment or termination of employment of their respective employees except for any failure so to comply that, individually and in the aggregate, have not had and would not reasonably be expected to have or result in an MGI Material Adverse Effect.

            2.4.19. ERISA. (a) Section 2.4.19(a) of the MGI Disclosure Letter sets forth a complete and correct list of each "employee benefit plan," as such term is defined in section 3(3) of ERISA, and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, maintained, sponsored or contributed to or established by any MCM Company or with respect to which any MCM Company is obligated to contribute or is a party (collectively, the "MGI Plans"). With respect to each MGI Plan, MGI has provided the Founding Stockholders and GS LP complete and correct copies of
(i) such MGI Plan, if written or a description of such MGI Plan if not written and (ii) to the extent applicable to such MGI Plan, all trust agreements, insurance contracts or other funding agreements or arrangements, the most recent actuarial and trust reports, the most recent Form 5500 required to have been filed with the IRS and all schedules thereto, the most recent IRS determination letter, all current summary plan descriptions, and any and all amendments to any such document.

            (b) Except as disclosed in Section 2.4.19(b) of the MGI Disclosure Letter, each MGI Plan intended to be qualified under section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under section 501(a) of the Code, and nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect such qualification or tax-exempt status.

            (c) No MGI Plan is (i) subject to section 412 of the Code or section 302 or Title IV of ERISA, (ii) a "multiemployer plan" within the meaning of section 4001(a) of ERISA or (iii) a "multiple employer plan" within the meaning of section 4064 of ERISA.

            (d) None of the MCM Companies has incurred (either directly or indirectly, including as a result of an indemnification obligation) any material liability under or pursuant to Title I or IV of ERISA or the penalty, excise

Tax or joint and several liability provisions of the Code relating to employee benefit plans and, to the knowledge of MGI, no event, transaction or condition has occurred or exists that could result in any such liability to any of the MCM Companies or, following the Closing, the Parent or any of its Affiliates. All contributions and premiums required to have been paid by any MCM Company to any MGI Plan under the terms of any such MGI Plan or its related trust, insurance contract or other funding arrangement, or pursuant to any applicable law (including ERISA and the Code) or collective bargaining agreement have been paid when due, and to the extent not yet due, have been properly and adequately reflected on the MGI Financial Statements.

            (e) Each of the MGI Plans has been operated and administered in all respects in compliance with its terms and all applicable laws except for any failure so to comply that, individually and in the aggregate, has not had and would not reasonably be expected to have or result in an MGI Material Adverse Effect. There are no material pending or, to the knowledge of MGI, threatened claims by or on behalf of any of the MGI Plans, by any current or former director, officer or employee of any MCM Company or otherwise involving any such MGI Plan or the assets of any MGI Plan (other than routine claims for benefits, all of which have been fully reserved for on the MGI Financial Statements).

            (f) The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of or accrued on behalf of any current or former director, officer or employee of MGI or entitle any such director, officer or employee to any severance or similar compensation or benefits.

            2.4.20. Brokers. There is no agreement that obligates any party to pay any broker's or finder's fee or commission or similar compensation to any Person acting on behalf of MGI or MCM with respect to any sale of CERA Inc., CERA LP, the assets of CERA Inc. and/or CERA LP or any equity interest or partnership interest in either of them, other than to Goldman, Sachs & Co. and Brera Capital Partners, LLC, whose fees shall be paid in accordance with Sections 8.2 and 5.5(i)(a), respectively.

            2.4.21. Vendor Distribution Firms and Customers. Except as set forth in Section 2.4.21 of the MGI Disclosure

Letter, no vendor distribution firm that electronically distributes any of the financial information provided by any MCM Company, and no customer of any MCM Company required to be listed in Section 2.4.11(b) of the MGI Disclosure Letter, has given notice to such MCM Company to cancel or otherwise terminate or reduce, or, to the knowledge of any MCM Company, threatened to cancel, terminate or reduce, a material portion of its agreements or relationships with such MCM Company, and no MCM Company has any knowledge of the intention of any such vendor distribution firm or such customer to do so.

            2.5 Representations and Warranties of MGI, the Parent and Merger Sub. MGI, the Parent and Merger Sub, jointly and severally, represent and warrant to the Founding Stockholders and GS LP on the date hereof that the representations and warranties contained in this Section 2.5 are true and correct as of the date hereof, except as set forth in the section of the MGI Disclosure Letter that corresponds to the subsection of this Agreement in respect of which such exception is being made.

            2.5.1. Limited Liability Company Status and Authority of the Parent. The Parent is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Parent has the limited liability company power and authority to execute and deliver this Agreement and the other agreements and instruments to be entered into by it in connection herewith, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby to be consummated by it. The execution, delivery and performance of this Agreement and such other agreements and instruments have been duly authorized by all necessary limited liability company action on the part of the Parent other than in respect of the issuance of LLC Units, any financing that may be necessary or appropriate in connection with the Transactions, and in respect of the authorization of the filing of the Registration Statement. This Agreement has been duly executed and delivered by the Parent and this Agreement constitutes and, when executed, such other agreements and instruments to which the Parent is or will be a party will constitute valid and binding obligations of the Parent, enforceable against the Parent in accordance with their respective terms.

            2.5.2. Ownership and Status of Parent. As of the date hereof, all of the limited liability company interests in the Parent are owned and held, beneficially and of record, and prior to the Closing will be owned and held, beneficially and of record, by MGI and MCM. As of the date hereof, there are no preemptive or similar rights, and prior to the Closing there will be no such rights, with respect to the limited liability company interests in the Parent or the LLC Units representing such interests. Except for this Agreement, as of the date hereof, there are not, and prior to the Closing there will not be, any (i) subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating the Parent to issue or sell any LLC Units or any other equity interests therein or (ii) outstanding securities convertible into or exchangeable for any LLC Units or such equity interests. Since the date of its formation, the Parent has not (i) acquired any assets, (ii) undertaken any liabilities or obligations, (iii) engaged in any activities or (iv) become a party to any agreement, commitment, arrangement or understanding with any Person, in each case except for this Agreement and the documents and instruments executed and delivered, or to be executed and delivered, by the Parent in connection herewith or the transactions contemplated hereby and thereby.

            2.5.3. Corporate Status, Ownership and Authority of Merger Sub. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. All of the outstanding shares of capital stock of Merger Sub have been duly authorized and validly issued and are fully paid and non-assessable. Merger Sub has the corporate power and authority to execute and deliver this Agreement and the other agreements and instruments to be entered into by it in connection herewith to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby to be consummated by it. The execution, delivery and performance of this Agreement and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and this Agreement constitutes and, when executed, such other agreements and instruments to which Merger Sub is or will be a party will constitute, valid and binding obligations of Merger Sub, enforceable against Merger Sub in accordance with their respective terms. Since the date of its incorporation, the Merger Sub has not (i) acquired any assets, (ii) undertaken any liabilities or obligations,
(iii) engaged in any activities or (iv) become a party to any agreement, commitment, arrangement or understanding with any Person, in each case except for this Agreement and the documents and instruments executed and delivered, or to be executed and delivered, by the Merger Sub in connection herewith or the transactions contemplated hereby and thereby.

            2.5.4. No Violations; Consents and Approvals. The execution, delivery and performance by the Parent and Merger Sub of this Agreement and the other agreements and instruments to be entered into by them in connection herewith and the consummation of the transactions contemplated hereby and thereby to be consummated by them do not and will not result in (i) any violation of the Organizational Documents of the Parent or Merger Sub, (ii) any breach or violation of Applicable Law applicable to the Parent or Merger Sub or
(iii) any breach or violation of or default under any agreement or other instrument to which the Parent or Merger Sub is a party or by which the Parent, Merger Sub or any of their respect the properties or assets is bound, except, in the case of clauses (ii) and (iii), for such breaches, violations or defaults that would not reasonably be expected to have a material adverse effect on the ability of the Parent or Merger Sub to consummate the Merger and the other transactions contemplated hereby. Except as set forth in Section 2.5.4 of the MGI Disclosure Letter, no Governmental Approval or other Consent is required to be obtained or made by the Parent or Merger Sub in connection with the execution and delivery of this Agreement and the other agreements and instruments to be entered into by either of them in connection herewith or the consummation by the Parent and Merger Sub of the transactions contemplated hereby or thereby.

            2.5.5. Information in Registration Statement and Offer Documents. The Registration Statement (or any amendment thereof), at the date of its effectiveness, and the Offer Documents (and any amendment or supplement thereto) at the date that they are mailed to the holders of MGI Common Stock, the holders of CERA Common Stock and the holders of partnership interests in CERA LP, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made with respect to statements made therein based on information supplied by or on behalf of MGI, the Stockholders, GS LP, CERA LP or CERA Inc. for inclusion or incorporation by reference in the Registration Statement or the Offer Documents. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

            2.5.6. Brokers. There is no agreement that obligates any party to pay any broker's or finder's fee or commission or similar compensation to any Person acting on behalf of the Parent or Merger Sub with respect to any sale of CERA Inc., CERA LP, the assets of CERA Inc. and/or CERA LP or any equity interest or partnership interest in either of them.

                                   ARTICLE III

                                    COVENANTS

            3.1  Covenants of the Stockholders.

            3.1.1. Conduct of Business. From the date hereof to the Closing Date, except as expressly contemplated by this Agreement or the transactions contemplated hereby, as described in Section 3.1.1 of the CERA Disclosure Letter or as consented to by MGI, the Stockholders and GS LP will cause CERA Inc. and CERA LP to:

            (a) carry on their respective businesses in the ordinary course consistent with past practices, and use all commercially reasonable efforts to preserve intact their respective present business organizations, keep available the services of their officers and key employees and preserve their relationships with clients and others having material business dealings with either of them, except to the extent that the failure to do so would not, and would not reasonably be expected to, result in a CERA Material Change;

            (b) in the case of CERA Inc., not amend its articles of incorporation, by-laws or other Organizational Documents, and, in the case of CERA LP, not amend its certificate of limited partnership, limited partnership agreement or other Organizational Documents;

            (c) (x) not declare, set aside or pay any dividends on, or make any other distributions in respect of, any shares of its capital stock in the case of CERA Inc. and any of its partnership interests in the case of CERA LP, or otherwise make any payments to the Stockholders, GS LP or the present or future employees of (including individuals who are parties to consulting agreements or arrangements with) CERA Inc. or CERA LP, other than (i) as expressly provided in this Agreement, (ii) pursuant to the CERA Cash Distribution,
      (iii) the payment to such employees of CERA Inc. or CERA LP, in their capacities as such, of their respective base salaries (or, with respect to consultants, base compensation) and other benefits and expense reimbursements (but expressly excluding bonuses and other incentive compensation), in each such case, in the ordinary course of business consistent with past practices, provided that CERA Inc. and CERA LP shall be entitled to increase such base salaries or base compensation and/or other benefits and expense reimbursements, in an amount not to exceed $20,000 in the case of any individual or $750,000 in the aggregate, (iv)
      (A) cash bonuses to such employees of CERA Inc. or CERA LP in an aggregate amount not to exceed $3.9 million or (B) signing bonuses in an amount in the case of any individual not to exceed $50,000 and (v) dividends and other distributions, in an aggregate amount not to exceed $50,000, by CERA LP to CERA Inc. to enable CERA Inc. to pay its liabilities and (vi) dividends and other distributions in an aggregate amount not to exceed the sum of $195,800 and 44% of the amount of CERA LP's taxable income for the period July 1, 1997 through the Closing Date to allow the partners of CERA LP (or, in the case of CERA Inc., the shareholders of CERA Inc.) to pay their tax liabilities with respect to the taxable income of CERA LP or (y) not, other than pursuant to the CERA Cash Distribution, purchase, redeem or otherwise acquire any shares of capital stock of CERA Inc. or partnership interests in CERA LP or any other securities thereof or any rights, warrants or options to acquire any such shares, partnership interests or other securities;

            (d) not issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of the capital stock of CERA Inc., partnership interests in CERA LP or other securities (including, without limitation, any rights, warrants or options to acquire any securities);

            (e) other than the CERA Distribution Loan and borrowings in the ordinary course of business under the $1,750,000 line of credit extended to CERA LP by Cambridge Trust Company (as in effect on the date hereof), not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any


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

      debt securities or guarantee any debt securities of others, or make any loans, advances or capital contributions to, or investments in, any other Person;

            (f) not acquire or agree to acquire, by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, company, association or other business organization or division thereof;

            (g) not make or incur any capital expenditure or expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $300,000;

            (h) (i) not enter into or amend any employment or consulting agreement or arrangement providing for cash compensation in excess of $125,000 per year or any retention, severance, change in control or similar agreement or arrangement with, (ii) not establish or amend any employee or consultant compensation or benefit plan or practice that is material to CERA Inc. and CERA LP, taken as a whole, and maintained for the benefit of, and (iii) other than as permitted under clause (x) of paragraph (c) of this Section 3.1.1, not pay or accrue any bonus or deferred compensation for or in respect of, any current, former or future director, officer or employee of or, in the case of an individual, consultant to CERA Inc. or CERA LP, in each case in any material respect, and in the case of clauses (i) and (ii), other than in the ordinary course of business consistent with past practices, and other than any such amendment to a CERA Plan that is made to maintain the qualified status of such CERA Plan or its continued compliance with Applicable Law;

            (i) not make any change in accounting practices or policies applied in the preparation of their respective financial statements except as required by GAAP;

            (j) other than as may be permitted pursuant to Section 3.1.1(h)(i) in respect of the employment or, in the case of any consulting agreement or arrangement to which an individual is a party, consulting agreements or arrangements of the type described in Section 2.1.8(c)(i), (x) not modify in any material respect any of the agreements, contracts or commitments


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

      set forth in Section 2.1.8 of the CERA Disclosure Letter (other than agreements, contracts and commitments with the clients listed in Section 2.1.8(a) of the CERA Disclosure Letter) or (y) not enter into any agreement, contract or commitment of the type (taking into account any dollar threshold set forth in Section 2.1.8) that would have been required to be listed in Section 2.1.8 of the CERA Disclosure Letter (other than any nonexclusive agreement, contract or commitment with a client that does not provide for contingent transaction fees) if in existence on the date hereof, in each case other than in the ordinary course of business consistent with past practices, provided, that CERA Inc. and CERA LP shall be entitled to enter into, outside of the ordinary course of business, agreements, contracts and commitments of the type described in this clause
      (y), after consultation with the Chairman of MGI, if entering into such agreements, contracts and commitments, individually and in the aggregate, would not, and would not reasonably be expected to, result in a CERA Material Change; and

            (k) not agree or commit to do any of the foregoing referred to in clauses (a) through (j) of this Section 3.1.1.

            3.1.2. CERA Cash Distribution. (a) Each of the Stockholders hereby agrees to cause CERA Inc. to apply the proceeds from the CERA Distribution Loan, immediately upon the receipt thereof, to pay the CERA Cash Distribution.

            (b) Each of the Stockholders, on behalf of themselves and each of their affiliates, agents, legal representatives, attorneys, trustees, predecessors and assigns, hereby (i) releases and forever discharges CERA Inc. and its subsidiaries, parent entities, affiliates, officers, directors, employees, stockholders, agents, attorneys, trustees and assigns, from any and all actions, causes of action, suits, covenants, contracts, agreements, damages, claims, liabilities and demands of any nature whatsoever, including without limitation any action pursuant to Section 45 or


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

Section 61 of Chapter 156B of the Massachusetts General Laws, arising out of or related to the CERA Cash Distribution or the CERA Distribution Loan, and (ii) agrees that they will not commence or prosecute any action or proceeding against CERA Inc. and its subsidiaries, parent entities, affiliates, officers, directors, employees, stockholders, agents, attorneys, trustees and assigns, including without limitation any action pursuant to Section 45 or Section 61 of Chapter 156B of the Massachusetts General Laws, that concerns the CERA Cash Distribution or the CERA Distribution Loan.

            3.1.3. Access and Information. From the date hereof to the Closing Date, the Stockholders will, and will cause CERA Inc. and CERA LP to, give to MGI, the Parent and Merger Sub and MGI's, the Parent's and Merger Sub's accountants, counsel and other representatives reasonable access during normal business hours to such of CERA Inc.'s and CERA LP's offices, properties, books, contracts, commitments, reports and records relating to CERA Inc. or CERA LP, and to furnish them or provide them with access to all such documents, financial data, records and information with respect to the properties and businesses of CERA Inc. or CERA LP, as MGI or the Parent shall from time to time reasonably request. In addition, from the date hereof to the Closing Date, the Stockholders will, and will cause CERA Inc. and CERA LP to, permit MGI, the Parent or Merger Sub and MGI's, the Parent's or Merger Sub's accountants, counsel and other representatives reasonable access to such personnel of CERA Inc. and CERA LP during normal business hours as may be reasonably requested by MGI, the Parent or Merger Sub in its review of the properties of CERA Inc. and CERA LP, the business affairs of CERA Inc. and CERA LP and the above-mentioned documents and records.

            3.1.4. Financial Information. From the date hereof to the Closing Date, the Stockholders will cause CERA LP to make available to MGI, the Parent and Merger Sub, promptly after the same become available, copies of such monthly management reports, if any, for CERA LP as may be furnished to senior management of CERA LP, together with such monthly financial statements as may be furnished to such management.

            3.1.5. No Solicitation. From the date hereof to the earlier of the Closing and the termination of this Agreement, none of the Stockholders, any of their Affiliates or any Person acting on their behalf shall (i) solicit, initiate or encourage any inquiries or proposals for, or enter into any discussions with respect to, the sale of CERA Inc., CERA LP, the assets of CERA Inc. and/or CERA LP, any equity interest in CERA Inc. or any partnership interest in CERA LP (any such inquiry or proposal, a "CERA Acquisition Transaction") or (ii) furnish or cause to be furnished any non-public information concerning CERA Inc. or CERA LP to any Person (other than MGI, the Parent, GS LP and their respective representatives, and the professional advisors to


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

CERA LP, CERA Inc., the Stockholders and GS LP) in connection with any such inquiries or proposals. The Stockholders shall promptly notify MGI of any inquiry or proposal received by the Stockholders or any of their Affiliates with respect to any such CERA Acquisition Transaction and will keep MGI fully informed of the nature, details and status of any such inquiry or proposal.

            3.1.6. FIRPTA Affidavits. Each Stockholder shall deliver to MGI and CERA Inc. an affidavit, as contemplated under and meeting the requirements of section 1.1445-2(b)(2)(i) of the Treasury Regulations, to the effect that such Stockholder is not a "foreign person" within the meaning of the Code and applicable Treasury Regulations.

            3.2  Covenants of MGI.

            3.2.1. Conduct of Business. From the date hereof to the Closing Date, except as expressly contemplated by this Agreement or the transactions contemplated hereby, as described in Section 3.2.1 of the MGI Disclosure Letter or as consented to by the Founding Stockholders, MGI will, and will cause each of the MCM Companies to:

            (a) carry on their respective businesses in the ordinary course consistent with past practices, and use all commercially reasonable efforts to preserve intact their respective present business organizations, keep available the services of their officers and key employees and preserve their relationships with clients and others having material business dealings with them, except to the extent that failure to do so would not, and would not reasonably be expected to, result in an MGI Material Change;

            (b) in the case of MGI, not amend its certificate of incorporation, by-laws or other Organizational Documents;

            (c) with respect to MGI only, (x) not declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, or (y) other than pursuant to any MGI Management Stock Subscription Agreement or any agreement governing any Existing MGI Option, not purchase, redeem or otherwise acquire any shares of capital stock of MGI or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

            (d) other than pursuant to any agreement governing any Existing MGI Option, not issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of the capital stock of MGI or other securities (including, without limitation, any rights, warrants or options to acquire any securities) of MGI;

            (e) other than amounts to be borrowed by MCM in connection with the CERA Distribution Loan and the other transactions contemplated hereby and other than indebtedness to any other MCM Company, not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

            (f) not acquire or agree to acquire, by merging or consolidating with, by purchasing a substantial portion of the assets of or equity in or by any other manner, any business or any corporation, partnership, company, association or other business organization or division thereof;

            (g) not make or incur any capital expenditure or expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $300,000;

            (h) not make any change in accounting practices or policies applied in the preparation of their respective financial statements except as required by GAAP;

            (i) (x) not modify in any material respect any of the agreements, contracts or commitments set forth in Section 2.4.11 of the MGI Disclosure Letter (other than the agreements, contracts or commitments with customers listed in Section 2.4.11(b) of the MGI Disclosure Letter), and (y) not enter into any agreement, contract or commitment of the type (taking into account any dollar threshold set forth in Section 2.4.11) that would have been required to be listed on Section 2.4.11 of the MGI Disclosure Letter (other than any agreement, contract or commitment with a customer) if in existence on the date hereof, in each case other than in the ordinary course of business consistent with past practices, provided, that an MCM Company shall be entitled to enter into, outside of the ordinary course of business, agreements, contracts and commitments of the type described in this clause (y), after consultation


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

      with Mr. Yergin, if entering into such agreements, contracts and commitments, individually and in the aggregate, would not, and would not reasonably be expected to, result in an MGI Material Change; and

            (j) not agree or commit to do any of the foregoing referred to in clauses (a) through (i) of this Section 3.2.1.

            3.2.2. CERA Distribution Loan. Subject to obtaining the financing set forth in Section 3.2.3, MGI hereby agrees to cause MCM to make the CERA Distribution Loan to CERA Inc., on the day immediately preceding the Closing Date, pursuant to a loan agreement in form and substance reasonably satisfactory to MGI and CERA Inc., which shall provide that CERA Inc. will be required to make cash payments in respect of principal or interest thereunder prior to June 30, 2000 only to the extent such payments are required to be made by the Board of the Parent.

            3.2.3. Financing. MGI shall cause MCM to use its reasonable best efforts to enter into definitive financing agreements and to do all such acts and things reasonably necessary to consummate the financing transactions required to enable MCM to make the CERA Distribution Loan. MGI shall keep the Founding Stockholders or their representatives fully informed in all material respects concerning the general status and the terms and conditions of the financing.

            3.2.4. Access and Information. From the date hereof to the Closing Date, the MCM Companies will give to the Founding Stockholders, GS LP, CERA Inc. and CERA LP and the Stockholders', GS LP's, CERA Inc.'s and CERA LP's accountants, counsel and other representatives reasonable access during normal business hours to such of the MCM Companies' offices, properties, books, contracts, commitments, reports and records relating to the MCM Companies, and to furnish them or provide them with access to all such documents, financial data, records and information with respect to the properties and businesses of the MCM Companies, as the Founding Stockholders or GS LP shall from time to time reasonably request. In addition, from the date hereof to the Closing Date, the MCM Companies will permit the Stockholders, GS LP, CERA Inc. or CERA LP and the Stockholders', GS LP's, CERA Inc.'s or CERA LP's accountants, counsel and other representatives reasonable access to such personnel of the MCM Companies during normal business hours as may be reasonably requested by the Stockholders or GS LP


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

in their review of the properties of the MCM Companies, the business affairs of the MCM Companies and the above-mentioned documents and records.

            3.2.5. Financial Information. From the date hereof to the Closing Date, MGI will make available to the Founding Stockholders, promptly after the same become available, copies of such monthly reports, if any, for MGI as may be furnished to senior management of MGI, together with such monthly financial statements as may be furnished to such management.

            3.2.6. FIRPTA Certification. MGI shall deliver a certificate to the Parent, dated no more than 30 days prior to the Closing Date and signed by a responsible officer of MGI, that MGI is not, and has not been at any time since its incorporation, a United States real property holding company, as defined in section 897(c)(2) of the Code.

            3.2.7. No Solicitation. From the date hereof to the earlier of the Closing and the termination of this Agreement, neither MGI nor any of its Affiliates or any Person acting on its behalf shall (i) solicit, initiate or encourage any inquiries or proposals for, or enter into any discussions with respect to, the sale of MGI, MCM or any other MCM Company material to the MCM Companies, taken as a whole, the assets of MGI, MCM and/or any MCM Company or, other than pursuant to the Existing MGI Options, any equity interest in MGI, MCM or any such other MCM Company (any such inquiry or proposal, an "MGI Acquisition Transaction") or (ii) furnish or cause to be furnished any non-public information concerning the MCM Companies to any Person (other than CERA Inc., CERA LP, the Stockholders, GS LP and their respective representatives, and the professional advisors to MGI, the Parent and the Merger Sub) in connection with any such inquiries or proposals. MGI shall promptly notify the Founding Stockholders of any inquiry or proposal received by MGI or any of its Affiliates with respect to any such MGI Acquisition Transaction and will keep the Founding Stockholders fully informed of the nature, details and status of any such inquiry or proposal.

            3.3  Covenants of GS LP.

            3.3.1. No Solicitation. From the date hereof to the earlier of the Closing and the termination of this Agreement, none of GS LP, any of its Affiliates or any Person acting on their behalf shall (i) solicit, initiate or encourage any inquiries or proposals for, or enter into any


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

discussions with respect to, any CERA Acquisition Transaction or (ii) furnish or cause to be furnished any non-public information concerning CERA Inc. or CERA LP to any Person (other than MGI, the Parent and their respective representatives) in connection with any such inquiries or proposals. GS LP shall promptly notify MGI of any inquiry or proposal received by it or any of its Affiliates with respect to any such CERA Acquisition Transaction and will keep MGI fully informed of the nature, details and status of any such inquiry or proposal.

            3.3.2. FIRPTA Affidavit. GS LP shall deliver to MGI and CERA Inc. an affidavit, as contemplated under and meeting the requirements of section 1.1445-2(b)(2)(i) of the Treasury Regulations, to the effect that it is not a "foreign person" within the meaning of the Code and applicable Treasury Regulations.

            3.3.3. Consent and Waiver. By its execution hereof, GS LP unconditionally and irrevocably (i) consents to the execution and delivery by each of the Stockholders of this Agreement and each document and instrument (each, an "Ancillary Document") to be executed or delivered by such Stockholder in connection herewith, the performance by each of the Stockholders of their obligations hereunder and thereunder, and the consummation by all parties hereto, CERA Inc. and CERA LP of the transactions contemplated hereby and thereby, and (ii) waives, and agrees not to exercise, any and all rights it has, had or may have, pursuant to or under, or by reason of or in connection with,
(A) the GS Purchase Agreement, (B) the Existing Partnership Agreement, (C) the CERA Stockholders Agreement or (D) any other document or instrument, other than the GS Advisory Agreement, executed or delivered in connection with the acquisition by GS LP of the GS Partnership Interest, in each case including, without limitation, any and all rights thereunder to consent or object to, exercise pre-emptive, first refusal, repurchase or any other similar rights with respect to or receive notices or notifications in respect of, (x) the performance by the Stockholders of their obligations hereunder or under any Ancillary Document, (y) the Closing or (z) the consummation of any of the transactions contemplated hereby or by any Ancillary Document; provided that the provisions of this Section 3.3.3 shall become null and void, and shall have no further force or effect, upon (and in the event of) termination of this Agreement prior to the Closing.


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

            3.4  Additional Agreements.

            3.4.1. Confidentiality. (a) Termination of Existing Confidentiality Agreements. (i) All parties hereto hereby agree that the letter agreement, dated December 6, 1996, entered into with Wm. Sword & Co. Incorporated ("Sword"), in Sword's capacity as financial advisor to CERA Inc., by Clayton, Dubilier & Rice, Inc. ("CD&R"), on behalf of the MCM Companies, is hereby terminated effective as of the date hereof.

            (ii) All parties hereto hereby agree that (x) the letter agreement, dated April 2, 1997, entered into with MCM by Sword, on behalf of CERA Inc., and
(y) the letter agreement, dated as of November 6, 1996, entered into with CD&R by Sword, in Sword's capacity as financial advisor to CERA Inc., on behalf of CERA Inc., are hereby terminated effective as of the date hereof.

            (iii) None of the parties hereto or their Affiliates shall have any further rights, obligations or liabilities thereunder or under any other agreement entered into with Sword prior to the date hereof other than the engagement letters between CERA and Sword, dated as of July 1, 1993, September 13, 1993 and January 25, 1995 (as such letters may be amended, modified, supplemented or waived).

            (iv) All parties hereto agree to use commercially reasonable efforts to cause CERA Inc., MCM, CD&R and Sword to acknowledge and agree to the termination of the agreements described in this Section 3.4.1 as being terminated effective as of the date hereof.

            (b) Confidentiality. Except as otherwise provided in this Agreement,
(x) the Stockholders, GS LP, CERA Inc. and CERA LP, will, and will cause their Representatives to, keep confidential, and not use except in connection with this Agreement and the transactions contemplated hereby, all information which,


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

prior to the date hereof, has been or, from and after the date hereof, is furnished to any of them by the MCM Companies or any of their Representatives, or to which the Stockholders, GS LP, CERA Inc. or CERA LP, prior to the date hereof, have been or, from and after the date hereof, are given access, that in any way relates to the business of any of the MCM Companies and (y) MGI will, and will cause its Representatives to, keep confidential, and not use except in connection with this Agreement and the transactions contemplated hereby, all information which, prior to the date hereof, has been or, from and after the date hereof, is furnished to MGI or its Representatives, or to which MGI or its Representatives, prior to the date hereof, have been or, from and after the date hereof, are given access, that in any way relates to the business of CERA Inc. or CERA LP. The provisions of this Section 3.4.1(b) shall not apply to the disclosure or use by the Stockholders, GS LP, CERA Inc., CERA LP or their respective Representatives, on the one hand, and MGI or its Representatives, on the other hand, of any information, documents or materials (i) which are or become generally available to the public other than as a result of a disclosure by the receiving party or any Affiliate or Representative of the receiving party in violation of this Section 3.4.1, (ii) received from a third party on a non-confidential basis from a source other than the providing party or its Representatives, which source, to the knowledge of the receiving party after due inquiry, is not prohibited from disclosing such information to the receiving party by a legal, contractual or fiduciary obligation to the providing party,
(iii) required by Applicable Law to be disclosed by such party, or (iv) necessary to establish such party's rights under this Agreement or any related agreement, provided that, in the case of clauses (iii) and (iv), the Person intending to make disclosure of confidential information will promptly notify in writing the party to whom it is obliged to keep such information confidential and, to the extent practicable, provide such party a reasonable opportunity to prevent public disclosure of such information or, if appropriate, waive compliance with the terms of this Section 3.4.1.

            (c) The agreements and undertakings of the Stockholders, GS LP, CERA Inc. and CERA LP, on the one hand, and MGI, on the other hand, set forth in
Section 3.4.1(b) shall (x) continue until the earlier of (i) five years from the date hereof or (ii) the Closing and (y) survive the termination of this Agreement.

            3.4.2. Registration Statement. (a) Each of the parties hereto shall, and shall cause their respective Subsidiaries, controlled Affiliates, directors, officers, employees and representatives to, assist the Parent in the preparation and filing of the Registration Statement and furnish the Parent with all information in their possession concerning CERA Inc., CERA LP, the Stockholders, GS LP and the MCM Companies required for use in the Registration Statement, including, without limitation, such financial statements as may be required to be included in the Regis-


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

tration Statement or that are necessary to prepare pro forma financial statements and other information to be included in the Registration Statement. If, at any time on or prior to the Closing Date, any event with respect to the Stockholders, GS LP, CERA Inc., CERA LP, the MCM Companies or any of their respective Affiliates should occur which is required to be described in an amendment of or supplement to the Registration Statement, the party or parties hereto that are familiar with such event shall provide the Parent with a description of such event that is sufficient to enable the Parent or its representatives to prepare such amendment or supplement and shall otherwise assist the Parent in the preparation and filing of such amendment or supplement.

            (b) Subject to the performance of the covenants set forth in Section 3.4.2(a), the Parent shall prepare the Registration Statement (or cause it to be prepared), shall file it with the SEC promptly after the date hereof, shall use its commercially reasonable efforts to cause it to be declared effective and to remain effective through the Closing Date and, if at any time on or prior to the Closing Date, any event with respect to the Stockholders, GS LP, CERA Inc., CERA LP, the MCM Companies or any of their respective Affiliates shall occur which is required to be described in an amendment of or supplement to the Registration Statement, shall prepare such amendment or supplement (or cause it to be prepared) and promptly file it with the SEC.

            3.4.3. Public Announcements. From the date hereof to the Closing Date, except as required by Applicable Law, each of the parties hereto shall not, and shall not permit any of their Affiliates or representatives to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior consent of MGI and the Founding Stockholders; provided that this Section 3.4.3 shall not apply to any oral disclosures to be made to, or discussions to be held with, officers and employees of CERA LP or CERA Inc., on the one hand, or of any member of the MCM Group, on the other hand, by Representatives of CERA LP, CERA Inc. or any of the Stockholders, or by Representatives of any member of the MCM Group, as the case may be, and that CERA LP, CERA Inc. or any of the Stockholders, on the one hand, and any member of the MCM Group, on the other hand, shall obtain the prior consent of MGI or the Founding Stockholders, as applicable, for the use of any written communications that are to be presented or distributed to such officers and employees.


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

            3.4.4. Further Actions. (a) Generally. Each of the parties hereto agrees to use its, his or her commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby.

            (b) Filings; Consents. Each of the parties hereto shall, as promptly as practicable, (i) file or supply, or cause to be filed or supplied, all applications, notifications and information, including but not limited to filings pursuant to the HSR Act, required to be filed or supplied by or on behalf of it, him or her or any of its, his or her Affiliates pursuant to Applicable Law and (ii) use its, his or her commercially reasonable efforts to obtain, or cause to be obtained, all other Consents that may be required to be obtained or made by it, in each case in connection with this Agreement, the Transactions, the Registration Statement or the consummation of the other transactions contemplated hereby.

            (c) Other Actions. Each of the parties hereto shall use its, his or her commercially reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order to fulfill its, his or her obligations in respect of this Agreement and the transactions contemplated hereby. Each of the parties hereto will coordinate and cooperate with the other parties hereto in providing such information and supplying such reasonable assistance as may be reasonably requested by any of them in connection with the consummation of the transactions contemplated hereby.

            (d) Notice of Certain Events. From the date hereof to the Closing Date, each of the Stockholders and GS LP, on the one hand, shall promptly notify MGI, and MGI, the Parent and Merger Sub, on the other, shall promptly notify the Founding Stockholders, of:

            (i) any fact, condition, event or occurrence known to any of them that will or reasonably may be expected to result in the failure of any of the conditions contained in Article IV to be satisfied; and

            (ii) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of the Stockholders, CERA Inc., CERA LP or GS LP, on the one hand, or MGI, any other MCM Company, the Parent or Merger Sub, on the other, threatened against, relating to or involving or otherwise affecting CERA Inc. or CERA LP, on the one hand, or the MCM Companies, on the other, or any of their respective Affiliates which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 2.1.11 or Section 2.4.14, as applicable, or that relate to the consummation of the transactions contemplated by this Agreement.

            3.4.5. Tax Affairs. Through the Closing Date, the MCM Companies, on the one hand, and the Stockholders, on the other, shall, and in the case of the Stockholders, shall cause each of CERA LP and CERA Inc. to, conduct all Tax affairs relating to the MCM Companies or CERA LP and CERA Inc., as the case may be, only in the ordinary course, in substantially the same manner as heretofore conducted and in good faith in substantially the same manner as such affairs would have been conducted if this Agreement had not been entered into.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

            4.1 Conditions to Obligations of Each Party. The obligations of MGI, the Parent and Merger Sub to effect the Merger and to consummate the other transactions contemplated hereby, the obligations of the Stockholders and the Parent to engage in the CERA Stock Exchange and to consummate the other transactions contemplated hereby and the obligations of GS LP and the Parent to engage in the GS Partnership Interest Exchange and to consummate the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

            4.1.1. HSR Act Notification. In respect of the notifications of MGI, on the one hand, and CERA Inc., on the other hand, pursuant to the HSR Act, the applicable waiting period and any extensions thereof shall have expired or been terminated.

            4.1.2. Other Governmental Approvals. All other Governmental Approvals required to be made or obtained by any party hereto or any of their respective Affiliates in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby shall have been made or obtained, other than, in the case of any Governmental Approval solely in connection with the CERA


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

Roll-up, where the failure to make or obtain any such Governmental Approval would not have and would not reasonably be expected to have a CERA Material Adverse Effect.

            4.1.3. No Injunction, etc. Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including any Order of any court or other Governmental Authority (except, in the case of any such prohibition solely because of the CERA Roll-up, for any such prohibition that would not, and would not reasonably be expected to, have a CERA Material Adverse Effect), no action or proceeding brought by any Governmental Authority shall be pending on the Closing Date before any court or other Governmental Authority to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby, no court or other Governmental Authority shall have determined any Applicable Law making illegal the consummation of the transactions contemplated hereby to be applicable to this Agreement and no proceeding brought by any Governmental Authority with respect to the application of any such Applicable Law shall be pending.

            4.1.4. Registration Statement. The Registration Statement shall have been declared effective, no stop order suspending the effectiveness of the Registration Statement shall have been entered and no proceedings for that purpose shall have been initiated by the SEC.

            4.1.5. Certain Distributions. The CERA Distribution Loan and the CERA Cash Distribution shall have been made.

            4.1.6. LLC Agreement. The LLC Agreement, substantially in the form of Exhibit I hereto, shall have been executed and delivered by all parties hereto other than the Parent or Merger Sub.

            4.2 Conditions to Obligations of MGI, the Parent and Merger Sub. The obligations of MGI, the Parent and Merger Sub to effect the Merger and to consummate the other transactions contemplated hereby and the obligations of the Parent to engage in the CERA Stock Exchange and the GS Partnership Interest Exchange shall be subject to the fulfillment (or waiver by MGI), at or prior to the Closing Date, of the following additional conditions:


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

            4.2.1. Representations, Performance, etc. (a) The representations and warranties set forth in Sections 2.1, 2.2 and 2.3 (i) shall have been true and correct at and as of the date hereof, provided that if any such representation and warranty shall not have been true and correct at and as of the date hereof, the Stockholders and GS LP, upon written notice (which shall identify such representation and warranty and describe the respect in which it shall not have been so true and correct) to MGI delivered not later than three Business Days prior to the scheduled Closing Date, shall have until 30 days after the date on which the Closing would otherwise have been required to occur pursuant to Section 1.1.2 (without taking into account this proviso) to cure such breach in all respects in the case of any representation and warranty qualified by material adverse effect, and in any other case, to cure such breach in all material respects, or otherwise in a manner reasonably satisfactory to MGI; (ii) in the case of Section 2.1, shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date, except where the aggregate effect of the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have a CERA Material Adverse Effect; and (iii) in the case of Sections 2.2 and 2.3, shall be true and correct in all material respects at and as of the Closing Date as though made at and as of the Closing Date; provided in each case that the accuracy of any specific representation or warranty that by its terms speaks only as of the date hereof or another date prior to the Closing Date shall be determined solely as of the date hereof or such other date, as the case may be. The Stockholders and GS LP shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

            (b) The Stockholders and GS LP shall have delivered to MGI, the Parent and Merger Sub a certificate or certificates, dated the Closing Date and signed by each of them, with respect to the conditions set forth in Section 4.2.1(a) and 4.2.2.

            4.2.2. Material Adverse Effect. No event, occurrence, fact, condition, change, development or effect shall have occurred or come to exist since the date hereof that, individually or in the aggregate, has had or resulted in, or would be reasonably likely to have or result in, a CERA Material Adverse Effect.


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

            4.2.3. Employment Agreements. Each of the Founding Stockholders shall have executed and delivered an employment agreement (each, an "Employment Agreement"), substantially in the form of Exhibit J hereto.

            4.2.4. Consulting and Indemnification Agreements. CERA Inc. shall have become a party to the CD&R Consulting Agreement and the Fund IV Indemnification Agreement pursuant to an agreement or agreements in form and substance reasonably satisfactory to MGI.

            4.2.5. Opinions of Counsel. MGI, the Parent and Merger Sub shall have received favorable opinions, addressed to each of them and dated the Closing Date and in form and substance reasonably satisfactory to MGI and its counsel, from (i) Hale and Dorr LLP, special counsel to the Stockholders, including with respect to certain federal and Massachusetts Tax matters, and
(ii) counsel to GS LP.

            4.2.6. FIRPTA Affidavit. MGI shall have received from each Stockholder and GS LP an affidavit pursuant to Section 3.1.6 and Section 3.3.2.

            4.2.7. Consents and Approvals. The Stockholders and GS LP shall have received all requisite third party consents and approvals to or of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby listed in Sections 2.1.1(b) or 2.2.2 of the CERA Disclosure Letter, except, in the case of Section 2.1.1(b), for any consents or approvals the failure of which to be made or obtained, individually and in the aggregate, would not have a CERA Material Adverse Effect and would not adversely affect the ability of any of the Stockholders to perform their obligations hereunder.

            4.2.8. Financing. MGI shall have caused MCM to obtain funds at least in the amount contemplated in this Agreement to finance the CERA Distribution Loan, on such terms as are satisfactory to MGI in its reasonable judgment.

            4.2.9. CERA Board of Directors. Such directors of CERA Inc. shall have resigned, and such other persons shall have been appointed as directors of CERA Inc., such that, effective simultaneously with the Closing, the board of directors of CERA Inc. shall be the same as the Board of the Parent.

            4.2.10. CERA and GS LP Holder Information Forms. Each of the Stockholders and GS LP shall have executed and


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

delivered a CERA Holder Information Form or GS LP Holder Information Form, as applicable, in accordance with Section 1.1.2(a) and (b).

            4.2.11. Copyrights. The Founding Stockholders and CERA Inc. shall have executed and delivered an agreement, in form and substance satisfactory to MGI, pursuant to which CERA Inc. shall agree to assign to the applicable Founding Stockholder(s) the copyrights in any book authored by such Founding Stockholder(s) in the course of his employment with CERA Inc., and each of the Founding Stockholders shall agree that CERA Inc. shall receive all of the economic benefits of all such books.

            4.2.12. CERA Organizational Documents. The articles of organization and the by-laws of CERA Inc. shall be amended, effective immediately upon the Closing, as necessary to contain the same provisions as contained in the LLC Agreement in respect of supermajority board voting provisions and board composition.

            4.2.13. Termination of Line of Credit. At or prior to the Closing, the Stockholders shall cause the $1,750,000 line of credit to CERA LP from Cambridge Trust Company, as in effect on the date hereof, and any related agreements, documents, financing statements, instruments or arrangements, to be terminated and all amounts due and payable thereunder to be paid in full.

            4.2.14. Proceedings. All proceedings of the Stockholders, CERA Inc., CERA LP and GS LP that are required in connection with the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory to MGI and its counsel, and MGI and such counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

            4.3 Conditions to Obligations of the Stockholders and GS LP. The obligations of the Stockholders to engage in the CERA Stock Exchange and to consummate the other transactions contemplated hereby and the obligations of GS LP to engage in the GS Partnership Interest Exchange and to consummate the other transactions contemplated hereby shall be subject to the fulfillment (or waiver by each of the Founding Stockholders), at or prior to the Closing, of the following additional conditions:

            4.3.1. Representations; Performance. (a) The representations and warranties set forth in Sections 2.4 and 2.5 (i) shall have been true and correct at and as of the date hereof, provided that if any such representation and warranty shall not have been true and correct at and as of the date hereof, MGI, upon written notice (which shall identify such representation and warranty and describe the respect in which it shall not have been so true and correct) to the Founding Stockholders delivered not later than three Business Days prior to the scheduled Closing Date, shall have until 30 days after the date on which the Closing would otherwise have been required to occur pursuant to Section 1.1.2 (without taking into account this proviso) to cure such breach in all respects in the case of any representation and warranty qualified by material adverse effect, and in any other case, to cure such breach in all material respects, or otherwise in a manner reasonably satisfactory to the Founding Stockholders; (ii) in the case of Section 2.4, shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date, except where the aggregate effect of the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have an MGI Material Adverse Effect; and (iii) in the case of Section 2.5, shall be true and correct in all material respects at and as of the Closing Date as though made at and as of the Closing Date; provided in each case that the accuracy of any specific representation or warranty that by its terms speaks only as of the date hereof or another date prior to the Closing Date shall be determined solely as of the date hereof or such other date, as the case may be. MGI, the Parent and Merger Sub shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

            (b) MGI, the Parent and Merger Sub shall have delivered to the Stockholders and GS LP a certificate, dated the Closing Date and signed by an authorized officer of each of MGI, the Parent and Merger Sub, with respect to the conditions set forth in Section 4.3.1(a) and 4.3.2.

            4.3.2. Material Adverse Effect. No event, occurrence, fact, condition, change, development or effect shall have occurred or come to exist since the date hereof that, individually or in the aggregate, has had or resulted in, or would be reasonably likely to have or result in, an MGI Material Adverse Effect.


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

            4.3.3. Opinion of Counsel. The Stockholders and GS LP shall have received favorable opinions, addressed to each of them and dated the Closing Date and in form and substance reasonably satisfactory to the Founding Stockholders and their counsel, from (i) the General Counsel of MGI, (ii) from Debevoise & Plimpton, special counsel to MGI and (iii) from Richards, Layton & Finger, special Delaware counsel to the Parent.

            4.3.4. Consents and Approvals. (a) MGI shall have received all requisite third party consents and approvals to or of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby listed in Section 2.4.2 of the MGI Disclosure Letter, except for any consents or approvals the failure of which to be made or obtained, individually and in the aggregate, would not have an MGI Material Adverse Effect and would not adversely affect the ability of MGI to perform its obligations hereunder.

            4.3.5. MGI Board of Directors. Such directors of MGI and MCM shall have resigned, and such other persons shall have been appointed as directors of MGI and MCM, such that, effective simultaneously with the Closing, the boards of directors of MGI and MCM shall be the same as the Board of the Parent.

            4.3.6. MGI Organizational Documents. The certificates of Incorporation and the by-laws of MGI and MCM shall be amended, effective immediately upon the Closing, as necessary to contain the same provisions as contained in the LLC Agreement in respect of supermajority board voting provisions and board composition.

            4.3.7. Proceedings. All proceedings of MGI, the Parent and Merger Sub that are required in connection with the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory to the Founding Stockholders and their counsel, and the Founding Stockholders and their counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.


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

                                    ARTICLE V

                                OTHER AGREEMENTS

            5.1 Noncompetition. Each of Daniel H. Yergin, James P. Rosenfield and Joseph A. Stanislaw (collectively, the "Founding Stockholders") hereby agrees that during the period commencing on the Closing Date and ending on the fourth anniversary of the Closing Date, he shall not, directly or indirectly,
(A) as an individual proprietor, partner, member, principal, officer, employee, agent, consultant or stockholder, develop, produce, market, sell or render (or assist any other person in developing, producing, marketing, selling or rendering) products or services competitive anywhere in the United States or elsewhere in the world with, or (B) engage in business with, serve as an agent or consultant to, or become an individual proprietor, partner, member, principal or stockholder (other than a holder of less than 1% of the outstanding voting shares of any publicly held company) of or become employed in an executive capacity by, any person, firm or other entity ("Competitor") a substantial portion of whose business competes anywhere in the United States or elsewhere in the world with a substantial portion of the business of the Parent, CERA Inc., MGI or any of their respective Subsidiaries (collectively, the "MGI/CERA Group") that relates to the financial information, financial analysis, energy information and analysis or any other business then engaged in by any member of the MGI/CERA Group; provided that this Section 5.1 shall not be deemed to prohibit any of the Founding Stockholders from teaching courses at educational institutions or writing books or articles for public sale or making appearances on television or preparing or otherwise participating in television programs; and provided, further, that if the employment of a Founding Stockholder with CERA Inc. shall be terminated after the Closing Without Cause (as such term shall be defined in the applicable Employment Agreement between CERA Inc. and such Founding Stockholder) or for Good Reason (also as shall be defined in such Employment Agreement), the noncompetition period set forth in this Section 5.1 shall terminate with respect to such Founding Stockholder on the earlier of (x) the fourth anniversary of the Closing Date and (y) the first anniversary of the date of termination of such Founding Stockholder's employment. For the purposes of this Section 5.1, a "substantial portion" (x) in the case of the business of Competitor shall mean a line or lines of business that account for more than 50% of the consolidated revenue of Competitor


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

and (y) in the case of the MGI/CERA Group shall mean a line or lines of business that account for more than 25% of the consolidated revenues of the MGI/CERA Group, in each case for the fiscal year ended immediately prior to the date on which the Founding Stockholder first proposes to engage in any of the activities described in clause (B) of the immediately preceding sentence, provided, however, that in the case of a Competitor that has had less than three full years of operations, "substantial portion" shall mean a line or lines of business accounting for more than 50% of the projected consolidated revenues of such Competitor for the two fiscal years next succeeding the date on which Founding Stockholder first proposes to engage in any of the activities described in clause (B) of the immediately preceding sentence. Whether any such person, firm or entity so competes shall be determined in good faith by Employer's Board (as such term is defined in the applicable Employment Agreement). For purposes of this Section 5.1, the phrase employment "in an executive capacity" shall mean employment in any position in connection with which the applicable Founding Stockholder has or reasonably would be viewed as having powers and authorities with respect to any other person, firm or other entity or any part of the business thereof that are substantially similar, with respect thereto, to the powers and authorities assigned to any executive officer of CERA Inc. as described in the By-Laws of CERA Inc. as in effect on the date hereof.

            5.2 Enforceability of Covenants. The provisions of Sections 3.4.1 and 5.1 were negotiated in good faith by the parties hereto, and the parties hereto agree that such provisions are reasonable and are not more restrictive than necessary to protect the legitimate interests of the parties hereto. If any provision contained in Section 3.4.1 or Section 5.1 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of Section 3.4.1 or
Section 5.1. It is the intention of the parties hereto that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time that is not permitted by applicable law, or is any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform such provision to provide for a restriction or covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those


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

contained herein) as shall be valid and enforceable under applicable law.

            5.3 Further Actions and Events. In connection with the Closing:

            5.3.1. Termination or Adoption of Certain Arrangements. At the
Closing:

            (a) CERA Stock Restriction Agreements. Each of the Stockholders hereby agrees that, effective simultaneously with the Closing, each of the stock restriction agreements and documents listed in Section 2.1.2(c) of the CERA Disclosure Letter, including, without limitation, the Cambridge Energy Research Associates, Inc. 1985 Restricted Stock Plan, as amended, shall terminate and have no further force or effect (except to the extent that any provision thereof shall expressly provide that such provision shall survive the termination of such agreement or document), and that from and after the Closing, all of the parties thereto shall be released from all of their liabilities and obligations thereunder (other than any such liabilities or obligations that arose prior to the Closing).

            (b) Existing Arrangements with GS LP. Each of the Stockholders and GS LP hereby agrees that, effective simultaneously with the Closing, each of the GS Purchase Agreement, the CERA Stockholders Agreement and all other documents and instruments executed or delivered in connection with the acquisition by GS LP of the GS Partnership Interest (other than the Existing Partnership Agreement, which shall be terminated by operation of law, and the GS Advisory Agreement) shall terminate and have no further force or effect (except to the extent that any provision thereof shall expressly provide that such provision shall survive the termination of such agreement or document), and that from and after the Closing, all of the parties thereto shall be released from all of their liabilities and obligations thereunder (other than any such liabilities or obligations that arose prior to the Closing).

            (c) MGI and CERA LLC Unit Option Plans. MGI shall, and each of the Stockholders shall cause CERA Inc. to, adopt the MCM Group, Inc. Management LLC Unit Option Plan and the Cambridge Energy Research Associates, Inc. Management LLC Unit Option Plan (the "CERA Option Plan"), respectively, substantially in the respective forms of Exhibits K and L hereto, together with the respective forms of management LLC Unit option agreements and management LLC Unit subscription agreements attached as Exhibits A and B thereto.

            (d) CERA Inc. Bonus Plan. Each of the Stockholders shall cause CERA Inc. to adopt a performance bonus program (the "CERA Bonus Plan"), in form and substance mutually satisfactory to MGI and the Founding Stockholders, pursuant to which the participants in the CERA Bonus Plan shall be entitled to receive annual incentive awards based upon the annual operating targets and other performance goals established, pursuant to the CERA Bonus Plan, by CERA Inc.'s board of directors from time to time.

            5.4 Certain Payments to CERA Management Members. The Parent hereby agrees to cause CERA Inc. to pay to each CERA Management Member who shall have received LLC Units pursuant to the distribution to CERA Management Members promptly after the Closing Date as provided for in Section 1.5, within 30 days after the due date (after taking into account any applicable extension) for filing the U.S. federal Income Tax Return of CERA Inc. for each taxable year ending after the Closing Date during which any deduction with respect to such distribution is actually utilized by CERA Inc. for U.S. federal Income Tax purposes (whether as a current deduction or as a deduction for a net operating loss carryover resulting from any such deduction), cash (subject to applicable withholding) in an amount equal to the product of (i) the quotient of (x) the number of LLC Units received by such CERA Management Member pursuant to such distribution divided by (y) the total number of LLC Units distributed by CERA Inc. pursuant to such distribution and (ii) an amount equal to (x) the amount of any such deduction so utilized by CERA Inc. during such taxable year (in the case of any such loss carryover, net of any related gain included in the gross income of CERA Inc. as a result of any examination of any U.S. federal Income Tax Return of CERA Inc. for any such taxable year prior to such taxable year) multiplied by (y) the highest corporate tax rate applicable for U.S. federal Income Tax purposes for such taxable year, provided that the amount set forth in subclause (ii)(x) shall not exceed CERA Inc.'s taxable income for such taxable year after taking into account all available deductions, losses and net operating loss carryovers but before taking into account the deduction described in subclause (ii)(x).

            5.5 Grants of Options to Purchase LLC Units. (i) On the Closing Date, (a) MGI shall grant options to purchase an aggregate of 33,444 LLC Units to Brera Capital

Partners, LLC or its designees, at an exercise price of $23.55 per LLC Unit, and
(b) CERA Inc. shall grant options to purchase an aggregate of 11,132 LLC Units to Mr. Edward Jordan, at an exercise price of $23.55 per LLC Unit, in full payment of the fee due to him in respect of the Transactions and the other transactions contemplated hereby and (ii) promptly after the Closing Date, CERA Inc. will grant to each Initial CERA Option Grantee, pursuant to the CERA Option Plan, options to purchase such number of LLC Units as is set forth opposite such Initial CERA Option Grantee's name on Exhibit C hereto, at an exercise price of $18.31 per LLC Unit.

                                   ARTICLE VI

                                   TERMINATION

            6.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

            (a) by the written agreement of the Founding Stockholders and MGI;

            (b) by MGI, on the one hand, or the Founding Stockholders, on the other hand, by written notice to the other after 5:00 p.m., New York City time, on November 30, 1997 if the Closing Date shall not have occurred by such date (unless the failure of the Closing Date to occur shall be due to, in the case of any termination by MGI, any material breach of this Agreement by MGI, the Parent or Merger Sub or, in the case of any termination by the Founding Stockholders, any material breach of this Agreement by the Stockholders or GS LP), unless such date is extended by the mutual written consent of MGI and the Founding Stockholders;

            (c) by MGI if there has been a breach on the part of the Stockholders or GS LP of any of their covenants set forth herein, or any failure on the part of the Stockholders or GS LP to perform their obligations hereunder (provided that MGI, the Parent and Merger Sub shall have performed and complied with, in all material respects, all agreements and covenants required by this Agreement to have been performed or complied with by them) prior to such time, such that, in any such case, any of the conditions to the effectiveness of the Transactions set forth in Section 4.1 or 4.2 could not


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

      (including without limitation through the use of diligent efforts to cure such breach or failure) be satisfied on or prior to the termination date contemplated by Section 6.1(b); or

            (d) by any of the Founding Stockholders, if there has been a breach on the part of MGI, the Parent or Merger Sub of any of their covenants set forth herein, or any failure on the part of MGI, the Parent or Merger Sub to perform their obligations hereunder (provided that the Stockholders and GS LP shall have performed and complied with, in all material respects, all agreements and covenants required by this Agreement to have been performed or complied with by them) prior to such time, such that, in any such case, any of the conditions to the effectiveness of the Transactions set forth in Section 4.1 or 4.3 could not (including without limitation through the use of diligent efforts to cure such breach or failure) be satisfied on or prior to the termination date contemplated by Section 6.1(b).

            6.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders, partners or Affiliates, except for any liability resulting from any party's breach of this Agreement and except that the provisions of Sections 3.4.1(b) and (c), 8.2, 8.5.4, 8.5.7 and 8.5.8 shall survive any such termination.

                                   ARTICLE VII

                                 INDEMNIFICATION

            7.1 Indemnification by the Stockholders and GS LP. To the fullest extent permitted by applicable law, each of the Stockholders, severally and not jointly, and GS LP covenants and agrees to defend, indemnify and hold harmless each of the Parent, the Surviving Corporation, such of the other members of the MCM Group (without duplication) as are, directly or indirectly, wholly owned by the Parent and the respective officers, directors and employees of the Parent, the Surviving Corporation and any such other member of the


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

MCM Group (collectively, the "MGI Indemnitees") from and against, and pay or reimburse the MGI Indemnitees for, any and all claims, demands, liabilities, obligations, losses, fines, costs, expenses, Litigation, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including interest and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder (collectively, "Losses"), incurred or suffered by any MGI Indemnitee (provided that any Loss incurred or suffered by any member of the MCM Group that is not, directly or indirectly, wholly owned by the Parent shall be deemed to be a Loss incurred or suffered by the Parent in an amount equal to the amount of such Loss incurred or suffered by such member of the MCM Group multiplied by a fraction, the numerator of which shall be the portion of the outstanding common equity interests of such member of the MCM Group that, directly or indirectly, is held by any wholly owned member of the MCM Group and the denominator of which shall be all of the outstanding common equity interests of such non-wholly owned member of the MCM Group) with respect to, resulting from or arising out of:

            (a) any inaccuracy of any representation or warranty by the Stockholders or GS LP made in or pursuant to this Agreement or in any certificate delivered by any Stockholder or GS LP in connection with the Closing; or

            (b) any failure by any of the Stockholders or GS LP to perform any of their covenants or agreements hereunder or fulfill any other of their obligations in respect hereof;

provided, that (i) in the case of any representation and warranty set forth in
Section 2.1, GS LP shall indemnify and hold harmless under this Section 7.1 for only 10%, and each of the Stockholders shall indemnify and hold harmless under this Section 7.1 for their respective percentages (as calculated pursuant to Section 7.4(b)) of 90%, of each Loss incurred or suffered with respect to, resulting from or arising out of such representation and warranty; (ii) GS LP shall not indemnify and hold harmless under this Section 7.1 for Losses incurred or suffered with respect to, resulting from or arising out of any representation and warranty set forth in Section 2.2 or any breach or nonfulfillment by the Stockholders of any covenant, agreement or obligation


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

described in Section 7.1(b); and (iii) the Stockholders shall not indemnify and hold harmless under this Section 7.1 for Losses incurred or suffered with respect to, resulting from or arising out of any representation and warranty set forth in Section 2.3 or any breach or nonfulfillment by GS LP of any covenant, agreement or obligation described in Section 7.1(b).

            7.2 Indemnification by MGI. To the fullest extent permitted by applicable law, MGI covenants and agrees to defend, indemnify and hold harmless each of the Stockholders and GS LP from and against, and pay or reimburse them for, any and all Losses incurred or suffered by any of them with respect to, resulting from or arising out of:

            (a) any inaccuracy of any representation or warranty by MGI, the Parent or Merger Sub made in or pursuant to this Agreement or in any certificate delivered by MGI, the Parent or Merger Sub in connection with the Closing; or

            (b) any failure by MGI, the Parent or Merger Sub to perform any of their covenants or agreements hereunder or fulfill any other of their obligations in respect hereof.

            7.3 Further Indemnification by GS LP. GS LP covenants and agrees to defend, indemnify and hold harmless each of the Stockholders from and against, and pay or reimburse them for, any and all Losses incurred or suffered by any of them with respect to, resulting from or arising out of:

            (a) any inaccuracy of any representation or warranty by GS LP made in or pursuant to Section 2.3 of this Agreement or in any certificate delivered by GS LP in connection with the Closing relating to any such representation or warranty; or

            (b) any failure by GS LP to perform any of its covenants or agreements hereunder or fulfill any of its obligations in respect hereof.

            7.4 Payment Adjustments, etc. Any indemnity payment made by any Stockholder or GS LP to the MGI Indemnitees, on the one hand, or by MGI to the Stockholders or GS LP, on the other hand, pursuant to this Article VII in respect of any claim (i) shall be net of an amount equal to


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(x) any insurance proceeds realized by and paid to the Indemnified Party minus
(y) any related costs and expenses, including the aggregate cost of pursuing any related insurance claims plus any correspondent increases in insurance premiums or other chargebacks and (ii) shall be (a) reduced by an amount equal to the Income Tax benefits, if any, attributable to such claim and (b) increased by an amount equal to the Income Taxes, if any, attributable to the receipt of such indemnity payment, but only to the extent that such Tax benefits are actually realized, or such Income Taxes are actually paid, as the case may be, by the Indemnified Party or any consolidated, combined or unitary group of which any Indemnified Party is a member.

            7.5 Indemnification Procedures; Limitations. (a) In the case of any claim asserted by a third party against a party entitled to indemnification under this Article VII (the "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided, that (i) counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party's expense and (ii) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such failure results in a lack of actual notice to the Indemnifying Party and such Indemnifying Party is materially prejudiced as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified


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Party's Tax liability or (in the case of an Indemnified Party that is an MGI
Indemnitee) the ability of any member of the MCM Group to conduct, in any material respect, its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to participate in the defense, settlement, negotiations or litigation relating to any such claim with counsel of its own choosing, with all of the fees and expenses of one (but not more than one) such counsel payable by the Indemnifying Party, provided that if the Indemnified Party does so exercise its right to participate, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand.

            (b) Notwithstanding anything to the contrary in the foregoing, (i) the aggregate indemnification obligations hereunder of the Stockholders and GS LP for Losses with respect to, resulting from or arising out of Section 7.1(a) and (b) shall not exceed $5,000,000 and (ii) each of the Stockholders and GS LP shall be required to indemnify and hold harmless under Section 7.1(a) and (b)
(x) only for each claim in respect of which the aggregate Losses exceed $50,000 and (y) only to the extent that the aggregate amount (without duplication and without regard to the indemnification threshold set forth in clause (x) above) of Losses incurred or suffered with respect to or in connection with the matters described in such Sections exceeds $250,000. For purposes of calculating the percentage of any Losses that any Stockholder shall be responsible for, the percentage shall be based on the ratio on the date hereof of (i) the number of shares of CERA Common Stock owned by such Stockholder to (ii) the aggregate number of shares of CERA Common Stock owned by all the Stockholders; provided that in the event that any Stockholder that is a trust for the benefit of any other Stockholder and/or the family members of or other persons affiliated with such other Stockholder shall fail to pay any or all of its pro rata portion of any Losses of an Indemnified Party subject to indemnification under Section 7.1 promptly after a request therefor is made, such Indemnified Party shall be entitled to recover, without


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

duplication, the amount of such unpaid Losses in accordance with the provisions hereof directly from such other Stockholder (in addition to any other payment in respect of such Losses that may be due hereunder from such other Stockholder).

            7.6 Survival of Representations and Warranties, etc. All claims for indemnification under clause (a) or (b) of Section 7.1, clause (a) or (b) of
Section 7.2 or clause (a) or (b) of Section 7.3 must be asserted on or prior to the date that is 30 days after the termination of the respective survival periods set forth in this Section 7.6. The representations, warranties, covenants and agreements made in or pursuant to this Agreement or in any certificate delivered in connection with the Closing shall survive the execution and delivery of this Agreement, any examination by or on behalf of the parties hereto and the completion of the transactions contemplated herein, but only to the extent specified below:

            (a) except as set forth below, the representations, warranties, covenants and agreements made in or pursuant to this Agreement or in any certificate delivered in connection with the Closing shall survive until the first anniversary of the Closing Date;

            (b) the representations and warranties contained in Sections 2.1.6 and 2.4.9 shall survive until the expiration of any statutes of limitations applicable to the particular Tax at issue, and the representations and warranties contained in Sections 2.1.16 and 2.4.19 shall survive until the expiration of any statutes of limitations applicable to the particular provision of ERISA at issue;

            (c) the covenants and agreements set forth herein which, by their terms, are to be performed subsequent to the Closing shall survive until the expiration of any applicable statutes of limitation; and

            (d) a representation and warranty, and a covenant and agreement, shall survive after the applicable time period set forth in subparagraph
      (a), (b) or (c) above only with respect to any claim that has been asserted within the time period set forth in the first sentence of this
      Section 7.6.


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                                  ARTICLE VIII

                           DEFINITIONS; MISCELLANEOUS

            8.1 Definition of Certain Terms. The terms defined in this Section 8.1, whenever used in this Agreement shall have the respective meanings indicated below for all purposes of this Agreement. All references herein to a Section, Article or Schedule are to a Section, Article or Schedule of or to this Agreement, unless otherwise indicated.

            Affiliate: of a Person means a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary. "Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

            Agreement: this Plan of Merger and Exchange Agreement, including the Exhibits hereto.

            Ancillary Document: as defined in Section 3.3.3.

            Applicable Law: all applicable provisions of all (i) statutes, laws, rules, administrative codes, regulations or ordinances of any Governmental Authority, (ii) Governmental Approvals and (iii) Orders of any Governmental Authority.

            Business Day: a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Cambridge, Massachusetts are authorized or required by law to close.

            CD&R: as defined in Section 3.4.1(a).

            CD&R Consulting Agreement: the Consulting Agreement, dated as of August 31, 1996, among MGI, MCM and CD&R, as amended, supplemented, waived or otherwise modified from time to time.


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            CERA Acquisition Transaction: as defined in Section 3.1.5.

            CERA Allocated LLC Units: as defined in Section 1.3.

            CERA Assets: as defined in Section 2.1.7(a).

            CERA Bonus Plan: as defined in Section 5.3.1(d).

            CERA CAGR: the compound annual growth rate, calculated as provided in Exhibit M hereto, of the revenues of CERA Inc. from the businesses engaged in by CERA Inc. or CERA LP on the date hereof (including the revenues from such businesses or transactions that the Board of the Parent may determine, at or prior to the time such businesses or transactions are first engaged in or entered into, shall be part of the businesses engaged in by CERA Inc. or CERA LP on the date hereof, but excluding all revenues from the GS Advisory Agreement or any other agreement which (i) imposes an exclusivity obligation on CERA Inc. or (ii) provides for compensation of CERA Inc. in the form of contingent transaction fees) (the "Qualifying Revenues"), determined in accordance with GAAP, from the fiscal year ended June 30, 1997 to the fiscal year ending June 30, 2000; provided that upon the first to occur, prior to June 30, 2000, of (x) a Public Offering or a Qualifying Sale, the CERA CAGR shall be deemed to be 20%, or (y) a Nonqualifying Sale, the CERA CAGR shall be deemed to be the compound annual growth rate, calculated as provided in Exhibit M, of the Qualifying Revenues from the fiscal year ended June 30, 1997 to the last day of the calendar month immediately preceding the closing date of such Nonqualifying Sale if such closing shall occur on or after the tenth day of the following month, and otherwise to the last day of the second calendar month immediately preceding such closing date.

            CERA Cash Distribution: as defined in the third recital to this Agreement.

            CERA Common Stock: as defined in the second recital to this Agreement.

            CERA Contingent Option: as defined in Section 1.3.


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

            CERA Contingent Option LLC Units: as defined in Section 1.3.

            CERA Disclosure Letter: as defined in Section 2.1.

            CERA Distribution Loan: as defined in the third recital to this Agreement.

            CERA Employment and Withholding Taxes: as defined in Section
      2.1.6(a).

            CERA Financial Statements: as defined in Section 2.1.3(a).

            CERA Headquarters Lease: as defined in Section 2.1.7(b).

            CERA Holder Information Form: the CERA Holder Information Form attached hereto as Exhibit D.

            CERA Inc.: as defined in the first recital to this Agreement.

            CERA Intellectual Property: as defined in Section 2.1.9(a).

            CERA Lease: as defined in Section 2.1.7(b).

            CERA Licenses: as defined in Section 2.1.9(a).

            CERA LLC Unit Grant Agreement: a Management LLC Unit Grant Agreement between CERA Inc. and a CERA Management Member, having terms that are substantially the same (except with respect to purchase price and except as specified in Section 1.5) as the corresponding terms of the form of management LLC Unit subscription agreement attached as Exhibit B to the CERA Option Plan, and pursuant to which CERA Inc. shall have granted to such CERA Management Member LLC Units and a right to receive Contingent LLC Units in accordance with Section 1.5.

            CERA LLC Unit Grant Plan: as defined in the ninth recital to this Agreement.

            CERA LP: as defined in the first recital to this Agreement.


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            CERA Management Members: as defined in the ninth recital to this
      Agreement.

            CERA Material Adverse Effect: a materially adverse effect on the business, financial condition, results of operations or properties of CERA Inc. and CERA LP, taken as a whole.

            CERA Material Change: a material change, after the date hereof, in the business, financial condition, results of operations or properties of CERA Inc. and CERA LP, taken as a whole.

            CERA Non-Voting Common Stock: as defined in the second recital to this Agreement.

            CERA Option Plan: as defined in Section 5.3.1(c).

            CERA Plans: as defined in Section 2.1.16(a).

            CERA Returns: as defined in Section 2.1.6(a).

            CERA Roll-up: as defined in the sixth recital to this Agreement.

            CERA Stock Exchange: as defined in the fourth recital to this Agreement.

            CERA Stockholders Agreement: the Agreement with Stockholders, dated as of November 30, 1994, by and among CERA Inc., GS LP and certain stockholders of CERA Inc. named therein.

            CERA Stockholders Common Stock: as defined in the second recital to this Agreement.

            CERA Taxes: as defined in Section 2.1.6(a).

            CERA Voting Common Stock: as defined in the second recital to this Agreement.

            CERA/GS Contingent Percentage: the percentage (rounded to the nearest hundredth of a percentage point) equal to the sum of (i) 33% plus
      (ii) the product of (x) 8.35% multiplied by (y) a fraction, the numerator of which is the CERA CAGR minus 16% and the denominator of which is 4%.


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

            Certificate of Merger: as defined in Section 1.1.2(d).

            Closing: as defined in Section 1.1.2.

            Closing Date: as defined in Section 1.1.2.

            Code: the Internal Revenue Code of 1986, as amended.

            Competitor:  as defined in Section 5.1.

            Consent: any consent, approval, authorization, waiver, permit, license, grant, exemption or order of, or registration, declaration or filing with, any Person, including but not limited to any Governmental Authority.

            Contingent LLC Units: the additional LLC Units that the Stockholders, GS LP and the CERA Management Members shall be entitled to receive pursuant to Sections 1.3(c), 1.4(c) and 1.5 and the management LLC Unit grant agreements to be entered into with each of the CERA Management Members, respectively, in an aggregate amount determined as follows: (i) if the CERA CAGR is less than 16%, the Contingent LLC Units shall be equal to 0; (ii) if the CERA CAGR is equal to 16%, the Contingent LLC Units shall be equal to 144,439; (iii) if the CERA CAGR is greater than 16% but less than 20%, the Contingent LLC Units shall be equal to an aggregate number of additional LLC Units such that the result obtained by dividing
      (x) the sum of 1,500,000 plus the Contingent LLC Units by (y) the sum of 4,838,710 plus the Contingent LLC Units shall be equal to the CERA/GS Contingent Percentage; and (iv) if the CERA CAGR is equal to or greater than 20%, the Contingent LLC Units shall be equal to 853,890; provided that the Contingent LLC Units may be adjusted pursuant to Section 1.8.

            Contingent Option Agreement: as defined in Section 1.1.2(c).

            Contingent Options: as defined in Section 1.4.

            DGCL: the General Corporation Law of the State of Delaware, as in effect from time to time.

            Dissenting Shares: as defined in Section 1.2.5.


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            Effective Time: as defined in Section 1.1.2(d).

            Employment Agreement: as defined in Section 4.2.3.

            Employment and Withholding Taxes: any federal, state, local, foreign or other employment, unemployment, social security, disability, workers' compensation, payroll, health care or other similar tax, duty or other governmental charge or assessment or deficiencies thereof and all Taxes required to be paid or withheld by or on behalf of each of the MCM Companies, CERA LP or CERA Inc., as applicable, in connection with amounts paid or owing to any employee, independent contractor, creditor or other party (including, but not limited to all interest and penalties thereon and additions thereto whether disputed or not).

            Environmental Activity: any storage, holding, release, emission, discharge, generation, disposal, handling or transportation of any Hazardous Materials.

            Environmental Laws: all Applicable Laws relating to the protection of the environment, to human health and safety, or to any Environmental Activity, including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, and the Occupational Safety and Health Act, and (ii) all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges or releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Materials.

            ERISA: the Employee Retirement Income Security Act of 1974, as amended.

            Exchange Act: the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

            Exchange Agent: the Person appointed by the Parent to administer the exchange of MGI Certificates for LLC Certificates pursuant to Section 1.2.6.


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            Existing MGI Options: as defined in Section 1.2.4(d).

            Existing Partnership Agreement: the Amended and Restated Agreement of Limited Partnership of CERA LP, dated as of November 30, 1994.

            Founding Stockholders: as defined in Section 5.1.

            Fund IV: as defined in Section 2.4.3.

            Fund IV Indemnification Agreement: the Indemnification Agreement, dated as of August 31, 1996, among MGI, MCM, CD&R and Fund IV, as amended, supplemented, waived or otherwise modified from time to time.

            GAAP: as defined in Section 2.1.3(b).

            Governmental Approval: any Consent of, with or to any Governmental Authority.

            Governmental Authority: any nation or government, any state or other political subdivision thereof, including, without limitation, any governmental agency, department, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, or any stock exchange or self-regulatory agency or authority.

            GS Advisory Agreement: the Advisory Agreement, dated as of November 30, 1994, between GS LP and CERA LP.

            GS Allocated LLC Units: as defined in Section 1.4.

            GS Contingent Option: as defined in Section 1.4.

            GS Contingent Option LLC Units: as defined in Section 1.4.

            GS LP: as defined in the introductory paragraph of this Agreement.

            GS LP Holder Information Form: the GS LP Holder Information Form attached hereto as Exhibit E.


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            GS Partnership Interest: as defined in the second recital to this
      Agreement.

            GS Partnership Interest Exchange: as defined in the fifth recital to this Agreement.

            GS Purchase Agreement: the Purchase Agreement, dated as of November 30, 1994, by and among CERA LP, CERA Inc. and GS LP.

            Hazardous Materials: any substance that: (i) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, (ii) requires investigation, removal or remediation under any Environmental Law, or is defined as a "hazardous waste" or "hazardous substance" thereunder, or
      (iii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Authority or Environmental Law.

            HSR Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

            Income Tax: any federal, state, local or foreign income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits or windfall profits tax or other similar tax, estimated tax, duty or other governmental charge or assessment or deficiencies thereof (including, but not limited to, all interest and penalties thereon and additions thereto whether disputed or not).

            Indemnified Party: as defined in Section 7.5.

            Indemnifying Party: as defined in Section 7.5.

            Initial CERA Option Grantees: as defined in the tenth recital to this Agreement.

            Intellectual Property: United States and foreign trademarks, service marks, trade names, trade dress, copyrights, and similar rights, including registrations and applications to register or renew the registration of any of the foregoing; United States and foreign letters patent and patent applications; and inventions,


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      processes, designs, formulae, trade secrets, know-how and all similar intellectual property rights.

            IRS: the Internal Revenue Service.

            Lien: any mortgage, pledge, hypothecation, security interest, encumbrance, title retention agreement, lien, charge or other similar restriction.

            Litigation: as defined in Section 2.1.11.

            LLC Agreement: as defined in Section 1.9(d).

            LLC Certificate: as defined in Section 1.2.6(a).

            LLC Units: as defined in the fourth recital to this Agreement.

            Losses: as defined in Section 7.1.

            MCM: as defined in the third recital to this Agreement.

            MCM Employment and Withholding Taxes: as defined in Section
      2.4.9(a).

            MCM Group or MCM Company: collectively, MGI, MCM and each of its Subsidiaries.

            MCM Headquarters Lease: as defined in Section 2.4.10(b).

            MCM Licenses: as defined in Section 2.4.12(a).

            MCM Returns: as defined in Section 2.4.9(a).

            MCM Taxes: as defined in Section 2.4.9(a).

            Merger: as defined in the first recital to this Agreement.

            Merger Sub: as defined in the introductory paragraph of this Agreement.

            MGI: as defined in the introductory paragraph of this Agreement.

            MGI Acquisition Transaction: as defined in Section 3.2.7.


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            MGI Assets: as defined in Section 2.4.10(a).

            MGI/CERA Group: as defined in Section 5.1.

            MGI Certificates: as defined in Section 1.2.6(a).

            MGI Class A Common Stock: the Class A Common Stock, par value $.01 per share, of MGI.

            MGI Class B Common Stock: the Class B Common Stock, par value $.01 per share, of MGI.

            MGI Class C Common Stock: the Class C Common Stock, par value $.01 per share, of MGI.

            MGI Common Stock: the MGI Class A Common Stock, the MGI Class B Common Stock and the MGI Class C Common Stock.

            MGI Disclosure Letter: as defined in Section 2.4.

            MGI Employee Option: as defined in Section 1.2.4(d).

            MGI Financial Statements: as defined in Section 2.4.6.

            MGI Holder Information Form: the MGI Holder Information Form attached hereto as Exhibit H.

            MGI Indemnitees: as defined in Section 7.1.

            MGI Intellectual Property: as defined in Section 2.4.12(a).

            MGI Lease: as defined in Section 2.4.10(b).

            MGI Management Option Plan: as defined in Section 1.2.4(d).

            MGI Management Stock Subscription Agreements: the Management Stock Subscription Agreements by and between MGI and each purchaser party thereto, as amended, supplemented, waived or otherwise modified from time to time, relating to the purchase of MGI Common Stock by such purchaser.

            MGI Material Adverse Effect: a materially adverse effect on the business, financial condition, results of

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      operations or properties of the MCM Companies, taken as a whole.

            MGI Material Change: a material change, after the date hereof, in the business, financial condition, results of operations or properties of the MCM Group, taken as a whole.

            MGI Option Plans: as defined in Section 1.2.4(d).

            MGI Plans: as defined in Section 2.4.19.

            MGI Special Option: as defined in Section 1.2.4(d).

            MGI Special Options Plan: as defined in Section 1.2.4(d).

            Nonqualifying Sale: a Sale of the Parent or CERA Inc. or a Spin-Off of CERA Inc. that does not constitute a Qualifying Sale.

            Offer Documents: the prospectus, information statement or other similar document or documents to be sent to the holders of MGI Common Stock in connection with and prior to the Merger.

            Order: as defined in Section 2.1.11.

            Organizational Documents: as to any Person, if a corporation, its articles or certificate of incorporation and by-laws; if a partnership, its certificate of partnership and partnership agreement; and if some other entity, its constituent documents.

            Parent: as defined in the introductory paragraph of this Agreement.

            Per Share MGI Allocated LLC Units: as defined in Section 1.2.4(a).

            Permitted CERA Liens: as defined in Section 2.1.7(a).

            Permitted MCM Liens: as defined in Section 2.4.10(a).

            Person: any natural person or any firm, partnership, limited liability partnership,

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      association, corporation, limited liability company, trust, business trust, Governmental Authority or other entity.

            Public Offering: a sale to the public in the United States of LLC Units or other equity interests in the Parent or its successor, or in CERA Inc., pursuant to an underwritten public offering of such LLC Units or other equity interests led by one or more underwriters, at least one of which is of nationally recognized standing.

            Qualifying Sale: (i) a Sale of the Parent or of CERA Inc. in which the aggregate value (in the case of any contingent or non-cash consideration, as determined in good faith by the board of directors or managers of the Parent or its successor) of the consideration paid for the equity interests in the Parent or its successor or in CERA Inc., as the case may be, is equal to or greater than $225,000,000 in the case of the Parent or such successor, or equal to or greater than $90,000,000 in the case of CERA Inc., or (ii) a Spin-Off of CERA Inc. in which the aggregate value (as determined in good faith by the board of directors or managers of the Parent or its successors after consideration of such factors, including a valuation of the capital stock of CERA Inc. by an independent valuation firm, as such board of directors or managers shall deem to be relevant) of the capital stock of CERA Inc. at the time of such Spin-Off shall be equal to or greater than $90,000,000.

            Registration and Participation Agreement: the Registration and Participation Agreement, dated as of August 31, 1996, among MGI and the stockholders of MGI that are parties thereto, as amended, supplemented, waived or otherwise modified from time to time.

            Registration Statement: the registration statement on Form S-4 to be filed by the Parent with the SEC with respect to the LLC Units (including the Contingent LLC Units and any LLC Units issuable upon exercise of the Contingent Options) to be issued in connection with the Merger, the CERA Stock Exchange and the GS Partnership Interest Exchange.

            Representatives: as to any Person, its accountants, counsel, consultants (including actuarial, insurance and industry consultants), employees, agents and other representatives and advisors.

            Return: any return, report, declaration, form, claim for refund or information statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed by or on behalf of any MCM Company, CERA LP or CERA Inc., as applicable.

            Sale: As applied to any entity, and whether accomplished through a single transaction or a series of related transactions:

            (i) the acquisition by any Person or "group" (as defined in Section 13(d) of the Exchange Act), other than any owner of equity interests in such entity as of the Closing Date or any Affiliate of such owner, of 50% or more of the combined voting power of such entity's or its successor's then outstanding voting securities or other voting equity interests;

            (ii) the merger or consolidation of such entity or its successor, as a result of which Persons who were owners of equity interests in such entity immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, securities or other equity interests representing more than 50% of the combined voting power entitled to vote generally in the election of directors or managers, as the case may be, of the survivor of such merger or consolidation; or

            (iii) the sale (directly or indirectly, whether through one or more transfers of securities of one or more entities or otherwise) of all or substantially all of the assets of such entity or its successor to one or more Persons that are not, immediately prior to such sale, Affiliates of such entity, such successor or owners of equity interests in such entity or such successor.

            SEC: the Securities and Exchange Commission.

            Securities Act: the Securities Act of 1933, as amended.

            Spin-Off of CERA Inc.: a distribution of all of the capital stock of CERA Inc. to holders of equity interests in the Parent or its successor, where no consideration is required to be paid for the capital stock so being distributed.

            Stockholders: as defined in the introductory paragraph of this Agreement.

            Sword: as defined in Section 3.4.1(a)(ii).

            Subsidiary: each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

            Surviving Corporation: as defined in Section 1.2.1.

            Tax: (i) any federal, state, local, foreign or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, excise, custom duties, transfer, documentary, registration, stamp, premium, real property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiency thereof of any kind whatsoever (including, but not limited to, all interest and penalties thereon and additions thereto whether disputed or not), (ii) any liability of any MCM Company, CERA LP or CERA Inc., as applicable, for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or of being a party to any agreement or arrangement whereby liability of any MCM Company, CERA LP or CERA Inc., as applicable, for payments of such amounts was determined or taken into account with reference to the liability of any other Person, and (iii) any liability of any MCM Company, CERA LP or CERA Inc., as applicable, for the payment of any amounts as a result of being party to any tax sharing or tax indemnity agreement or arrangement with respect to the payment of any amounts of the type described in clause
      (i) or (ii).

            Transactions: as defined in the fifth recital to this Agreement.

            Transfer Taxes: all transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including but not limited to any real property transfer Tax, whether based on value, proceeds or gain and whether direct or indirect, and any similar Tax).

            Treasury Regulations: the regulations prescribed under the Code.

            8.2 Expenses. Each party hereto shall be responsible for its own fees, costs and expenses (including attorneys' fees and expenses) in connection with this Agreement and the transactions contemplated hereby; provided, that in the event that the Closing shall occur, on the Closing Date MGI shall pay (i) the fees and expenses of Goldman Sachs & Co. in respect of the Transactions,
(ii) the fees and expenses of Wm. Sword & Co. in respect of the Transactions, in an aggregate amount not to exceed $1,355,811, and provided that any additional amount shall be payable by the Stockholders and/or GS LP and (iii) any Transfer Taxes that may be payable and due in respect of the Merger; and all of the other fees, costs and expenses (including, without limitation, attorneys' and accountants' fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, to the extent not previously paid, shall be paid by MGI and CERA Inc.

            8.3 Severability. If any provision of this Agreement is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

            8.4 Notices. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be (a) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (b) transmitted by hand delivery or reputable overnight delivery service, addressed as follows:

            (i)  if to MGI, to:

                  c/o McCarthy, Crisanti & Maffei, Inc.
                  One Chase Manhattan Plaza, Fl. 37
                  New York, New York  10005
                  Telecopy:  (212) 908-4345
                  Telephone: (212) 509-5800

                  Attention:  Mr. David D. Nixon

                  With copies to:

                  Clayton, Dubilier & Rice, Inc.
                  375 Park Avenue, 18th Floor
                  New York, New York  10152
                  Telecopy:  (212) 407-5252
                  Telephone: (212) 407-5200

                  Attention:  Mr. Donald J. Gogel

                  Brera Capital Partners, LLC
                  590 Madison Avenue, 18th Floor
                  New York, New York  10022
                  Telecopy:  (212) 835-1399
                  Telephone: (212) 835-1350

                  Attention:  Mr. Alberto Cribiore

                  and to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York  10022
                  Telecopy:  (212) 909-6836
                  Telephone: (212) 909-6000

                  Attention:  Steven R. Gross, Esq.

          (ii)    if to the Parent or Merger Sub to:

                  c/o McCarthy, Crisanti & Maffei, Inc.
                  One Chase Manhattan Plaza, F1.37
                  New York, New York 10005
                  Attention:  Mr. David D. Nixon
                  with a copy to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York 10022
                  Attention:  Steven R. Gross, Esq.


         (iii) if to a Stockholder, to such Stockholder at the address set forth on Exhibit N hereto:

                  with copies to:

                  Hale and Dorr LLP
                  60 State Street
                  Boston, Massachusetts  02109
                  Telecopy:  (617) 526-5000
                  Telephone: (617) 526-6000

                  Attention:  Paul P. Brountas, Esq.

        (iv)      if to GS LP, to:

                  Goldman, Sachs & Co.
                  85 Broad Street
                  New York, New York  10004
                  Telecopy:  (212) 902-3000
                  Telephone: (212) 902-1000

                  Attention:  Pierre F. Lapeyre

or, in each case, at such other address as may be specified in writing to the other parties hereto.

            8.5  Miscellaneous.

            8.5.1. Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

            8.5.2. Entire Agreement. This Agreement, including the Exhibits, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

            8.5.3. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

            8.5.4. Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARENT, MERGER SUB, THE STOCKHOLDERS, GS LP AND MGI HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATES OF NEW YORK AND DELAWARE, AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE, CITY AND COUNTY OF NEW YORK OR IN THE DISTRICT OF DELAWARE, AS APPLICABLE, SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND HEREBY AND THEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT OR THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE, DELAWARE STATE OR FEDERAL COURT. THE PARENT, MERGER SUB, THE STOCKHOLDERS, GS LP AND MGI HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREE THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 8.4, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT INVOLVES AT LEAST $100,000.00 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C. ss. 2708. EACH OF THE PARTIES HERETO IRREVOCABLY AGREES, TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY'S AGENT FOR ACCEPTANCE OF LEGAL PROCESS.

            8.5.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

            8.5.6. Assignment. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto.

            8.5.7. No Third Party Beneficiaries. Except for Article VII, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

            8.5.8. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.8.

            8.5.9. Amendment; Waivers. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                              MCM GROUP, INC.


                              By: /s/  David D. Nixon
                                  ------------------------
                                  Name:  David D. Nixon
                                  Title: President and Chief
                                  Executive Officer

                              GLOBAL DECISIONS GROUP LLC


                              By: /s/  Gordon McMahon
                                  ------------------------
                                  Name: Gordon McMahon
                                  Title: Vice President and
                                  Secretary

                              GDG MERGER CORPORATION


                              By: /s/  Gordon McMahon
                                  ------------------------
                                  Name:  Gordon McMahon
                                  Title: Vice President and
                                  Secretary

                              STOCKHOLDERS:


                              /s/  Daniel H. Yergin
                              --------------------------------
                              Daniel H. Yergin


                              /s/  Joseph A. Stanislaw
                              --------------------------------
                              Joseph A. Stanislaw


                              /s/  James P. Rosenfield
                              --------------------------------
                              James P. Rosenfield


                              /s/  Jamie W. Katz
                              --------------------------------
                              Jamie W. Katz, as Trustee for the
                              James P. Rosenfield Irrevocable Gift
                              Trust


                              /s/  Augusta McC. P. Stanislaw
                              --------------------------------
                              Augusta McC. P. Stanislaw, as Trustee
                              for the Joseph A. Stanislaw 1994 Trust
                              for Louis Joseph Perkins Stanislaw


                              /s/  Augusta McC. P. Stanislaw
                              --------------------------------
                              Augusta McC. P. Stanislaw, as Trustee
                              for the Joseph A. Stanislaw 1994 Trust
                              for Katrina Augusta Perkins Stanislaw

                              /s/  Augusta McC. P. Stanislaw
                              --------------------------------
                              Augusta McC. P. Stanislaw, as Trustee
                              for the Joseph A. Stanislaw 1994 Trust
                              for Henry Winslow Perkins Stanislaw


                              /s/  I.C. Bupp
                              --------------------------------
                              I.C. Bupp


                              /s/  Stephen C. Aldrich
                              --------------------------------
                              Stephen C. Aldrich

                              THE GOLDMAN SACHS GROUP, L.P.

                              By: The Goldman Sachs Corporation, as
                              general partner of The Goldman
                              Sachs Group, L.P.


                              By: /s/  David Leuschen
                              --------------------------------
                                  Name:  David Leuschen
                                  Title: Executive Vice President

                                                                       Exhibit A

                             CERA Management Members

                                    CERA              GDG
      PARTICIPANT                LTICP UNITS       LLC UNITS
      -----------                -----------       ---------
Kevin Lindemer                      7,500            11,250

Phillippe Michelon                  7,500            11,250

Thomas Robinson                     7,500            11,250

Gary Simon                          7,500            11,250

William Durbin                      3,750             5,625

Thane Gustafson                     3,750             5,625

Daniel Lucking                      3,750             5,625

Alice Barsoomian                    2,000             3,000

Simon Blakey                        2,000             3,000

Dennis Eklof                        2,000             3,000

Robert Esser                        2,000             3,000

Odd Hassel                          2,000             3,000

Edward Jordan                       2,000             3,000

Micheline Manoncourt                2,000             3,000

Sue Lena Thompson                   2,000             3,000

Ray Vernon                          2,000             3,000

Julian West                         2,000             3,000

Steve Aldrich                       1,000             1,500

Ann Louise Hittle                   1,000             1,500

Steve Haggett                       1,000             1,500

Bruce Humphrey                      1,000             1,500

Chuck Jordan                        1,000             1,500

Susan Leland                        1,000             1,500

Larry Makovich                      1,000             1,500

Greg McCormack                      1,000             1,500

James Placke                        1,000             1,500

Brian Ward                          1,000             1,500

     TOTAL                         71,250           108,875

                                                                      Exhibit B


Exhibit B to the Plan of Merger and Exchange Agreement filed separately as
Exhibit 10.36

                                                                       Exhibit C

                               OPTIONS EXHIBIT

                                        # OF LLC UNITS         EXERCISE
 GROUP         NAMES                     UNDER OPTION           PRICE
 -----         -----                    --------------         --------
   I        Steve Aldrich                   17,000              $18.31
            Kevin Lindemer                  17,000              $18.31
            Dan Lucking                     17,000              $18.31
            Philippe Michelon               17,000              $18.31
            Thomas Robinson                 17,000              $18.31
            Gary Simon                      17,000              $18.31
  II        William Durbin                  10,500              $18.31
            Dennis Eklof                    10,500              $18.31
            Thane Gustafson                 10,500              $18.31
            Steve Haggett                   10,500              $18.31
            Sue Lena Thompson               10,500              $18.31
            Julian West                     10,500              $18.31
  III       Kimra Anderson Graves            2,000              $18.31
            Peter Augustini                  2,000              $18.31
            Alice Barsoomian                 2,000              $18.31
            Simon Blakey                     2,000              $18.31
            Mack Brothers                    2,000              $18.31
            Lou Carranza                     2,000              $18.31
            Bob Esser                        2,000              $18.31
            Scott Foster                     2,000              $18.31
            Odd Hassel                       2,000              $18.31
            Peter Hughes                     2,000              $18.31
            Gary Hunt                        2,000              $18.31
            Ed Kelly                         2,000              $18.31

                                                                       Exhibit C

                                          # OF LLC UNITS         EXERCISE
  GROUP               NAMES                UNDER OPTION           PRICE
  -----               -----               --------------         --------
II (cont'd)     Ann Louise Hittle              2,000               $18.31
                Mike Maddox                    2,000               $18.31
                Larry Makovich                 2,000               $18.31
                Micheline Manoncourt           2,000               $18.31
                Susan Ruth                     2,000               $18.31
                Helen Sisley                   2,000               $18.31
                Brian Ward                     2,000               $18.31
    III         Jennifer Battersby             1,250               $18.31
                Claire Behrens                 1,250               $18.31
                Peter Bogin                    1,250               $18.31
                Ben Frickel                    1,250               $18.31
                Aldyn Hockstra                 1,250               $18.31
                Paul Hoffman                   1,250               $18.31
                Bruce Humphrey                 1,250               $18.31
                Huaibin Lu                     1,250               $18.31
                Elizabeth McCrary              1,250               $18.31
                Jim Meitl                      1,250               $18.31
                Martin Meyers                  1,250               $18.31
                Jim Placke                     1,250               $18.31
                Laurent Ruseckas               1,250               $18.31
                Sondra Scott                   1,250               $18.31
                Bill Veno                      1,250               $18.31
     V          Mike Banville                    325               $18.31
                Paul Barnhill                    325               $18.31
                Teresa Chang                     325               $18.31

                                                                       Exhibit C

                                          # OF LLC UNITS         EXERCISE
  GROUP               NAMES                UNDER OPTION           PRICE
  -----               -----               --------------         --------
V (cont'd)      Susan Cummings Wiseman        325                 $18.31
                Frederic de Collar            325                 $18.31
                Ken Downey                    325                 $18.31
                Frederic Egel                 325                 $18.31
                Eduardo Fernandez             325                 $18.31
                Kelly Gemiti                  325                 $18.31
                Judy Gideonse                 325                 $18.31
                John Hoffman                  325                 $18.31
                Chuck Jordan                  325                 $18.31
                Mike Kelly                    325                 $18.31
                Ross Kiener                   325                 $18.31
                Roberta Klix                  325                 $18.31
                Kelley Knight                 325                 $18.31
                Sue Kroscup                   325                 $18.31
                Pat Maio                      325                 $18.31
                Greg McCormack                325                 $18.31
                Gig Moineau                   325                 $18.31
                Susan Nardone                 325                 $18.31
                Breda Nolan                   325                 $18.31
                Les Peters                    325                 $18.31
                Mary Alice Sanderson          325                 $18.31
                Joe Sannicandro               325                 $18.31
                Kirby Scudder                 325                 $18.31
                Shankari Srinivasan           325                 $18.31
                William Stubblefield          325                 $18.31

                                                                       Exhibit C

                                          # OF LLC UNITS         EXERCISE
  GROUP               NAMES                UNDER OPTION           PRICE
  -----               -----               --------------         --------
V (cont'd)      Lietza von Wodtke                 325             $18.31
                Dagmar Wulf                       325             $18.31
                TOTAL                         231,500             $18.31

                                                                       Exhibit D

                           Global Decisions Group LLC
                             Holder Information Form
                             CERA, Inc. Shareholders

In order to register your interest and receive a LLC Certificate evidencing your LLC Units in Global Decisions Group LLC, you must complete this Holder Information Form by ______________ 1997 and return it to:

            ---------------------

            ---------------------

            ---------------------

            ---------------------


                                          Required Information

1.    Name:
                                           -------------------------------------

2.    Current Mailing Address:
                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

3.    Social Security or Employer
      Identification Number:               -------------------------------------

4.    Country of Citizenship and
      of Residency or Country and          -------------------------------------
      State or Province of Place
      of Organization:                     -------------------------------------

5.    State of Residency or State
      of Principal Place of                -------------------------------------
      Business and of Principal
      Office (if different):

6.    Number of Shares of CERA,
      Inc. Surrendered:                    -------------------------------------

7.    Federal Income Tax Basis of
      the Shares of CERA, Inc.             -------------------------------------
      Surrendered:

8.    Date CERA, Inc. Shares
      Originally Acquired:                 -------------------------------------

                                                                       Exhibit E

                           Global Decisions Group LLC
                             Holder Information Form
                          The Goldman Sachs Group, L.P.

In order to register your interest and receive a LLC Certificate evidencing your LLC Units in Global Decisions Group LLC, you must complete this Holder Information Form by ______________ 1997 and return it to:

            ---------------------

            ---------------------

            ---------------------

            ---------------------


                                          Required Information

1.    Name:
                                          -------------------------------------

2.    Current Mailing Address:
                                          -------------------------------------

                                          -------------------------------------

                                          -------------------------------------

3.    Employer Identification
            Number:
                                          -------------------------------------

4.    Country and State or
            Province of Place of
            Organization:
                                          -------------------------------------


5.    State of Principal Place of
            Business and of Principal
            Office (if different):
                                          -------------------------------------


6.    Federal Income Tax Basis of
            the Partnership Interests
            in CERA LP Surrendered:
                                          -------------------------------------

7.    Date Partnership Interests
            in CERA LP Originally
            Acquired:
                                          -------------------------------------

                                                                      Exhibit F


Exhibit F to the Plan of Merger and Exchange Agreement filed separately as
Exhibit 10.38

                                                                       Exhibit G

                      AMENDED CERTIFICATE OF INCORPORATION

                                       OF

                                 MCM GROUP, INC.


                  1. The name of the Corporation is MCM Group, Inc. (the "Corporation").

                  2. The Corporation was incorporated as MCM Group, Inc. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on _____________1996. This Amended Certificate of Incorporation amends in its entirety the provisions of the Certificate of Incorporation.

            FIRST: The name of the Corporation is MCM Group, Inc.

            SECOND: The Corporation's registered office in the State of Delaware is at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $ .01 per share (the "Common Stock").

            FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

            1. Generally. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors (the "Board") of the Corporation consisting of at least three (3) natural persons ("Directors"). The Board shall have full, exclusive and complete discretion to manage and control the business and affairs of the Corporation, to make all decisions affecting the business and affairs of the Corporation and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Corporation as set forth herein, including, without limitation, to exercise all of the powers of the Corporation.

            2.  Directors.

            a. Election and Term of the Corporation's Board; Number of Directors. At all times after the date of the Amended and Restated Limited Liability Agreement (the "LLC Agreement") of Global Decisions Group LLC, a Delaware limited liability corporation and the sole stockholder of the Corporation (the "Parent") and until the settlement date of the first underwritten public offering of equity interests in the Parent (an "Underwritten Public Offering") after the date hereof, each of the stockholders of the Corporation shall be required to vote all Common Stock now or hereafter owned by such stockholder at any meeting of stockholders and in whatever other manner is necessary to ensure that (x) the Board will at all times consist of all of and only the persons who are directors of the Parent then in office, and shall consist of the following persons: (A) two nominees shall be the two of Daniel H. Yergin, Josef A. Stanislaw and James P. Rosenfield (the "CERA Principals") who shall at the time of such nomination have been nominated as or have been elected as directors of the Parent (the "CERA Nominees"), (B) one nominee shall be the chief executive officer of McCarthy Crisanti & Maffei Inc., a New York corporation and wholly owned subsidiary of the Corporation ("MCM") (the "MCM Nominee"), (C) one nominee shall be the Chief Executive Officer, if any, of the Parent (the "CEO Nominee"), (D) three nominees shall be such employees of Clayton, Dubilier & Rice, Inc., a Delaware corporation ("CD&R"), Brera Capital Partners, LLC, a Delaware limited liability company ("Brera") or other Affiliates of Fund IV (as defined in the LLC Agreement) who shall at the time of such nomination have been nominated as or have been elected as directors of the Parent (the "Fund IV Nominees") and (E) up to six additional nominees, who shall be persons not affiliated with CD&R, Fund IV, Brera or any of the CERA Principals, who shall at the time of such nomination have been nominated as or have been elected as directors of the Parent (the "Independent Nominees" and, together with the CERA Nominees, the MCM Nominee, the CEO Nominee and the Fund IV Nominees, the "Nominees") and (y) all such Nominees shall be duly elected.

            b. Special Voting Provisions. (w) until the earlier of (a) the settlement date of the first Underwritten Public Offering after the date hereof and (b) the issuance of the Contingent LLC Units (as defined in the Merger Agreement), action to approve any of the following events shall require the approval of at least 75% of the directors of the Corporation then in office:

            (1) An acquisition or disposition by the Corporation of a business or of assets having a value in excess of $15,000,000 individually or when aggregated with all other transactions related to the same specific business or asset;

            (2) A capital expenditure by the Corporation or contractual commitment therefor involving more than $15,000,000 individually or when aggregated with all other transactions related to the same specific asset;

            (3) The issuance by the Corporation in a single transaction or a series of related transactions of stock, or securities convertible into or exchangeable for stock or options, warrants or other rights to acquire stock or such securities, for aggregate consideration in excess of $15,000,000;

            (4) The entry by the Corporation into new lines of business;

            (5) The dissolution of the Corporation;

            (6) A public offering of the Corporation's stock pursuant to an effective registration statement under the Securities Act; or

            (7) Incurring any indebtedness for borrowed money, or any guarantee in respect of the same, in excess of $15,000,000, other than the renewal, extension, refinancing or refunding of any other indebtedness, or any guarantee in respect of the same, that may have previously been approved by the Board;

            c. Liability. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Article shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

            SIXTH: The Corporation reserves the right to amend or repeal any provision contained in this Amended Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its [title of officer] thereunto duly authorized this day of , 1997.


                                          MCM Group, Inc.

                                          By:
                                             ----------------------------------
                                          Title:

                                                                       Exhibit H

                           Global Decisions Group LLC
                             Holder Information Form
                          MCM Group, Inc. Shareholders

In order to register your interest and receive a LLC Certificate evidencing your LLC Units in Global Decisions Group LLC, you must complete this Holder Information Form by ______________ 1997 and return it to:

            ---------------------

            ---------------------

            ---------------------

            ---------------------


                                          Required Information

1.    Name:
                                          -------------------------------------

2.    Current Mailing Address:
                                          -------------------------------------

                                          -------------------------------------

                                          -------------------------------------
3.    Social Security or Employer
            Identification Number:
                                          -------------------------------------
4.    Country of Citizenship
            and of Residency or
            Country and State or
            Province of Place of
            Organization:
                                          -------------------------------------

5.    State of Residency or State
            of Principal Place of
            Business and Principal
            Office (if different):
                                          -------------------------------------

6.    Number of Shares of
            MCM Group, Inc.
            Surrendered in Merger:
                                          ---------------------------

7.    Class of Stock of
            MCM Group, Inc.:
                                          ---------------------------

8.    Federal Income Tax Basis of
      Shares of MCM Group, Inc.
            Surrendered:
                                          ---------------------------(a)

9.    Date MCM Group, Inc. Shares
            Originally Acquired:
                                          ---------------------------(b)

----------
(a) For stock received in the spin-off of MCM Group, Inc. by VK/AC Holding, Inc.: the amount that you reported for federal income tax purposes as the value of such stock as of August 31, 1996.

(b) For stock received in the spin-off of MCM Group, Inc. by VK/AC Holding, Inc.: August 31, 1996.

                                                                      Exhibit I


Exhibit I to the Plan of Merger and Exchange Agreement filed separately as
Exhibit 3.3

                                                                      Exhibit J


Exhibit J to the Plan of Merger and Exchange Agreement filed separately as
Exhibit 10.5

                                                                       Exhibit K



                                 MCM GROUP, INC.
                              LLC UNIT OPTION PLAN





                                [to be provided]

                                                                       Exhibit L


Exhibit L to the Plan of Merger and Exchange Agreement filed separately as
Exhibit 10.37

                                                                       EXHIBIT M

G = 100 x [(((R TEST)/(R 97)){symbol}(1/n))-1]

where

G = CERA CAGR, expressed as a percentage (rounded to the nearest hundredth of a percentage point)

R 97 = the amount of Qualifying Revenues for the fiscal year ended June 30, 1997 reflected on the audited financial statements of CERA Inc. for such year

R TEST = (i) in the event that a Sale of the Parent or CERA Inc., a Spin-Off of CERA Inc. or a Public Offering shall not have occurred prior to June 30, 2000, the amount of Qualifying Revenues for the fiscal year ending June 30, 2000 reflected on the audited financial statements of CERA Inc. for such year; or
(ii) in the event that a Nonqualifying Sale shall occur prior to June 30, 2000, the amount of Qualifying Revenues for the period of 12 consecutive months ending on the last day of the month specified in the definition of CERA CAGR in Section 8.1, as determined in good faith by the management of CERA Inc. and approved by the Board of the Parent and as set forth in an unaudited statement of income for such period prepared in good faith by such management and reviewed by CERA Inc.'s independent public accountants

n = the number of years, expressed (if necessary) as a decimal number, from June 30, 1997 to (i) June 30, 2000 if a Sale of the Parent or CERA Inc., a Spin-Off or CERA Inc. or a Public Offering shall not have occurred prior to June 30, 2000, and (ii) the last day of the month specified in the definition of CERA CAGR in Section 8.1 if a Nonqualifying Sale shall occur prior to June 30, 2000

                                                                       EXHIBIT N

                                Notice Addresses

STOCKHOLDERS:

Daniel H. Yergin
3710 Davenport St., N.W.
Washington, D.C. 20016

Joseph A. Stanislaw
27 bis quai Anatole
Paris 75005, FRANCE

James P. Rosenfield
16 Parker Street
Lexington, MA 01982

Jamie W. Katz, as Trustee for the
James P. Rosenfield Irrevocable Gift Trust
8 Eliot Street
Watertown, MA 02172

Augusta McC. P. Stanislaw, as Trustee
for the Joseph A. Stanislaw 1994 Trust
for Louis Josef Perkins Stanislaw
466 Highland Avenue
P.O. 2293
South Hamilton, MA 01982

Augusta McC. P. Stanislaw, as Trustee
for the Joseph A. Stanislaw 1994 Trust
for Katrina Augusta Perkins Stanislaw
466 Highland Avenue
P.O. 2293
South Hamilton, MA 01982

Augusta McC. P. Stanislaw, as Trustee
for the Joseph A. Stanislaw 1994 Trust
for Henry Winslow Perkins Stanislaw
466 Highland Avenue
P.O. 2293
South Hamilton, MA 01982

I.C. Bupp
61 Drayton Gardens
London SW10 ENGLAND

Stephen C. Aldrich
58 Waldo Road
Arlington, MA 02174